As filed with the Securities and Exchange Commission on March 12,
1998
                                   Registration No. 333-_______





                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                             FORM S-1
                      REGISTRATION STATEMENT
                 UNDER THE SECURITIES ACT OF 1933

           Integrated Transportation Network Group Inc.
      (Exact Name of Registrant as Specified in its Charter)

    Delaware                 7514            13-3993618
(State of other juris-  (Primary Standard   (I.R.S. Employer
diction of incorpora-    Industrial Classi- Identification
tion of organization)   fication Code Number      Number

                 575 Lexington Avenue, Suite 410
                     New York, New York 10022
                          (212) 572-9612
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant's Principal Executive Offices)
                   Corporation Service Company
                         1013 Centre Road
                 Wilmington, Delaware  19805-1297
                    Telephone:  (800) 927-9800
     (Name, address including zip code, and telephone number, including area code, of agent for service)


                   Copies of Communications to:
                      Edward W. Kerson, Esq.
                        Proskauer Rose LLP
                          1585 Broadway
                  New York, New York 10036-8299
                          (212) 969-3290

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]________
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]_________
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]_________
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.
              CALCULATION OF REGISTRATION FEE

Title of each     Amount to     Proposed     Proposed   Amount
class of          be regis-      maximum      maximum   of regi-
securities to     tered         offering     aggregate  stration
be registered                   price per    offering     fee
                                unit         price(1)

Common Stock,
par value $.01
per share.       6,068,000      $4.97      $30,157,960  $8,896.60
                  shares


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act of 1933.
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.









Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State









































           SUBJECT TO COMPLETION, DATED MARCH 12, 1998

PROSPECTUS

                         6,068,0000 Shares

                    INTEGRATED TRANSPORTATION
                        NETWORK GROUP INC.

                         Common Stock

     Dawson Science Corporation ("Dawson"), upon the terms set forth in this prospectus, intends to distribute to its shareholders all the outstanding shares of common stock, par value $.01 per share (the "Company Common Stock"), of its wholly-owned subsidiary, Integrated Transportation Network Group Inc. (the "Company"), on or about ___________, 1998. Each holder of record of shares of common stock, par value $.001 per share, of Dawson (the "Dawson Common Stock"), at the close of business on ___________, 1998, will receive, for each four shares of Dawson Common Stock, one share of Company Common Stock. In lieu of issuing a fractional share to a holder, the Company will round the number of shares issued to a holder to the next higher number of shares, or, at the Company's option, pay the holder an amount in cash equal to the product of that fraction and 400% of the average of the low bid prices of a share of Dawson Common Stock on the 20 trading days immediately preceding the distribution.

     Immediately before the distribution to Dawson's shareholders, Dawson will transfer to the Company all its assets, including all its interest in Shenzhen Jinzhenghua Transport Industrial Development Co., Ltd, and the Company will assume, and agree to pay, perform and discharge, and indemnify and hold Dawson harmless from and against, all Dawson's disclosed liabilities and obligations.

     Promptly following the distribution to Dawson's shareholders, Dawson will seek to be dissolved.

     See "The Reorganization".

     Prior to the distribution to Dawson's shareholders, there has been no public market for the Company Common Stock, and there can be no assurance an active market for the Company Common Stock will develop or, if it develops, will continue. Application has been made to list the Company Common Stock on _____________ under the symbol "ITN".

          The Company Common Stock involves a high degree of risk. See "Risk Factors" beginning on page 5.

                      Dated __________, 1998


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                        TABLE OF CONTENTS

                                                             Page

Prospectus Summary . . . . . . . . . . . . . . . . . . . . . . .3
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . .5
the Reorganization . . . . . . . . . . . . . . . . . . . . . . .9
Enforceability of Civil Remedies . . . . . . . . . . . . . . . 14
Market for the Common Stock. . . . . . . . . . . . . . . . . . 15
Dividend Policy. . . . . . . . . . . . . . . . . . . . . . . . 16
Capitalization . . . . . . . . . . . . . . . . . . . . . . . . 17
Selected Consolidated Financial Data . . . . . . . . . . . . . 18
Management's Discussion and Analysis of Financial
     Condition and Results of Operations . . . . . . . . . . . 19
Business . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
Management . . . . . . . . . . . . . . . . . . . . . . . . . . 32
Certain Relationships and Related Transactions . . . . . . . . 34
Principal Shareholders . . . . . . . . . . . . . . . . . . . . 35
Shares Eligible for Future Sale. . . . . . . . . . . . . . . . 36
Description of Capital Stock . . . . . . . . . . . . . . . . . 36
Taxation . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
Validity of Shares . . . . . . . . . . . . . . . . . . . . . . 43
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
Available Information. . . . . . . . . . . . . . . . . . . . . 43
Index to Consolidated Financial Statements . . . . . . . . . .F-1

     No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offer made by this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date of
this prospectus.   This prospectus does not constitute an offer
or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

     Until __________, 1998, all dealers effecting transactions in the Company Common Stock, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

     The Company intends to furnish holders of the Company Common
Stock annual reports that include audited consolidated financial statements, and may furnish them quarterly financial reports for each of the first three quarters that contain unaudited consolidated financial statements.

                    _____________________________















































                          PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and notes to the financial statements appearing elsewhere in this prospectus, including information under "Risk Factors". Except as otherwise noted, all information in this prospectus assumes that (a) the transfer by Dawson Science Corporation to Integrated Transportation Network Group Inc. (the "Company") of all its assets, and the assumption by the Company of all Dawson Science Corporation's disclosed liabilities, has been effected, (b) the aggregate number of shares of Company Common Stock distributed in the Reorganization (as defined below) is 6,066,341 and (c) the aggregate number of shares of Company Common Stock issuable by the Company upon exercise or conversion of options, warrants and convertible securities is 250,000. Unless the context otherwise indicates, all references to the "Company" refer collectively to Integrated Transportation Network Group Inc. and its predecessors and subsidiaries.
               __________________________

                       The Company

     The Company, through its 92%-owned subsidiary, Shenzhen Jinzhenghua Transport Industrial Development Co., Ltd. ("Jinzhenghua Transport"), primarily operates a group of transportation related businesses (the "Transportation Businesses"). The Transportation Businesses are comprised of the automobile rental business (the "Rental Business"), the taxi business (the "Taxi Business") and the automobile repair services business (the "Repair Business"). All the Company's operations are located in China. Jinzhenghua Transport also has been developing a hotel in a resort town in Hunan Province, which is scheduled to commence operations within one year.

     In 1986, Wu Zhi Jian ("Mr. Wu") organized Shenzhen Zhenghua Group Co. Ltd. (the "Zhenghua Group") to own and operate a diversified group of businesses. In 1988, Jinzhenghua Transport, an affiliate of the Zhenghua Group, established a transportation business. The transportation business began with the acquisition of taxi licenses in the first auction of such licenses in 1988 in Shenzhen, China. Jinzhenghua Transport has continued to acquire taxi licenses and expand its taxi business into other cities and provinces.

     In 1994, Jinzhenghua Transport expanded its transportation business to include automobile repair services in Shenzhen.

     In 1997, Jinzhenzhua Transportation further expanded its transportation business to include automobile rental services in Jianxi Province, Guangdong Province, and Chengdu Province.

     The Company does not have any operating business, other than the businesses operated through Jinzhenghua Transport.

     See "Business".

                          The Reorganization

     In early 1997, Jinzhenghua Transport became a 92%-owned subsidiary of Dawson Science Corporation ("Dawson"). In connection with the transaction pursuant to which Dawson acquired Jinzhenghua Transport, the prior owners of Jinzhenghua Transport received, in exchange for their interests in Jinzhenghua Transport, an aggregate of 10,000,000 shares of common stock, par value $.001 per share, of Dawson ("Dawson Common Stock"), and 2,100,000 shares of convertible preferred stock, par value $.001 per share ("Dawson Preferred Stock"), of Dawson, and Mr. Wu became the chairman of the board of directors of Dawson. The 2,100,000 shares of Dawson Preferred Stock were subsequently converted into an aggregate of 10,500,000 shares of Dawson Common Stock.

     Later in 1997, the new management of Dawson, after consulting with counsel and concluded that it would be in the best interests of Dawson's shareholders to reorganize Dawson in order to provide shareholders with shares in a new Delaware corporation that would own Jinzhenghua Transport.

     In early 1998, Dawson's board of directors and shareholders approved a plan of reorganization that provides for the distribution to Dawson's shareholders of all the outstanding shares of common stock, par value $.01 per share, of the Company
(the "Company Common Stock") on or about                 , 1998.
In that connection, each holder of record shares of Dawson Common
Stock at the close of business on ,      1998 will receive, for
each four shares of Dawson Common Stock, one share of Company Common Stock. In lieu of issuing a fractional share to a holder, the Company will round the number of shares issued to a holder to the next higher number of shares, or, at the Company's option, pay the holder an amount in cash equal to the product of that fraction and 400% of the average low bid prices of a share of Dawson Common Stock on the 20 trading days immediately preceding the distribution. Immediately before the distribution to the Dawson shareholders, Dawson will transfer to the Company all its assets, including all its interest in Jinzhenghua Transport, and the Company will assume, and agree to pay, perform and discharge, and indemnify and hold Dawson harmless from and against, all Dawson's disclosed liabilities and obligations.

     Promptly following the distribution to Dawson's shareholders, Dawson will seek to be dissolved.

     As a result of these transactions, the shareholders of Dawson will become shareholders of the Company, which will own the businesses Dawson currently owns, and Dawson will cease to operate.

     See "The Reorganization".

             Summary Selected Consolidated Financial Data
               (In thousands, except per share amounts)

     Statement of Operations Data:

                              Year Ended December 31,
                         1997           1996           1995


Revenue, net . . .       $12,538        $9,211         $6,208

Total expenses . .         5,858         4,091          2,910

Income before minority
interest. . .              6,223         4,720          3,146

Net income . .             5,886         4,563          3,023

Earnings per common share:

     Basic . . .              .97            .76            .50
     Diluted . . .            .97            .76            .50

Balance Sheet Data:
                                     At December 31, 1997

Revenue earning equipment. . . .          $31,488

    Total assets . . . . . . .             55,954

    Total liabilities. . . . .             24,206

    Minority interest. . . . .              1,567

    Total shareholders' equity . .         30,181
                             RISK FACTORS

Risks Relating to China

          General

          The economy of China differs from the economies of most countries belonging to the Organization for Economic Co-operation and Development in such respects as structure, government involvement, level of development, growth rate, capital reinvestment, allocation of resources, rate of inflation and balance of payments position. Since 1949, the economy of China has been a planned economy subject to one- and five- year state plans adopted by central Chinese government authorities and implemented, to a large extent, by provincial and local authorities, which plans set out production and development targets. Although the majority of productive assets in China are still owned by the government, economic reform policies since 1978 have emphasized decentralization and the utilization of market mechanisms in the development of the Chinese economy.
Such economic reform measures adopted by the Chinese government may be inconsistent or ineffectual, and the Company may not be able to benefit from all such reforms.

          Since 1978, the Chinese government has been reforming, and it is expected to continue to reform, China's economic systems. Many of the reforms are unprecedented or experimental, and are expected to be refined and improved. Various political, economic and social factors, such as political changes, changes in the rates of economic growth, unemployment or inflation, or in the disparities in per capita wealth between regions within China, also could lead to further readjustment of the reform measures. This refining and readjustment process may not always have a positive effect on the operations of the Company. The Company's operating results may be adversely affected by changes in China's political, economic and social conditions and by changes in policies of the Chinese government, such as changes in laws and regulations (or the interpretation thereof), measures that may be introduced to control inflation, changes in the rate or method of taxation or the imposition of additional restrictions on currency conversion. Although historically there have been periods of political instability, and certain of the reform measures have from time to time been readjusted, because of the broad support for the reform process and because the economic system in China has already undergone extensive changes as a result of the success of such reforms, the Company believes that the basic principles underlying the reforms will continue to provide the framework for China's economic system.

          The Chinese economy has experienced rapid growth in recent years, with GNP increasing at an average annual rate of 12.0% between 1991 and 1996. Such rapid growth has been accompanied by imbalances in the Chinese economy, especially with respect to inflation, which reached an annual rate of 21.7% in 1994. The inflation rate decreased to 14.8% in 1995, 6.1% in 1996 and 2.0% in 1997.

          Risks Related to the Legal System of China

          The Chinese legal system is based on written statutes and is a system, unlike common law systems, in which decided legal cases have little precedential value. The Chinese system is similar to civil law systems in this regard. In 1979, China began the process of developing its legal system by undertaking to promulgate a comprehensive system of laws. On December 29, 1993, the National People's Congress promulgated the Company Law of The People's Republic of China (the "Company Law"), which became effective on July 1, 1994. In August 1994, pursuant to the Company Law, the State Council issued the "PRC Special Regulations on Overseas Offering and Listing of Shares by Joint Stock Limited Companies" to regulate joint stock limited companies that offer and list their shares overseas. The Company Law, the rules and regulations promulgated thereunder and legal prescriptions relating to Chinese companies provide the core of the legal framework governing the corporate behavior of companies, such as Jinzhenghua Transport, and their directors and shareholders. Because these laws, regulations and legal requirements are relatively recent, their interpretation and enforcement involve significant uncertainty.

          The Company is currently engaged in an expansion program, the timing and cost of which will depend on numerous factors, including the cost and availability of financing (including foreign exchange), the ability of the Company to obtain and maintain required business licenses or approvals from relevant Chinese government authorities and changes in general economic conditions in China. There can be no assurance the Company's expansion program will not be adversely affected by any of these factors or by factors commonly associated with expansion programs.

          Government Control of Currency Conversion and Exchange
Rate Risks

          The Renminbi currently is not a freely convertible currency. The State Administration for Foreign Exchange ("SAFE"), under the authority of the People's Bank of China (the "PBOC"), controls the conversion of Renminbi into foreign currency. Prior to January 1, 1994, Renminbi could be converted to foreign currency through designated banks or other authorized institutions at official rates fixed daily by the SAFE. Renminbi also could be converted at swap centers ("swap centers") open to Chinese enterprises and foreign invested enterprises ("FIEs"), subject to SAFE approval of each foreign currency trade, at exchange rates negotiated by the parties for each transaction. Effective January 1, 1994, a unitary exchange rate system was introduced in China, replacing the dual-rate system previously in effect. In connection with the creation of a unitary exchange rate, the Chinese government announced the establishment of an inter-bank foreign exchange market, the China Foreign Exchange Trading System ("CFETS"), and the phasing out of the swap centers. However, the swap centers have been retained as an interim measure.

          In general, under existing foreign exchange regulations, domestic enterprises operating in China must price and sell their goods and services in China in Renminbi. Any foreign exchange reserves received by such enterprises must be sold to authorized foreign exchange banks in China.

          Jinzhenghua Transport intends to apply for the status of a FIE. In the event it obtains FIE status, it will be able to purchase foreign exchange for settlement of current transactions (as defined in the applicable regulations) and pay dividends without the prior approval of SAFE. There can be no assurance that Jinzhenghua Transport will obtain FIE status, that the current authorizations for FIEs to retain their foreign exchange in the future to satisfy foreign exchange liabilities or to pay dividends will not be limited or eliminated or that Jinzhenghua Transport will be able to obtain sufficient foreign exchange to pay dividends or satisfy its foreign exchange liabilities.

          The value of the Renminbi is subject to changes in central government policies and to international economic and political developments affecting supply and demand in the CFETS market. Over the last five years, the Renminbi has experienced a devaluation against most major currencies, and a significant devaluation of the Renminbi occurred on January 1, 1994 in connection with the adoption of the new unitary exchange rate.
On that date, the official exchange rate for conversion of Renminbi to U.S. dollars changed from approximately RMB 5.8000 to $1.00 to approximately RMB 8.7000 to $1.00, representing a devaluation of approximately 50%. Since 1994, the official exchange rate for the conversion of Renminbi to U.S. dollars has been stable, and the Renminbi has appreciated slightly against the U.S. dollar. However, there can be no assurance that such rate will not become volatile again or that there will be no further devaluation of the Renminbi.




Limited Operating History of Rental Business

          Jinzhenghua Transport has been engaged in the Rental
Business for less than a year. Accordingly, the Rental Business is subject to all the risks associated with new businesses.

Uncertain Ability to Achieve or Manage Rapid Growth

          The Company intends to pursue a rapid growth strategy, the success of which will depend upon a large number of factors, many of which are beyond the Company's control, and there can be no assurance the Company will successfully effect its growth strategy. Factors that will affect the success of the Company's growth strategy include risks relating to the market demand for rental cars in China, risks relating to the Company's ability to finance automobiles necessary for its business, risks relating to the Company's ability to obtain and maintain appropriate governmental permits, authorizations, licenses and approvals and risks relating to the competitive environment in which the Company operates. If the Company is unable successfully to implement its growth strategy, its business, financial condition, results of operations and prospects could be materially and adversely affected.

Absence of Capital Commitments

          The Transportation Businesses require substantial capital in order to refinance existing indebtedness and to expand in the manner contemplated. At December 31, 1997, $4,520,000 aggregate principal amount of indebtedness was due and payable within one year, $2,520,000 of which was due and payable within 120 days. At present, the Company has no commitments from third parties to refinance any of this indebtedness, and does not have sufficient resources to repay such indebtedness without refinancing. The Company will seek to obtain capital to support its growth strategy from the sale of securities, borrowings, vendor financing arrangements and operations. There can be no assurance the Company will be successful in raising additional capital, or, if it raises additional capital, of the terms on which it raises such capital. To date, the Company has obtained a substantial portion of its capital from affiliates, and $4,000,000 aggregate principal amount of the Company's indebtedness to unaffiliated third parties is personally guaranteed by Mr. Wu, whose guarantee is secured by the pledge of an aggregate of 1,000,000 shares of Company Common Stock. There can be no assurance such affiliates will be willing or able to provide capital in the future, or that Mr. Wu will be willing or able to guarantee the Company's indebtedness in the future. If the Company does not obtain sufficient capital to refinance its existing indebtedness, the Company will be materially and adversely affected. Even if the Company obtains sufficient capital to refinance its existing indebtedness, the Company may not obtain sufficient capital to expand as contemplated. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations-Liquidity and Capital Resources" and "Certain Relationships and Related Transactions".

Control by Mr. Wu and Certain Other Persons

          Immediately after the consummation of the transactions contemplated by this prospectus, Mr. Wu, members of his immediate family and certain officers and directors of the Company (collectively, the "Related Shareholders") will beneficially own an aggregate of 2,888,467 shares of Company Common Stock, or 47.6 % of the then outstanding shares of Company Common Stock (2,288,110 of which, or 37.7% of the then outstanding shares, Mr. Wu himself will beneficially own). As a consequence, Mr. Wu and the Related Shareholders will be able to exercise substantial control in the election of the Company's directors and all other material decisions relating to the Company, including decisions regarding acquisitions and dispositions, financings and corporate governance. In that connection, Mr. Wu's guarantee of $4,000,000 aggregate principal amount of the Company's indebtedness is secured by the pledge of an aggregate of 1,000,000 shares of Mr. Wu's Company Common Stock. If all such shares are transferred to the pledgees in order to satisfy any or all of Mr. Wu's guarantees, Mr. Wu's ability to control the Company could be materially and adversely affected. See "Certain Relationships and Related Transactions" and "Principal Shareholders".

Potential Conflicts of Interest

          The Company is one of many companies Mr. Wu directly or indirectly controls. To date, the Company has depended on loans from these affiliated companies, and on Mr. Wu's personal guarantee of loans by others, to finance its growth. Although the Company is seeking other sources of financing, any continued dependence on these affiliated companies or Mr. Wu for financing or otherwise would create a potential conflict of interest between the Company and such affiliated companies. In addition, because Mr. Wu controls the Company, and because his interests, as the controlling person of various affiliated companies (including affiliates that own minority interests in the Company's subsidiaries) and as the guarantor of certain of the Company's indebtedness, and the interests of the Company's other shareholders are not the same, Mr. Wu could cause the Company to take, or refrain from taking, actions that serve his interests but not those of the Company's other shareholders, including the exploitation of business opportunities in China and elsewhere. See "Certain Relationships and Related Transactions" and "Principal Shareholders".

Holding Company Structure; Restrictions on the Payment of
Dividends

          The Company has no direct business operations, other than its ownership of Jinzhenghua Transport. While the Company has no intention of paying dividends, should it decide in the future to do so, as a holding company the Company's ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from Jinzhenghua Transport and other holdings and investments. In addition, Jinzhenghua Transport, from time to time, may be subject to restrictions on its ability to make distributions to the Company, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions.

Service and Enforcement of Legal Process

          Substantially all the Company's assets are located in China. In addition, most of the directors and officers of the Company are not residents of the United States, and all or a substantial portion of the assets of such non-residents are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon such non-residents or to enforce against them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state. There is uncertainty as to whether courts of China would enforce (i) judgments of United States courts obtained against the Company or such non- residents predicated on the civil liability provisions of the securities laws of the United States or any state or (ii) in original actions brought in China, liabilities against the Company or such non-residents predicated upon the securities laws of the United States or any state. See "Enforceability of Civil Remedies".

Limited Market; Volatility of Share Price

          There has been only a limited market for the Dawson Common Stock, and there can be no assurance a more active trading market will develop and be sustained for the Company Common Stock. Moreover, there has been significant volatility in the market price for the Dawson Common Stock, and, in the future, there may be significant volatility in the market price for the Company Common Stock. Volatility in operating results of the Company, changes in conditions in the Chinese or international economy or other developments affecting the Company could cause the market price of the Company Common Stock to fluctuate substantially. See "Market for the Common Stock".

Shares Eligible for Future Sale

          Upon the consummation of the Reorganization, the Company will have 6,066,341 shares of Company Common Stock outstanding (excluding shares issuable upon exercise or conversion of options, warrants and convertible securities and shares, if any, issued in the Reorganization to round up fractional shares). Of the 6,066,341 shares, an aggregate of 2,588,268 shares will be held by parties who may be deemed to be affiliates of the Company. The shares held by affiliates may only be sold in the public United States market pursuant to an effective registration statement, or in accordance with Rule 144 under the Securities Act of 1933 or another exemption from the registration requirements of the Securities Act of 1933. Sales of substantial amounts of Company Common Stock under Rule 144 or otherwise, or even the potential for such sales, could depress the market price of the Company Common Stock, and could impair the Company's ability to raise capital through the sale of equity securities. See "Shares Eligible for Future Sale".

                          THE REORGANIZATION

Background of the Reorganization

          In early 1997, Jinzhenghua Transport became a 92%-owned subsidiary of Dawson. In connection with Dawson's acquisition of Jinzhenghua Transport, the prior owners of Jinzhenghua Transport received, in exchange for their interests in Jinzhenghua Transport, an aggregate of 10,000,000 shares of Dawson Common Stock and 2,100,000 shares of Dawson Preferred Stock (which were subsequently converted into an aggregate of 10,500,000 shares of Dawson Common Stock), and Mr. Wu became the chairman of the board
of directors of Dawson.  See "Risk Factors   Control by Mr. Wu".

          Later in 1997, the new management of Dawson, after consulting with counsel and accountants, concluded that management might not be able to satisfy itself that Dawson's books and records, including minute books, had been correctly maintained and that all appropriate legal requirements relating to issuances of securities, elections of officers and directors and other corporate actions had been observed. As a consequence, the new management of Dawson anticipated that, in the future, Dawson could expect to encounter substantial difficulties in, among other things, obtaining necessary financing for Jinzhenghua Transport.

          Accordingly, the new management of Dawson determined that it would be in the best interests of Dawson's shareholders to reorganize Dawson in order to provide shareholders with shares in a new Delaware corporation that would own Jinzhenghua
Transport, but would not be subject to these anticipated difficulties.

                         The Reorganization

          In early 1998, Dawson's board of directors and shareholders approved a plan of reorganization that provides for the distribution to Dawson's shareholders of all the outstanding
shares of Company Common Stock on or about           , 1998.  In
that connection, each holder of record of shares of Dawson Common
Stock at the close of business on          , 1998 will receive,
for each four shares of Dawson Common Stock, one share of Company Common Stock. In lieu of issuing a fractional share to a holder, the Company will round the number of shares issued to a holder to the next higher number of shares, or, at the Company's option, pay the holder an amount in cash equal to the product of that fraction and 400% of the average low bid prices of a share of Dawson Common Stock on the 20 trading days immediately preceding the distribution. On or about __________, 1998, the Company will issue to the Dawson shareholders of record at the close of business on __________, 1998 certificates evidencing their shares of Company Common Stock.

          Immediately before the distribution to the Dawson shareholders, Dawson will transfer to the Company all its assets, including all its interest in Jinzhenghua Transport, and the Company will assume, and agree to pay, perform and discharge, and indemnify and hold Dawson harmless from and against, all Dawson's disclosed liabilities and obligations.

          Following the distribution to the Dawson shareholders, Dawson will wind-up its affairs and seek to be dissolved.

          As a result of these transactions (the
"Reorganization"), the shareholders of Dawson will become shareholders of the Company, which will own the businesses Dawson currently owns, and Dawson will cease to operate.

Tax Effects of the Reorganization

          The following is a summary of certain anticipated material U.S. federal income tax consequences of the Reorganization. The summary represents the opinion of Proskauer Rose LLP. The summary does not deal with all possible tax consequences relating to the Reorganization. In particular, the discussion does not address the tax consequences under state, local and other national (i.e., non-U.S.) tax laws. Accordingly, each prospective owner of Company Common Stock should consult its own tax advisor regarding the particular tax consequences of the Reorganization. The following discussion is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change.

          The Company has been advised by counsel that the Reorganization will constitute a "reorganization" within the meaning of section 368(a)(1)(F) of the U.S. Internal Revenue Code of 1984, as amended (the "Code"). Accordingly, for U.S. federal income tax purposes, the Company will be treated as a continuation of Dawson, and no gain or loss will be recognized by Dawson, the Company or the Dawson shareholders upon the Reorganization. Each Dawson shareholder's basis for U.S. federal income tax purposes in the Company Common Stock received in the Reorganization will be equal to that shareholder's basis in the Dawson Common Stock with respect to which the Company Common Stock is received, and each Dawson shareholder's holding period for those purposes in that Company Common Stock will include that shareholder's holding period in that Dawson Common Stock.


                 ENFORCEABILITY OF CIVIL REMEDIES

          All the assets of the Company's subsidiaries are located in China. In addition, most of the directors and officers of the Company are not residents of the United States, and all or a substantial portion of the assets of such non-residents are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon such non-residents or to enforce against them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any stat. The Company has been advised by its China counsel, Jun He Law Offices, that there is uncertainty as to whether courts of China would enforce (i) judgments of United States courts obtained against the Company or such non-residents predicated on the civil liability provisions of the securities laws of the United States or any state or (ii) in original actions brought in China, liabilities against he Company or such non-residents predicated upon the securities laws of the United States or any state.

          The Company has been advised by its China counsel, Jun He Law Offices, that there are no treaties between China and the United States providing for the reciprocal enforcement of foreign judgments. However, the judgment creditor of a legally effective judgment of a foreign court may apply directly to courts in China having jurisdiction over the case for recognition and enforcement, or the foreign court that rendered the judgment may, in accordance with the provisions of international treaties applicable to both China and the country in which the foreign court is located, or according to the principle of reciprocity, request that the court in China recognize and enforce the foreign judgment. A foreign judgment may be recognized and enforced by a competent court in China, if the following conditions are fulfilled: (i) the foreign judgment to be enforced is final and conclusive; (ii) the jurisdiction of the court that rendered the judgment is properly exercised and has not been precluded by law, order or treaty; (iii) service of process in the relevant proceedings in the foreign jurisdiction has been lawfully and duly effected on the defendant/judgment debtor; and (iv) the foreign judgment is not contrary to the basic principles of law in the People's Republic of China or its sovereignty, security and social and public interest. Enforcement of a foreign judgment in China also may be limited or otherwise affected by applicable bankruptcy, insolvency, liquidation, arrangement, moratorium or similar laws relating to or affecting creditors' rights generally and will be subject to a statutory limitation of time within which proceedings may be brought.


                    MARKET FOR THE COMMON STOCK

          The Dawson Common Stock has been traded in the over-the-counter market under the NASDAQ symbol DWSC. The high and low closing bid prices of the Dawson Common Stock as quoted on NASDAQ during each calendar quarter of the past two years and the first quarter of the current year are set forth in the following table. Prices represent quotations between dealers without adjustments for retail markups, markdowns or commissions, and may not represent actual transactions.


Year                Calendar Quarter         Low       High

1996      First Quarter  . . . . . . . .     1.38      4.75
          Second Quarter . . . . . . . .      .75      4.25
          Third Quarter  . . . . . . . .      .75      2.13
          Fourth Quarter . . . . . . . .     1.50      4.00

1997      First Quarter  . . . . . . . .     1.44      3.25
          Second Quarter . . . . . . . .     2.38      9.94
          Third Quarter  . . . . . . . .     5.38      7.94
          Fourth Quarter . . . . . . . .     1.25      5.13

1998      First Quarter (through March 10)   1.75      3.38

          On April    , 1998, the closing bid price of the Dawson
Common Stock as quoted on NASDAQ was $               .

          There are approximately 500 shareholders of record of the Dawson Common Stock. Such record holders include a number of holders who are nominees for an undetermined number of beneficial owners; the Company does not know the number of beneficial owners of the shares of Dawson Common Stock.

          As a result of the Reorganization, each holder of
record of Dawson Common Stock at the close of business on     ,
1998 will receive one share of Company Common Stock for each four shares of Dawson Common Stock. Prior to the Reorganization, there has been no public market for the Company Common Stock, and there can be no assurance that an active market for the Company Common Stock will develop or, if it develops, will continue.

          Application will be made to list the Company Common
Stock on the American Stock Exchange or the NASDAQ under the symbol "ITN". See "Risk Factors Limited Market; Volatility of
Share Prices".


                    DIVIDEND POLICY

          The Company currently intends to retain its earnings to support its future growth strategy and does not anticipate paying any dividends on the Company Common Stock in the foreseeable future. As a holding company, the ability of the Company to pay dividends depends upon the receipt of dividends or other payments from Jinzhenghua Transport. Any determination to pay dividends in the future will be at the discretion of the Company's board of directors and will depend upon the Company's results of operations, financial condition, contractual restrictions, and other factors deemed relevant at that time by the Company's board of directors. See "Risk Factors -- Holding Company Structure; Restrictions on the Payment Dividends" and "Management's Discussion and Analysis of Financial Condition and Results of Operations Liquidity and Capital Resources".












                         CAPITALIZATION


          The following table sets forth the consolidated capitalization of the Company at December 31, 1997. See
"Selected Consolidated Financial Data" and "Certain Relationships and Related Transactions".

                                          December 31, 1997
                                        (In thousands, except
                                          numbers of shares)
Debt:

     Bank loans                              $  3,776

     Notes payable                              4,320

     Due to affiliates                          6,220

     Total debt                                14,316

     Shareholders' equity:

       Common Stock, par value $.01 per share:
          50,000,000 shares authorized;
          6,041,633 shares issued
          and outstanding                          60

       Preferred Stock, par value $.01 per share:
          5,000,000 shares authorized;
          no shares issued or outstanding           0


     Additional paid-in capital                12,665

     Retained earnings                         17,050

     Foreign currency translation
     adjustments                                  406

          Total shareholders' equity           30,181

               Total capitalization           $44,497







               SELECTED CONSOLIDATED FINANCIAL DATA

     The following selected consolidated financial data with respect to the Company's financial position at December 31, 1997, 1996 and 1995 and its results of operations for the years ended December 31, 1997, 1996 and 1995 have been derived from the audited consolidated financial statements of the Company included elsewhere in this prospectus. Particular reference is made to
Note 1 of such financial statements entitled "Basis of Presentation and Reorganization". The selected consolidated financial information with respect to the Company's financial position at December 31, 1994 and 1993, and its results of operations for the years ended December 31, 1994 and 1993, have been derived from the Company's consolidated financial statements for the years ended December 31, 1994 and 1993, which are not included in this prospectus and, in the case of the year end December 31, 1993, are not audited. The selected consolidated financial data presented below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

                              Year Ended December 31,
                    1997      1996      1995      1994      1993

Statement of Operations Data:
     (In thousands, except per share data)

Revenue, net        $12,538   $9,211    $6,208    $4,728  $3,188

Expenses:

     Depreciation of revenue earning
     equipment      2,174     1,755     1,357     1,133     759

     Amortization of
     taxi licenses    266       264       247       199     136

     Other operating
     expenses       2,692     1,468       649       439     251

     Interest expense,
     net of interest
     income           726       604       657       641     620

          Total expenses
                    5,858     4,091     2,910     2,412     1,766

Income before provision for
income tax and minority interest
                    6,680     5,120     3,298     2,316     1,422


Provision for income tax
                    457    400       152         7         0

Income before minority interest
                    6,223     4,720     3,146     2,309     1,422

Minority interest     337       157       123       100        71

Net income          5,886     4,563     3,023     2,209     1,351

Earnings per common share:

     Basic            .97       .76       .50       .37       .22

     Diluted          .97       .76       .50       .37       .22

                                    December 31,
                    1997      1996      1995      1994      1993
     Balance Sheet Data:           (In thousands)
     Revenue earning equipment
                 $31,488     $8,705     $10,269   $8,938  $5,188

     Taxi licenses
                    12,093    12,200    12,435    11,702   6,822

     Total assets    55,954   29,099    27,111    23,717   12,671

     Debt:
       Bank loans   3,776     4,082     3,873     4,414     5,265

       Notes payable 4,320    0         0         0         0

       Due to
       affiliates   6,220     1,517     4,542     6,185     3,505

       Total
       liabilities  24,206    11,475    14,440    14,957   10,254

       Total shareholders'
       equity       30,181    16,760    12,051    8,483    2,209












          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                 CONDITION AND RESULTS OF OPERATIONS


Results of Operations

General

     The Transportation Businesses are comprised of the Rental Business, the Taxi Business and the Repair Business. In addition to its Transportation Businesses, the Company is developing a hotel in Hunan Province, which is expected to commence operations within one year.

     On a consolidated basis, revenue, net, increased from $6,208,000 in 1995 to $9,211,000 in 1996 to $12,538,000 in 1997.
Net income increased from $3,023,000 in 1995 to $4,563,000 in 1996 to $5,886,000 in 1997.

     The Rental Business, which began operations in August 1997, accounted for $2,636,000, or 21%, of the Company's total revenue, net, in 1997. At September 30, 1997 and December 31, 1997, the Rental Business had deployed 370 and 570 automobiles, respectively. The Company's average purchase price for each automobile deployed in the Rental Business during 1997 was $19,600; the average depreciation and other operating expenses for each such automobile during 1997 was $1,381; and the average revenue, net, from each such automobile during 1997 was $5,608. In 1997, the Rental Business contributed 27.2%, or $1,814,000, to the Company's $6,680,000 of total income before provision for income tax and minority interest.

     The Taxi Business accounted for 67.2%, 83.8% and 96.5%, respectively, of the Company's total revenue, net, in 1997, 1996 and 1995, respectively. At December 31, 1997, 1996 and 1995, the Taxi Business had deployed 728, 678 and 678 taxi cabs, respectively. The Company's average purchase price for each taxi license and each automobile deployed in the Taxi Business during 1997 was $18,379 and $20,013, respectively; the depreciation, amortization and other operating expenses for each such taxi during 1997 was $3,758; and the average revenue, net, from each such taxi during 1997 was $11,573. The Taxi Business contributed $5,161,000, $4,349,000 and $3,100,000 to income before provision for income tax and minority interest in 1997, 1996 and 1995, respectively, representing 77.3%, 84.9% and 94.0%, respectively, of the Company's total income before provision for income tax and minority interest in 1997, 1996 and 1995.

     The Repair Business accounted for 11.8%, 16.2% and 3.5% of the Company's total revenue, net, and 9.6%, 15.1% and 6.0% of the Company's total income before provision for income tax and minority interest in 1997, 1996 and 1995, respectively.

     At February 28, 1998, the Company had deployed a total of 1,218 automobiles in the Rental Business and 728 automobiles in the Taxi Business.

     The Company plans to continue to expand the Rental Business as rapidly as the Company's capital resources permit. The Company plans to continue to expand the Taxi Business through selective acquisitions in certain cities. The Company plans to expand the Repair Business as necessary to accommodate the expansion of the Rental Business and Taxi Business.

     The Company enjoys preferential tax treatment as a result of its location in Shenzhen, a Special Economic Zone.

1997 Compared With 1996

                             Percentage of          Percentage of
                     1997    Revenue, Net    1996   Revenue, Net

Revenue, net        $12,538,000   100.0%   $9,211,000   100.0%
Total expenses      5,858,000     46.7      4,091,000    44.4
Income before provision for
income tax and minority
interest            6,680,000     53.3      5,120,000    55.6
Income before minority
interest            6,223,000     49.6      4,720,000    51.2
Net income          5,886,000     46.9      4,563,000    49.5

     Revenue, net was $12,538,000 in 1997, an increase of 36.1% from $9,211,000 in 1996. The increase was primarily due to the contribution of $2,636,000 in 1997 from the new Rental Business. The Taxi, Rental and Repair Businesses contributed 67.2%, 21.0% and 11.8%, respectively, to revenue, net, in 1997, compared with 83.8%, 0% and 16.2%, respectively, in 1996. Revenue, net, from the Taxi Business increased to $8,425,000 in 1997 from $7,722,000 in 1996, a 9.1% increase, primarily due to revenue generated from 50 additional taxi cabs in Ganzhou, increases in night-shift taxi driver activities and renewals of taxi driver contracts. Revenue, net, from the Repair Business was $1,477,000 in 1997, an immaterial change from $1,489,000 in 1996.

     Total expenses were $5,858,000 in 1997, an increase of 43.2% from $4,091,000 in 1996. The increase, as a percentage of revenue, net, was primarily due to expenses related to the new Rental Business and increases in direct fixed costs and management expenses related to the Repair Business, which were partially offset by efficiencies in office expenses, rent and maintenance charges in the Taxi and Repair Businesses. The Rental, Taxi and Repair Businesses contributed 15.1%, 82.2% and 2.7%, respectively, to total depreciation and amortization in 1997, compared to 0%, 96.2% and 3.8%, respectively, in 1996.

     Interest expense, net of interest income was $726,000 in 1997 compared with $604,000 in 1996. The increase was primarily due to fees paid to banks for the extension of short-term loans and to an increase in interest-bearing debt.

     Income before provision for income tax and minority interest was $6,680,000 in 1997, an increase of 30.5% from $5,120,000 in
1996. The Rental, Taxi and Repair Businesses contributed 27.2%, 77.3% and 9.6%, respectively, to total income before provision for income tax and minority interest in 1997, compared with 0%, 84.9% and 15.1%, respectively, in 1996. The increase in income before provision for income tax and minority interest is primarily attributable to income from the Company's new Rental Business, revenue generated from 50 additional taxi cabs in Ganzhou, additional income generated by increases in night-shift taxi driver activities, additional income from renewals of taxi driver contracts and efficiencies in office expenses, rent and maintenance charges in the Taxi and Repair Businesses. The increase in income before provision for income tax and minority interest was partially offset by increases in direct fixed costs and management expenses associated with the Repair Business. The decrease in income before provision for income tax and minority interest as a percentage of revenue, net, was primarily the result of parent-company accounting, legal and other professional and advisory costs and expenses incident to the proposed Reorganization and related matters beginning in mid-1997.

     Provision for income tax was $457,000 in 1997 (6.8% of income before provision for income tax and minority interest), compared with $400,000 in 1996 (7.8% of income before provision for income tax and minority interest). The increase was primarily a result of increased taxable income.

     Minority interest was $337,000 in 1997, an increase of 114.6% from $157,000 in 1996, which reflects the fact that the Company entered into new joint venture projects in 1997.

     As a result of the foregoing, net income was $5,886,000 in 1997, an increase of 29.0% from $4,563,000 in 1996.




1996 Compared With 1995

                            Percentage of          Percentage of
                     1996   Revenue, Net    1995   Revenue, Net

Revenue, net        $9,211,000   100.0%   $6,208,000   100.0%
Total expenses      4,091,000     44.4     2,910,000    46.9
Income before provision for
  income tax and minority
  interest          5,120,000     55.6     3,298,000    53.1
Income before minority
  interest          4,720,000     51.2     3,146,000    50.7
Net income          4,563,000     49.5     3,023,000    48.7


     Revenue, net was $9,211,000 in 1996, an increase of 48.4% from $6,208,000 in 1995. The increase was primarily due to expansion in the Repair Business in Shenzhen. The Taxi and Repair Businesses contributed 83.8% and 16.2%, respectively, to revenue, net, in 1996, compared with 96.5% and 3.5%, respectively, in 1995. Revenue, net, from the Taxi Business increased 28.9% to $7,722,000 in 1996 from $5,990,000 in 1995, primarily due to the addition of 150 new taxis in early 1996. Revenue, net, from the Repair Business increased to $1,489,000 in 1996 from $218,000 in 1995, primarily due to the expiration of a fixed income guaranteed service contract by a car repair management group (the "Third Party Contractor") and aggressive marketing efforts resulting in new contracts with business customers.

     Total expenses were $4,091,000 in 1996, an increase of 40.6% from $2,910,000 in 1995. The decrease, as a percentage of revenue, net, was primarily due to additional depreciation and amortization associated with the Taxi Business, and direct and indirect expense increases related to the Taxi and Repair Businesses. The Taxi and Repair Businesses contributed 96.2% and 3.8%, respectively, to depreciation and amortization in 1996, compared with 98.8% and 1.2%, respectively, in 1995. Increases in other operating expenses of the Taxi Business were primarily a result of an increase in wages and bonuses due to staff additions, a write-off of certain assets and leasehold improvements, offset in part by efficiencies in office expenses, and a reduction in contracted housing allowance, rent and maintenance charges. Prior to 1996, other operating expenses associated with the Repair Business reflected amounts payable to the Third Party Contractor.

     Interest expense, net of interest income was $604,000 in 1996, a decrease of 8.1% from $657,000 in 1995. The decrease was primarily a result of a decrease in interest-bearing debt.

     Income before provision for income tax and minority interest was $5,120,000 in 1996, an increase of 56.5% from $3,298,000 in
1995. The Taxi and Repair Businesses contributed 84.9% and 15.1%, respectively, to income before provision for income tax and minority interest in 1996, compared with 94.0% and 6.0%, respectively, in 1995. The increase, as a percentage of revenue, net, was primarily a result of increased revenue, net, without corresponding increases in depreciation and amortization, efficiencies in office expenses associated with the Taxi Business and a decrease in net interest expense, partially offset by increases in expenses related to improved staffing and operations required to support increased sales levels in the Repair Business. Other income increased primarily as a result of foreign currency translation gains, gains on disposal of fixed assets and penalties received from taxi drivers.

     Provision for income tax was $400,000 in 1996 (7.8% of income before provision for income tax and minority interest), compared with $152,000 in 1995 ( 4.6% of income before provision for income tax and minority interest). The increase was primarily a result of increased taxable income and an increased tax rate associated with expiring tax holidays.

     Minority interest was $157,000 in 1996, an increase of 27.6% from $123,000 in 1995, which reflects the fact that the Company entered into new joint venture projects in 1996.

     As a result of the foregoing, net income was $4,563,000 in 1996, an increase of 50.9% from $3,023,000 in 1995.


Liquidity and Capital Resources

     Generally, the Rental and Taxi Businesses are cash flow businesses that do not require significant amounts of working capital. Working capital for the Repair Business was initially financed mainly by cash flow from the Taxi Business. In 1997, the Company had net cash flow from operating activities of $13,616,000.

     The Company made capital expenditures in 1997, 1996 and 1995 of $25,669,000, $3,271,000 and $4,215,000, respectively, for the acquisition of vehicles for its taxi and rental operations, the acquisition of taxi licenses and the expansion of operations generally. The Company has relied on cash flow from operations, borrowings and capital contributions by the Zhenghua Group to finance these expenditures.

     At December 31, 1997, the Company had $24,206,000 aggregate principal amount of indebtedness, (i) $3,776,000 of which is comprised of bank loans, $3,576,000 of which the banks may declare due and payable at any time after March 1999 and $200,000 of which the banks may declare due and payable at any time after April 1998, (ii) $4,320,000 of which is comprised of notes payable to others, which are due and payable beginning March 18, 1998 and $4,000,000 of which is personally guaranteed by Mr. Wu (see "Certain Relationships and Related Transactions"), and (iii) $6,220,000 of which is comprised of debt to the Zhenghua Group, which has no stated repayment terms, but which the Zhenghua Group and the Company understand may be declared due and payable at any time upon demand by the Zhenghua Group; the Zhenghua Group does not presently intend to declare due and payable what the Company owes it, until and unless the Company is able to refinance such indebtedness. The bank loans bear interest at annual rates ranging from 15.1% to 18.0%; of the $4,320,000 of notes payable, $4,000,000 bear interest at an annual rate of 12% and $320,000 bear interest at an annual rate of 8%; and the debt to the Zhenghua Group does not bear interest.

     The Company will require additional capital to refinance debt and to finance the acquisition of additional vehicles. At present, the Company has no commitments to refinance any of its existing indebtedness, and does not have sufficient resources to repay such indebtedness without refinancing. The Company will seek to obtain capital from the sale of securities, borrowings, vendor financing arrangements and operations. There can be no assurance the Company will be successful in raising additional capital, or, if it raises additional capital, of the terms on which it raises such capital. To date, the Company has obtained a substantial portion of its financing from the Zhenghua Group, and a substantial portion of the Company's indebtedness to third parties is guaranteed by Mr. Wu. There can be no assurance the Zhenghua Group will be willing or able to provide capital in the future, or that Mr. Wu will be willing or able to guarantee the Company's indebtedness in the future. If the Company does not obtain sufficient capital to refinance its existing indebtedness, the Company will be materially and adversely affected. Even if the Company obtains sufficient capital to refinance its existing indebtedness, the Company may not obtain sufficient capital to expand as contemplated. See "Risk Factors" and "Certain Relationships and Related Transactions".

Effect of Recently Issued Accounting Standards

     In June 1997, the Financial Accounting Standards board issued two new disclosure standards.

     Statement of Financial Accounting Standards No. 130 ("SFAS No. 130"), Reporting Comprehensive Income, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

     Statement of Financial Account Standards No. 131 ("SFAS No. 131"), Disclosures about Segments of an Enterprise and Related Information, which supersedes SFAS No. 14, Financial Reporting for Segments of a Business Enterprise, establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in asserting performance.

     Both of these new standards are effective for financial statements for periods beginning after December 15, 1997 and require comparative information for earlier years to be restated. Result of operations and financial position will be unaffected by implementation of these new standards. The Company has not determined whether either of these two standards will have a material impact on its financial statement disclosure.

Year 2000 Compliance

     The Company is modifying its computer systems to be Year 2000 compliant. The Company does not expect that the cost of modifying such systems will be material. The Company believes it will achieve Year 2000 compliance in advance of the year 2000, and does not anticipate any material disruption in its operations as the result of any failure by the Company to be in compliance.











                         BUSINESS


Overview

     The Transportation Businesses are comprised of the Rental Business, the Taxi Business, and the Repair Business. The Company also has a hotel in a resort town in Hunan Province, which is scheduled to commence operations within one year.

     The Rental Business began operations in August 1997 with the purchase of 350 new automobiles and establishment of automobile rental stations in Ganzhou, Guangzhou, Nanchang, Nanjing and Xian. The Rental Business has licenses to operate, but is not yet operating, in three other cities in southern China, and in Beijing, Shanghai and Chengdu.

     The Taxi Business operates 528 taxis in Shenzhen out of a current citywide total of 7,800; the remaining taxi companies in Shenzhen are state controlled. The Taxi Business also has an aggregate of 150 taxis in two cities in Hunan Province and 50 taxis in Ganzhou, in Jiangxi Province.

     The Repair Business currently has one station, which is located in Shenzhen. The repair station offers a full range of repair services and is equipped with hoists, an air compression system and a body work and painting department.

     The Yin Du Hotel, when operational, will have 224 rooms, a restaurant, a business center and several conference rooms. The
Company does not intend to expand the hotel business beyond the Yin Du Hotel.


Industry Overview and Competitive Environment

Automobile Rental Industry

     In 1995, approximately 50,000 automobiles were privately owned in China. At present, private ownership is beyond the means of the vast majority of Chinese individuals. However, automobile rentals may be within the grasp of many individuals. More than 50 million driver's licenses are issued in China.

     An estimated 10,000 cars are currently available for rent throughout China. The Company believes Beijing Ford Automobile Rental Co. Ltd., which was formed in 1992 and was the first automobile rental company in Beijing, is currently China's largest automobile rental company. The Company believes its operations in Beijing have approximately 500 automobiles available for rent; in its smaller locations outside Beijing, only a limited number of vehicles are available for rent. The Company believes Shanghai Volkswagen Automobile Co. Ltd., which is affiliated with Hertz Corporation, and is the largest rental company in Shanghai, has approximately 300 automobiles available for rent. Most other car rental organizations control only a few automobiles. Most car rental organizations are based in only one city, and restrict or prohibit travel by their customers between cities.

     The Company believes several factors should encourage growth in the car rental business in China:

     O Substantial resources are being allocated to the improvement of the highway and road infrastructure in China. The number of primary and secondary roads in China have grown rapidly in recent years.

     O Government organizations, which are required to have access to specified numbers of automobiles, often have limited budgets, which restrict their ability to purchase automobiles. Typically, these organizations lease, rather than own, their automobiles.

     O According to a government report, the number of individuals with driver's licenses in China exceeded 50 million in 1996. Most licensed individuals are in the higher income brackets, and do not own vehicles. The Company believes many of these individuals have an interest in travel and are likely to rent cars.

     O The growing number of foreign tourists in China and China-based foreigners should increase the demand for rental cars.

Taxi Industry

     An estimated 580,000 taxis presently operate throughout China. Until 1988, all taxi companies in China were state-owned. In 1988, Shenzhen first auctioned taxi licenses to private institutions and corporations. The only cities in China that presently have taxis that are not all state-owned are Shenzhen, Beijing and Shanghai. Only four cities in China regulate the total number of taxis allowed: Beijing (80,000), Shanghai (30,000), Guangzhou (30,000) and Shenzhen (7,800).

     The taxi industry is regulated. Regulations vary from city to city. Taxis require both license plates and annual inspections. The one-time charge for plates on domestic and foreign vehicles is 10% and 17%, respectively, of the car's value. A one-time city capacity expansion fee, ranging from $500 to $720, also is applied in most cities. Local regulating agencies in each city impose several layers of taxes in connection with the operation of motor vehicles. Cities also have road maintenance taxes that are levied on residents and supplemented by tolls from transient vehicles. Automobile taxes are levied on taxis once a year.

     Taxis are required to have special plates (medallions), for which the estimated costs will be between $36,000, in smaller cities, and $100,000, in major cities, and are valid for 50 years. Taxi licenses allow drivers to pick up passengers in the city where the taxi is licensed. However, the drivers are not allowed to service customers originating from other cities.

     Positions as taxi drivers are competitively sought by individuals seeking higher income levels.

Automotive Repair Industry

     As the number of automobiles increases in China, the market for repair, maintenance and inspection services also to increase.

     Repair work generated by insurance companies must be performed at designated repair shops. In each major city, the number of repair shops so designated is limited. Similarly, government regulations require annual inspections for automobiles and more frequent inspections for taxis; such inspections must be made by a government certified inspection station.

     At present, the market for services is highly fragmented, with substantially all such services being performed by small, individually operated repair shops.


Strategy

Rental Business

     The Company's strategy is to create a Chinese nationwide automobile rental system.

     The Company intends to purchase as many automobiles for the Rental Business as its capital resources, permit. At present, a total of 1,218 cars are deployed in the Rental Business in eight cities. Rental cars are available in five different models. The cars are located either at the headquarters in each city or at strategically located satellite stations.

     At present, all the Company's 1,218 cars deployed in the Rental Business are under short-term leases, a majority of whom are individual tourists and other foreigners located in China, with an average rent of $1,500 per month. The Company also plans to have long-term leases primarily with corporate and governmental organizations, and short-term leases primarily with individuals. The average rent under a long-term lease is expected to be $1,000 per month with a deposit of approximately $3,600.

     The Company will solicit individuals to enroll in membership plans, in which members will pay an annual membership fee that will entitle them to discounts and waivers of the deposits.

     The Company plans to use a variety of marketing techniques and media, including television, radio and print advertising, direct selling, direct mail and public relations, and strategic alliances with hotel chains, travel agencies and transportation centers.

Taxi Business

     The Company intends to expand its taxi fleet into the same cities in which it will have automobile rental operations, initially beginning with expansion into Wuhan, Chengdu, Beijing and Shanghai.

     The Company controls certain costs by engaging taxi drivers as independent contractors, rather than hiring them as employees. As independent contractors, the drivers, rather than the Company, are responsible for certain costs, including certain taxes, road maintenance fees, insurance and repairs.

Repair Business

     The Company intends to open automotive repair shops in cities in which it operates the Rental Business and Taxi Business. The Company believes these shops should benefit from growing use of automobiles in China, the fragmented market for repair services in these cities and the repair services that will be required for the growing number of cares in the Rental Business and Taxi Business. The Company also believes that, by providing repair services for the Rental Business and the Taxi Business, the Company should be able to reduce repair, maintenance and inspection expenses for its own automobiles and, at the same time, provide repair, maintenance and inspection
services to others efficiently.   In that connection, the Company
believes it should benefit from reductions in the purchase price of spare parts because of bulk purchases of automobiles for the Rental Business and Taxi Business.

     In addition, the Company intends to work with a limited group of major domestic Chinese automobile manufacturers to open repair stations specializing in their automobiles.

Business Operations

Rental Business

     The Company began the Rental Business with 50 cars in August 1997 in the city of Ganzhou. At present, the Rental Business operates in Ganzhou and Guangzhou, and the Company plans to commence operations in Beijing and Shanghai as soon as practicable. The Company has deployed 1,218 automobiles in the Rental Business: 100 in Ganzhou, 200 in Guangzhou, 100 in Nanchang, 70 in Xian, 100 in Nanjing, 250 in Chengdu, 200 in Changsha and 198 in Yueyang. The Company also has licenses to operate in Congxing, Guilin, Beijing, Shanghai and Wuhan.

     Generally, operations in each city are based in a 200 to 800 square meter rented space, which is supported by 100 to 200 square meters of satellite stations and a large rental lot. A total of three to five employees in each city provide 24-hour access to rental cars. Approximately one-third of the employees are in each of sales and marketing, one-third in management and one-third in operations. The Company has marketing agreements with several hotels and airports.

     The Company will be tailoring its Rental Business to three main categories of customers:

     Foreign Tourists and Foreigners Living in China. At present, 62% of the 1,218 cars deployed in the Rental Business are leased to tourists and foreigners in China. The Company plans to rent automobiles on a short-term basis to tourists and on a short- and long-term basis to foreigners living in China. The process for foreigners to obtain drivers licenses in China has recently been simplified; tourists with the proper identification and credit generally have access to cars within 24-hours.

     Corporations and Government Agencies. Corporations and government agencies in China typically rent automobiles for most of their transportation needs. At present, short-term leases to corporations (both foreign and domestic) and government agencies account for 32% of the 1,218 cars deployed in the Rental Business.

     Chinese Individuals. The leases for domestic customers vary in length from short-term (weekend) rentals to as long as five-years. At present, short-term leases account for 6% of the 1,218 cars deployed in the Rental Business.

     In a long-term lease, the Company expects to charge a deposit ranging from $3,000 to $6,000 for each leased automobile. The typical long-term lease is expected to be one year at a monthly rental of approximately $1,000. Rent on corporate and government long-term leases generally is expected to be less than rent on long-term leases for individuals; corporate and government customers often receive volume discounts. The Company will pay for the insurance on the automobile and standard repairs resulting from general wear and tear, which will not be included in the basic fees. Automobiles under long-term leases that are two years old are expected either to be sold in the used automobile market, converted into taxis, traded back to the manufacturer or sold to the lessee under an option to purchase agreement.

     Depending on the length of each short-term lease, deposits up to $600 are required. Rental charges are based on the distance traveled in segments of time. Generally, there is a 10% discount for rentals over three days, a 15% discount for monthly rentals and a 20% or greater discount for leases of three months or longer.

     Individuals may utilize the Company's reservation system to reserve cars. If reservations are canceled within the 24-hour period prior to the anticipated rental, the Company retains 50% of the advanced deposit. Domestic individuals who do not participate in the Company's Rental Card Program are required to deposit cash or present a credit or debit card for a deposit. Two forms of a pictured identification are required. If an individual does not have a debit card for the required deposit, the Company requires that the individual's obligations be guaranteed by a local resident whose identification and solvency can be confirmed. For tourists, the Company checks the identification of the driver, including his or her address, visa and any prior violations on his or her driver's license.

     The Company relies on insurance coverage as security against damage. All automobile insurance contracts in China provide "no-fault" coverage, with various deductible amounts typically totaling the amount of the deposit. The lessee pays a daily insurance charge.

     The Company does not impose "drop charges" on customers who return their cars to a Company rental location different from the location in which the rental originated. However, a drop charge is required for returning an automobile to a rental location not owned by the Company (which are limited to locations where the Company has entered into an agreement with an organization for accepting returned automobiles).


Taxi Business

     Prior to 1988, all taxi licenses and operations were state-owned. Shenzhen was the first Chinese city to sell taxi licenses to private citizens. The Company has 528, or 6.8%, of all the taxi licenses in Shenzhen. The Company is the largest independent taxi organization in Shenzhen. The remaining taxi companies in Shenzhen are controlled by the government; most have fewer than 50 cabs.

     Additionally, the Company has 150 taxis in two cities in Hunan Province and 50 taxis in Ganzhou, in Jiangxi Province, and owns 600 licenses for cabs in six additional cities, including
Wuhan, Chengdu, Beijing and Shanghai.

     The Company's taxi headquarters, located in Shenzhen in a modern two-floor office space with 2,000 square meters per floor, has 30 employees. Computer operations, a cashier center for collecting payments from drivers, a dispatch center, all accounting and financial functions, a large meeting room for bi-monthly meetings and departments for safety, mechanical maintenance and public records are located at these headquarters. The Company controls its Shenzhen fleet and communicates with its fleets in the other cities through its centralized control facility in Shenzhen. The taxi operations outside Shenzhen have separate accounting, administration and technical departments, although Company-wide policies are promulgated and implemented through the Shenzhen office.

     The Company has a computerized phone reservation system, which is staffed 24-hours a day. Continuous communication with its taxis is maintained through the Company's central dispatch system. This allows the Company to radio passenger locations to its drivers and assign a taxi number to the passenger. Reservations are generally made by passengers for long-distance trips, such as trips to other cities or to the airport. The Company does not charge its taxi drivers for referrals from the reservation system. The Company offers its customers bottled water for long trips and the availability of non-smoking taxis.

     The Company's taxi drivers are organized by fleets of 100 drivers per fleet, partly for administration purposes and partly to inspire a competitive spirit to foster the Company's demand for high quality service. There are 50 cabs in each fleet with two drivers per cab.

     The Company has a structured training program for its taxi drivers, with the objective of improving reliability and customer service. All drivers are required to pass an initial training program that involves procedures for customer courtesy, dress codes, suggestions about personal care, the Company's reservation and tracking systems and inspection and repair procedures. Ongoing education is required for all drivers twice a month at the Company's headquarters, and includes safety training, security, new regulations and Company procedures, construction and routing developments, customer courtesy tips and suggestions for improvements in efficiency.

     The Company attempts to provide an incentive to its drivers by providing an annual "Most Excellent Driver Award", which is awarded to the driver with the best record in terms of the least number of accidents and tickets, honesty in reporting and returning items lost by customers and favorable customer service reports. The award recipients are given a sizable financial reward and honored at the Company's annual dinner banquet. Each year, the Company also provides permanent residence awards based on merit to 10 drivers who are non-residents of Shenzhen.

     A Company newsletter is regularly issued to all employees and drivers focusing on performance achievements of the Company as a whole, individual efforts and successes of its personnel, as well as accident records and noteworthy penalties that individuals may receive.

     Since drivers are not hired as employees, the Company does not extend full employee benefits, such as health insurance and housing subsidies, to its drivers. The Company does provide drivers clothing with the Company logo annually, new seat covers as required, accommodations for visiting friends and relatives and meals during Company meetings. Company sponsored events include picnics, trips, banquets, health classes and lectures by police and tradesmen about new mechanical techniques. The Company believes those efforts provide a serious sense of pride among its employees and taxi drivers.

     The Company also implements a system of discipline and penalties for drivers who digress from the Company's standards. Financial penalties are imposed for missing Company meetings, worsening accident records and violating traffic rules. In some cases, the penalties that are levied on individual drivers also are levied on the driver's peers and on management. Records of performance, both favorable and unfavorable, are posted publicly for all employees to view. Fines collected are added to the Company's pool of capital supporting its reward programs.

     Drivers are allowed to share the cost of leasing the taxi with one or more associates so the taxi may run 24-hours a day. Drivers in Shenzhen are required by the Transportation Department to rest at regular intervals in order to assure alertness and maximum safety. Primary and additional drivers are required to be licensed by the local authorities and must pass both a written and an oral test annually. Drivers usually work 12-hour shifts and change at 7:00 a.m. and 7:00 p.m.

     Drivers make an initial deposit with the Company for a three-year lease of the car; the deposit generally ranges from approximately $10,000 to $13,000 (depending on whether the taxi is new or used); 20% of the deposit is refundable depending upon the condition of the car and the performance by the driver of obligations under the lease agreement. The lease is renewable, for an identical deposit amount, for an additional four-year period. At the end of seven years, the driver has the option to continue driving the car as a taxi for the Company or to purchase the automobile for his own use for the residual market value of the automobile.

     During the term of the lease, a driver pays the Company a $1,445 as a management fee, regardless of mileage or the number of customers served. In addition, taxi drivers pay the Company approximately $110 a month for a variety of other items, including a repair fund reserve, taxes to various regulatory groups, insurance and a communications charge. Drivers also must pay an average of $6 a month to the Company's repair shops to supplement the repair reserve fund.

     Taxi related costs the Company pays (supplemented by the $110 collected from its drivers) include accident insurance, insurance to benefit drivers in the event of the Company's bankruptcy and certain taxes and inspection fees.

     Once a driver enters into a lease with the Company, he has a monthly appointment at the Company's headquarters for meter monitoring and a monthly inspection at the Company's repair shops. Taxi drivers are allowed to offer taxi services 24 hours a day and to use the automobile for commuting purposes. The Company estimates that the average Shenzhen driver has revenue of $100 a day.

Repair Business

     The Company has a repair shop, which is located in Shenzhen. The shop is based in a 2,800 square meter facility near the Company's headquarters. This facility offers a full range of repair services and is equipped with hoists, air compression systems and a sizable body work and painting department.

     A total of 40 employees working two shifts are able to service approximately 30 repair assignments simultaneously. Two senior mechanics supervise the entire repair service staff, who are assigned to four categories of repair operations:

     O The most labor intensive repair services involve the engine, the power train, the brakes and other mechanical repairs. These services are handled by 25 individuals, including five mechanics.

     O A staff of four automotive electrical system specialists handles electrical problems with a wide range of metering, gauging and sensor equipment.

     O Six employees use bumping equipment, hydraulic tools and finishing tools for repairing body damage.

     O Five employees are assigned to the painting bin, where paints of all colors and finishing surfaces are applied to repaired metal components.

     Approximately 50% of repair services revenues are generated by engine and mechanical work, 40% by body and painting work and 10% by electrical systems repair. Prices for repair services are set on a fixed-price basis according to the category of repair and the model of automobile; the Company does not bill its customers on the basis of time and parts for the repair service.

     Automobile repair relating to insurance claims must be performed at designated repair stations. In Shenzhen, the Company has one of only two city-wide designated repair stations for insurance claims. Insurance claims are a relatively consistent source of business. When an accident occurs, the Company sends an inspector to the accident scene to assess the damages with the insurance company representative. By mutual agreement, a fee is negotiated for the required repairs. Insurance business generates a slightly higher profit margin than the non-insurance repair services.

     Government regulation requires an annual inspection for all automobiles registered in a city. An inspection of the vital mechanical functions of an automobile must be made by a government certified inspection station. The Company's repair shop is so designated. The Company provides inspection services at no charge to the Rental Business and Taxi Business.

     Taxis have stringent inspection requirements. In addition to the ordinary annual inspection, quarterly inspections of taxis also are required. The Repair Business provides this service at no charge to the Taxi Business. The Company also requires monthly inspections of its taxis; drivers pay a $1.00 monthly charge for these inspections. The Company charges only modest fees for inspection services, because inspections generate maintenance and other repair assignments.

     The Company generally charges customers for parts at about
120% to 130% of cost plus the labor for installation.

     In addition to repair services offered at its repair shop, the Company offers road side repair services. The Company has two tow trucks in Shenzhen and plans to increase its tow truck fleet as part of its expansion. The charge for towing depends on the towing distance. For towing within Shenzhen, the Company charges a fixed rate of $42. Towing services for the Rental Business are paid by the Company; towing services for the Taxi Business are paid by the taxi drivers.

     The Repair Business employs a total of 56 individuals:
three managers, 13 administrators, seven licensed mechanics, five assistant mechanics and 28 licensed technicians.

Description of Property

     The Company leases two floors for its taxi headquarters, which are located in a modern, seven-story building in Shenzhen with 2,000 square meters per floor. The lease expires in 2001. The annual rent under the lease is $6 per square meter per month.

     The Company leases its facilities for the Rental Business in each city in which it operates. The leases cover 200 to 800 square meters of office space in each location, 500 to 4,000 square meters of rental lot space in each location and 100 to 200 square meters of space in each satellite station. The leases expire at various times over the next 5 years. The annual rent under the leases ranges from $3 to $6 per square meter per month.

     The Company owns its automobile repair shop in Shenzhen.
The shop occupies a 2,800 square foot facility.

     The Company's hotel is located in the city of Shimeng in the northwest area of Hunan Province and is scheduled to commence operations within one year. The hotel site is located on a 6,666 square meter plot of land on which the 13,888 square meter 10-story structure is built. The hotel consists of 224 rooms for rent, a restaurant, a disco entertainment area, a variety of conference rooms and a retail shop.




Legal Proceedings

     The Company is not involved in any legal proceedings that management believes would have a material adverse effect on the Company's financial position or results of operations.













































                         MANAGEMENT


Directors and Executive Officers

     The following table sets forth information regarding the directors and executive officers of the Company.

Name                Age            Positions
Wu Zhi Jian         38   Chairman of the Board, Director
Andrew Lee          49   President, Director
Willy Wu            36   Executive Vice President, Chief
                         Financial Officer
Peng Jun            27   Executive Vice President, Treasurer,
                         Director
Zhang Li Wei        38   Director
Li Yong Yuan        51   Director
Mona Ng             32   Secretary


     Wu Zhi Jian has been the chairman and director of the Company since February 1997. Mr. Wu founded Jinzhenghua
Transport in 1988. Mr. Wu is the chairman and founder of Shenzhen Zhenghua Group Co. Ltd., which is a diversified group of companies.

     Andrew Lee has been the president and director of the Company since 1997. Since 1997, Mr. Lee has been the co-chairman and co-chief executive officer of Greater Alliance Corporation, a company that provides financial services. Since 1992, Mr. Lee has been the president and chief executive officer of First Shanghai Corporation, a merchant bank, BOXX International Corporation, a computer and electronics company, and TowerCom Inc., a software company. Mr. Lee also is chairman of Valentine USA Inc., a company that manufactures ladies' apparel. Mr. Lee also is a director of Consygen Inc., a software development company. Mr. Lee received graduate degrees in business administration and electrical engineering at Columbia University. Mr. Lee also holds a visiting professorship at Guangxi Institute of Technology in Guangxi, China.

     Willy Wu has been the executive vice president and chief financial officer of the Company since January 1998. Since 1993, Mr. Wu has been the vice president and treasurer of First Shanghai Corporation, a merchant bank, and the chief financial officer of Valentine USA Inc. and M.L.J. Fashions Inc., companies that manufacture ladies' apparel. From 1985 to 1993, Mr. Wu was employed as an accountant by KPMG Peat Marwick in the auditing and the management consulting groups. Mr. Wu received a degree in accounting and computer applications and information systems from New York University Stern School of Business in 1985. Mr. Wu is a certified public accountant in New York State.

     Peng Jun has been the executive vice president, treasurer and director of the Company since 1997. From 1994 to 1997, Mr. Peng was standing director of the Board of Shenzhen Zhenghua Group Co. Ltd. and chairman and general manager of Shenzhen Zheng Hua Industrial Development Main Company. In 1994, Mr. Peng was appointed vice general manager of Guo Run Taxi Service Company. From 1991 to 1994, he was manager of Jun Peng Repair Shop.

     Zhang Li Wei has been a director of the Company since March 1997. From 1995 to 1997, he was chief executive officer and a director of Jinzhenghua Transport. From 1994 to 1995, he was a director of the Shenzhen Zhenghua Group Co. Ltd. and chairman of Zheng Hua Trading Company, and general manager of the Taxi Business. From 1992 to 1994, Mr. Zhang was general manager of Taolin Hotel in Changde.

     Li Yong Yuan has been a director of the Company since 1997. From 1994 to 1997, Mr. Li has been a standing director of Jinzhenghua Transport and Shenzhen Zhenghua Group Co. Ltd. From 1993 to 1994, Mr. Li was assistant to the president and vice general manager of Shenzhen Zheng Hua Industrial Development Main Company. From 1988 to 1993, Mr. Li was standing vice general manager of Shenzhen Zheng Hua Industrial Development Main Company.

     Mona Ng has been the secretary of the Company since February 1998. Since 1994, Ms. Ng has been the vice president and secretary of First Shanghai Corporation, a merchant bank. In October 1990, Ms. Ng co-founded Valentine USA Inc., a company that manufactures ladies apparel. From 1988 to 1990, Ms. Ng was employed as a loss control consultant in the commercial insurance division of Cigna Corporation. Ms. Ng received a degree in finance and economics from New York University Stern School of Business in 1988.


Executive Compensation

     In 1997, the Company did not provide compensation or other benefits to any of its directors or executive officers.








          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     Historically, Shenzhen Zhenghua Group Co. Ltd. (the "Zhenghua Group"), of which Mr. Wu is chairman and founder, has provided a significant portion of the Company's financing. During 1997, the Company received interest-free loans totaling $24,182,000 from the Zhenghua Group, of which the Company repaid a total of $12,644,000. Additionally, during 1997, the Zhenghua Group relieved the Company of its obligation to repay $7,476,000 of the outstanding balance by contributing that amount to the Company's capital. At December 31, 1997, the Company owed the Zhenghua Group a total of $6,220,000. The loans have no stated terms or repayment provisions. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations Liquidity and Capital Resources".

     In late 1997, the Company borrowed $4,000,000 aggregate principal amount from certain lenders, including Yeung Ming-Sum ("Mr. Yeung") and Neolite Neon Co. Pty. Ltd. ("Neolite"). Mr. Yeung and Neolite loaned the Company $2,000,000 and $1,500,000, respectively. Each loan bears interest at the rate of 12% a year and matures 180 days after the respective loan was made. After the due date of each loan and prior to payment in full, the principal and interest on each loan is convertible, at the lender's option, into the number of shares of Company Common Stock determined by dividing the amount required to be paid under the loan that the lender wishes to convert by 50% of the average closing bid price of the Company Common Stock on the five trading days immediately before the conversion. The loans are secured by 40%, in the aggregate, of the Company's ownership interest in Jinzhenghua Transport (20% and 15% of the Company's ownership interest, in respect of the loans from Mr. Yeung and Neolite, respectively). In addition, Mr. Wu has guaranteed the Company's obligations under each loan, and has pledged an aggregate of 1,000,000 shares of Company Common Stock he owns to secure that guarantee, 500,000 of which are pledged to secure the guarantee to Mr. Yeung and 375,000 of which are pledged to secured the guarantee to Neolite. In addition, at the time the loans were made, Mr. Wu transferred to the lenders an aggregate of 50,000 shares of Company Common Stock, 25,000 of which were transferred to Mr. Yeung and 18,750 of which were transferred to Neolite. Each lender also has certain so-called "piggy-back registration rights" with regard to the shares of Company Common Stock referred to above. See "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Principal Shareholders".

     During 1997, Peng Jun ("Mr. Peng"), a director and executive officer of the Company, was indebted to the Company at various times in amounts up to $633,000. The indebtedness did not bear interest. During 1997, Mr. Peng repaid the indebtedness in full.

     Wu Qi Mei, Mr. Wu's mother, owns the 8% of Jinzhenghua
Transport that the Company does not own.

     Zhenghua Group owns all the minority interests in the Company's subsidiaries, other than (i) 25% of the hotel subsidiary, which is owned by another affiliate of Mr. Wu; (ii) 15% of the hotel subsidiary, which is owned by an unaffiliated party; and (iii) 30% of the car rental subsidiary that operates in Jiangxi Province, which also is owned by an unaffiliated party.







































                    PRINCIPAL SHAREHOLDERS

     The following table sets forth information with respect to the Company Common Stock beneficially owned as of December 31, 1997 by (i) each person known by the Company to be the beneficial owner of more than 5% of the shares of Company Common Stock, (ii) each director individually, (iii) each executive officer individually and (iv) all executive officers and directors as a group.

Name and Address    Amount and Nature of     Percent
5% Shareholders     Beneficial Ownership     of Class

Wu Zhi Jian 1,2          2,288,110           37.7%

Yeung Ming-Sum
Flat B, 13/F, Block D
Wylie Court, 19 Wylie Path
Homantin, Kowloon
Hong Kong                862,500             14.2

Neolite Neon Co. Pty. Ltd.
225 Queen Street
Beaconsfield 2015
Sydney, Australia        393,750             6.5

Wu Qi Mei 1,5            300,199             5.0


Other Executive Officers and Directors

Peng Jun 1               240,158             4.0

Zhang Li Wei 1           30,000              0.5

Li Yong Yuang 1          30,000              0.5

Directors and executive
officers as a group
(four individuals)       2,588,268           42.7

___________________
1   The party's address is 7/F, Business Bldg. No. 1 Suncang,
Bao'an North Rd., Shenzhen City, People's Republic of China.

2   Mr. Wu is Wu Qi Mei's son.  Mr. Wu may be deemed to share
dispositive power with Yeung Ming-Sum ("Mr. Yeung") and with Neolite Neon Co. Pty. Ltd. ("Neolite") with respect to 500,000 shares and 375,000 shares, respectively, of Company Common Stock pledged to them to secure Mr. Wu's guarantee of certain Company indebtedness. He also may be deemed to share dispositive power with a third lender to the Company with respect to 125,000 shares of Company Common Stock pledged to secure his guarantee of certain Company indebtedness. See "Certain Relationships and Related Transactions".

3   Includes 500,000 shares of Company Common Stock held in
pledge.  See note 2 above.

4   Includes 375,000 shares of Company Common Stock held in
pledge.  See note 2 above.

5   Ms. Wu is Mr. Wu's mother.



               SHARES ELIGIBLE FOR FUTURE SALE

     The 6,066,341 shares of Company Common Stock to be issued in the Reorganization will be available for resale in the public market without restriction or further registration under the Securities Act, except for shares issued to affiliates of the Company (in general, any person who has a control relationship with the Company), which shares will be subject to the resale limitations of Rule 144.

     2,588,268 of the Company's 6,066,341 shares of Company Common Stock will be issued to parties who may be deemed to be affiliates. Under Rule 144 as currently in effect, an affiliate is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of (i) 1% of the then outstanding shares of Company Common Stock (60,663 shares immediately after the Reorganization) or (ii) the average weekly trading volume during the four calendar weeks immediately preceding the date on which notice of the sale is filed with the Commission. Sales pursuant to Rule 144 also are subject to certain other requirements.

     Sales of substantial amounts of Company Common Stock under Rule 144 or otherwise, or even the potential of such sales, could depress the market price of the Company Common Stock, and could impair the Company's ability to raise capital through the sale of its equity securities.

     Prior to the Reorganization, there has been no public market for the Company Common Stock and there can be no assurance that a market will develop or be sustained following the Distribution.




                    DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock having a par value of $0.01 per share, and 5,000,000 shares of preferred stock having a par value of $.01 per share.

     The following description of the Company's capital stock and certain provisions of the Company's certificate of incorporation and bylaws is qualified in its entirety by the provisions of the certificate of incorporation and bylaws and the Delaware General Corporation law.

Common Stock

     There are 6,066,341 shares of Company Common Stock outstanding. All outstanding shares of Company Common Stock are fully paid and nonassessable. The holders of Company Common Stock are entitled to one vote for each share held of record on all matters voted upon by shareholders and may not cumulate votes. Thus, the owners of a majority of the Company Common Stock outstanding may elect all the directors, if they choose to do so, and the owners of the balance of the shares would not be able to elect any directors. Subject to the rights of holders of any future series of undesignated preferred stock that may be designated, each share of outstanding Company Common Stock is entitled to participate equally in any distribution of assets made to the shareholders in liquidation, dissolution or winding-up of the Company and is entitled to participate equally in dividends as and when declared by the board of directors. There are no redemption, sinking fund, conversion or preemptive rights with respect to the shares of Company Common Stock. All shares of Company Common Stock have equal rights and preferences.

Preferred Stock

     The board of directors is authorized, without further shareholder approval, to issue from time to time shares of preferred stock in one or more series with such designations and such powers, preferences and rights, and such qualifications, limitations or restrictions (which may differ with respect to each series) as the board may fix by resolution.

     The board of directors is empowered to set the terms of such shares (including terms with respect to redemption, sinking fund, dividend, liquidation, preemptive, conversion and voting rights and preferences). Accordingly, the board of directors, without shareholder approval, may issue shares of preferred stock with terms (including terms with respect to redemption, sinking fund, dividend, liquidation, preemptive, conversion and voting rights and preferences) that could adversely affect the voting power and other rights of holders of the Company Common Stock.

     The undesignated preferred stock may have the effect of discouraging an attempt, through the acquisition of a substantial number of shares of Company Common Stock, to acquire control of the Company with a view to effecting a merger, sale or exchange of assets or a similar transaction. For example, the board of directors could issue such shares as a dividend to holders of Company Common Stock or place such shares privately with purchasers who may side with the board of directors in opposing a takeover bid. The anti-takeover effects of the undesignated preferred stock may deny shareholders the receipt of a premium on their Company Common Stock and also may have a depressive effect on the market price of the Company Common Stock.

Delaware Anti-Takeover Law and Certain Charter Provisions

     The Company is subject to Section 203 of the Delaware General Corporation Law ("Section 203"), which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested shareholder for a period of three years following the date that such shareholder became an interested shareholder, unless:
(i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder;
(ii) upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (for the purposes of determining the number of shares outstanding, under Delaware law, those shares owned (x) by persons who are directors and also officers, and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer are excluded from the calculation), or (iii) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested shareholder.

     Section 203 defines a business combination to include:
(i) any merger or consolidation involving the corporation and the interested shareholder; (ii) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested shareholder; (iii) subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to the interested shareholder; (iv) any transaction involving the corporation which has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested shareholder, or (v) the receipt by the interested shareholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an interested shareholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Anti-takeover Effect of Provisions of the Certificate of Incorporation and Bylaws

     Certain provisions of the Company's certificate of incorporation and Delaware law may have a significant effect in delaying, deferring or preventing a change in control of the Company and may adversely affect the voting and other rights of other holders of Company Common Stock. In particular, the ability of the board of directors to issue preferred stock without further shareholder approval may have the effect of delaying, deferring or preventing a change in control of the Company and may adversely affect the voting and other rights of other holders of Company Common Stock. In addition, the Company's certificate of incorporation does not permit shareholders to vote cumulatively for directors.

Transfer Agent and Registrar

     The transfer agent and registrar for the Company Common
Stock is ______________.

        COMPARISON OF DELAWARE AND NEVADA CORPORATION LAWS

          As a result of the Reorganization, holders of Dawson Common Stock, which is subject to the Nevada General Corporation Law (the "Nevada Law"), will become holders of Company Common Stock, which is subject to the Delaware General Corporation Law ( the "GCL"). The Nevada Law is substantially similar to the GCL. The following summarizes the most significant differences between the Nevada Law and the GCL.

          Preemptive Rights

          Under the Nevada Law applicable to corporations organized prior to October 1, 1991 (as Dawson was), shareholders of Nevada corporations are permitted to have preemptive rights to purchase newly issued shares, unless prohibited in the certificate of incorporation. Dawson's articles of incorporation do prohibit such rights. Under the GLC, shareholders do not have preemptive rights, unless there is a specific provision granting such rights in the certificate of incorporation. The Company's certificate of incorporation does not contain such a provision. Accordingly, the Reorganization will not have a practical impact on shareholders in terms of preemptive rights.

          Examination of Books and Records

          Under the Nevada Law, a person must be the holder of record of, or the holder of record of voting certificates for, or have been authorized in writing by the holders of, at least 15% of all outstanding shares of a corporation in order to examine the books of account and all financial records of a corporation. Under the GLC, any shareholder with a proper purpose may demand inspection. The Nevada Law does not apply to any corporation listed and traded on any recognized stock exchange or that furnishes its shareholders a detailed annual financial statement.

          Dividends

          Under the GCL, unless otherwise provided in the certificate of incorporation, a corporation may declare and pay dividends out of surplus, or, if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In addition, the GCL provides that a corporation may redeem or repurchase its shares only out of surplus.

          The Nevada Law provides that no distribution (including dividends on, or redemption or repurchase of, shares of capital stock) may be made, if, after giving effect to the distribution, the corporation would not be able to pay its debts as they become due in the usual course of business, or the corporation's total assets would be needed at the time of a liquidation to satisfy the preferential rights of preferred shareholders.

          Except pursuant to the Reorganization, neither Dawson nor the Company currently intends to pay dividends or make any other distributions on its capital stock. Nevertheless, the difference between the GCL and the Nevada Law with respect to amounts available for dividends or other distributions could affect future dividends or other distributions, if any are declared.

          Anti-Takeover Legislation

          Both the GCL and the Nevada Law contain provisions restricting the ability of a corporation to engage in business combinations with an interested shareholder. Under the GCL, except under certain circumstances, a corporation is not permitted to engage in a business combination with any interested shareholder for a three-year period following the date such shareholder became an interested shareholder. The GCL defines an interested shareholder generally as a person who owns 15% or more of the outstanding shares of such corporation's voting stock.

          Under the Nevada Law, except under certain circumstances that vary from the exceptions under the GCL, business combinations with interested shareholders are not permitted for a three-year period following the date such shareholder became an interested shareholder, the same period provided for under the GCL. The Nevada Law defines an interested shareholder, generally, as a person who owns 10% or more, rather than 15% or more as provided under the GCL, of the outstanding shares of the corporation's voting stock.

          In addition, the Nevada Law generally disallows the exercise of voting rights with respect to "control shares" of an "issuing corporation" held by an "acquiring person", unless such voting rights are conferred by a majority vote of the disinterested shareholders. "Control shares" are the shares of an issuing corporation acquired in connection with the acquisition of a "controlling interest". "Controlling interest" is defined in terms of threshold levels of voting ownership, which thresholds, whenever crossed, trigger application of the voting prohibition with respect to the newly acquired shares.

          The Nevada Law also contains general provisions permitting directors to (i) take action to protect the interests of the corporation and its shareholders, including the adoption or execution of plans affecting the holder(s) of a specified number of shares or percentage of share ownership or voting power and (ii) to resist a change or potential change in control of the corporation, if the directors determine that the change or potential change is opposed to or not in the best interest of the corporation.

          Indemnification of Directors and Officers and Advancement of Expenses

          The GCL and the Nevada Law have nearly identical provisions regarding indemnification by a corporation of its officers, directors, employees and agents, except Nevada Law provides broader indemnification in connection with shareholder derivative lawsuits.

          The GLC and the Nevada Law differ in their provisions for advancement of expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding. The GCL provides that expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount, if it is ultimately determined that he is not entitled to be indemnified by the corporation. Thus, a corporation has the discretion to decide whether or not to advance expenses.

          Under the Nevada Law, the articles of incorporation, bylaws or an agreement made by the corporation may provide that the corporation must advance expenses before the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount, if it is ultimately determined that he is not entitled to be indemnified by the corporation. Thus, a Nevada corporation may have no discretion to decide whether or not to advance expenses.

          Limitation on Personal Liability of Directors

          Delaware corporations are permitted to adopt charter provisions limiting, or even eliminating, the liability of a director to a company and its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such liability does not arise from certain proscribed conduct, including breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or liability to the corporation based on unlawful dividends or distributions or improper personal benefit.

          While the Nevada Law has a similar provision permitting the adoption of provisions in the articles of incorporation limiting personal liability, the Nevada provision differs in two respects. First, the Nevada provision applies to both directors and officers. Second, while the Delaware provision excepts from limitation on liability a breach of the duty of loyalty, the Nevada counterpart does not contain this exception. Thus, the Nevada provision permits a corporation to limit the personal liability of directors and officers for a breach of the duty of loyalty.

          The Company certificate of incorporation, like the Dawson articles of incorporation, contains a provision limiting the personal liability of directors. However, unlike the Company certificate of incorporation, the Dawson articles of incorporation also limit the liability of officers. Under the laws of either state, the charter provision will not have any effect on the availability of equitable remedies, such as an injunction or recission based upon a breach of the duty of care, or on liabilities that arise under certain federal statutes, such as the securities laws.

          Under the GCL, directors are jointly and severally liable to a corporation for willful or negligent violations of statutory provisions relating to the purchase or redemption of a corporation's own shares or the payment of dividends for a period of six years from the date of such unlawful act. A director who was either absent or dissented from the taking of such action may exonerate himself from liability by causing his dissent to be entered in the corporation's minutes. Under the Nevada Law, directors are jointly and severally liable to the corporation, if they vote for or assent to acts that violate statutory provisions relating to the purchase of a corporation's own shares, the payment of dividends, the distribution of assets in liquidation or any loans or guarantees made to a director, until the repayment thereof. Under the Nevada Law, there is no express standard of conduct that can protect a director from liability or any express statute of limitations with respect to any such illegal acts by a director, as there are under the GCL. Absent directors are not liable, as long as they did not vote for or assent to any of the illegal acts. The Nevada Law, unlike the GCL, allows a director who was present at a meeting that approved an illegal act to avoid liability, even if he does not register his dissent in the minutes of the meeting, by voting against the illegal act and registering his dissent at a later time in a separate writing filed with the secretary of the meeting.

          Amendment to Charter and Bylaws

          The GCL and the Nevada Law require the approval of the holders of a majority of all outstanding shares entitled to vote (with each shareholder being entitled to one vote for each share held) to approve proposed amendments to a corporation's charter. Neither state requires shareholder approval for the board of directors of a corporation to fix the voting powers, designation, preferences, limitations, restrictions and rights of a class of stock, provided that the corporation's charter documents grant such power to its board of directors. The holders of the outstanding shares of a particular class are entitled to vote as a class on a proposed amendment, if the amendment would alter or change the power, preferences or special rights of one or more series of any class to affect the series adversely. The number of authorized shares of any class of stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the stock entitled to vote thereon (without a class vote), if so provided in any amendment to the certificate of incorporation or resolutions creating such class of stock.

          Classified Board of Directors

          The GCL permits any Delaware corporation to classify its board of directors into as many as three classes with staggered terms of office. The shareholders must elect only one class each year and each class has a term of office at least one year but no longer than three years. The Company's certificate of incorporation does not provide for a staggered board.

          The Nevada Law also permits corporations to classify boards of directors, provided that at least one-fourth of the directors are elected annually. The Dawson articles of incorporation do not provide for a staggered board.

          Cumulative Voting

          Cumulative voting for directors entitles each shareholder to cast a number of votes equal to the number of voting shares held by such shareholder multiplied by the number of directors to be elected and to cast all such votes for one nominee or distribute such votes among up to as many candidates as there are positions to be filled. Cumulative voting may enable a minority shareholder or group of shareholders to elect at least one representative to the board of directors, where such shareholders would not be able to elect any directors without cumulative voting.

          The Nevada Law permits cumulative voting in the election of directors, as long as certain procedures are followed. Although the GCL does not explicitly grant cumulative voting, a Delaware corporation may provide for cumulative voting in the corporation's certificate of incorporation. Neither the Dawson articles of incorporation nor the Company's certificate of incorporation provide for cumulative voting.

          Vacancies

          Subject to the rights, if any, of any series of preferred stock to elect directors and to fill vacancies on the board of directors, vacancies during the year may be filled under the GCL and the Nevada Law by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum. Any director appointed holds office for the remainder of the full term of the class of directors in which the vacancy occurred.

          Removal of Directors

          Under GCL, the holders of a majority of voting shares of each class entitled to vote at an election of directors may vote to remove any director or the entire board, without cause, unless (i) the board is a classified board, in which case directors may be removed only for cause, or (ii) the corporation has cumulative voting, in which case, if less than the entire board is to be removed, no director may be removed without cause, if the vote cast against his removal would be enough to elect him. The Nevada Law requires at least two-thirds of the voting shares or class entitled to vote at an election of directors to remove a director. Furthermore, the Nevada Law does not make a distinction between removals for cause and removals without cause.

          Under the GCL, a director of a corporation that does not have a classified board or permit cumulative voting may be removed, without cause, by the affirmative vote of a majority of the outstanding shares entitled to vote at an election of directors.

          Actions by Written Consent of Shareholders

          The Nevada Law and the GCL each provide that any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting consent to the action in writing. In addition, the GCL requires the corporation to give prompt notice of the taking of corporate action without a meeting by less than unanimous written consent to those shareholders who did not consent in writing.

          Shareholder Vote for Mergers and Other Corporate
Reorganizations

          In general, both jurisdictions require authorization by an absolute majority of outstanding shares entitled to vote, as well as approval by the board of directors, with respect to the terms of a merger or a sale of substantially all the assets of the corporation. Neither jurisdiction requires approval by the shareholders of a surviving corporation in a merger or consolidation, as long as the surviving corporation issues no more than 20% of its voting stock in the transaction.

          Appraisal Rights; Dissenter's Rights

          Both jurisdictions provide that shareholders have the right, in some circumstances, to dissent from certain corporation reorganizations and instead to demand payment of the fair cash value of their shares. Under the GCL, unless a corporation's certificate of incorporation provides otherwise, dissenters do not have appraisal rights with respect to: (i) a merger or consolidation by a corporation, the shares of which are either listed on a national securities exchange, designated as a National Market System Security on an inter- dealer quotation system by the National Association of Securities Dealers, Inc. or held of record by at least 2,000 shareholders, or (ii) shareholders of a corporation surviving a merger, if no vote of shareholders of the surviving corporation is required to approve the merger.

          The Nevada Law also limits dissenters rights when the shares of the corporation are listed on a national securities exchange or are held by at least 2,000 shareholders, unless the shareholders are required to accept in exchange for their shares anything other than cash or: (i) shares in the surviving corporation, (ii) shares in another entity that is publicly listed or held by more than 2,000 shareholders or (iii) any combination of cash or shares in an entity described in (i) or
(ii).


                         TAXATION

     The following is a summary of certain anticipated material U.S. federal income tax and China tax consequences of the ownership of the Company Common Stock. The summary represents the opinion of Proskauer Rose LLP, insofar as it relates to U.S. federal income tax law, and the Jun He Law Offices, insofar as it relates to China tax law. The summary does not deal with all possible tax consequences relating to the ownership of the Company Common Stock and does not purport to deal with the tax consequences applicable to all categories of investors, some of which (such as dealers in securities, insurance companies and tax-exempt entities) may be subject to special rules. In particular, the discussion does not address the tax consequences under state, local and other national (i.e., non-U.S. and non-China) tax laws. Accordingly, each prospective owner of Company Common Stock should consult its own tax advisor regarding the particular tax consequences to it of the receipt and ownership of the Company Common Stock. The following discussion is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change.

United States Federal Income Taxation

     The following discussion addresses only the material U.S. federal income tax consequences to a U.S. person (i.e., a U.S. citizen or resident, a U.S. corporation, or an estate or trust subject to U.S. federal income tax on all of its income regardless of source) owning Company Common Stock (a "U.S. Owner"). For taxable years beginning after December 31, 1996, a trust is a U.S. person only if (i) a court within the United States is able to exercise primary supervision over its administration and (ii) one or more United States persons have the authority to control all of its substantial decisions.

     A distribution with respect to the Company Common Stock made to a U.S. Owner will be included in the owner's gross income as a taxable dividend, to the extent of the Company's current or accumulated earnings and profits as determined under U.S. federal income tax principles. Any distributions in excess of such earnings and profits of the Company will first be treated, for U.S. federal income tax purposes, as a nontaxable return of capital, to the extent of the U.S. Investor's adjusted tax basis in the Company Common Stock, and then as gain from the sale or exchange of a capital asset, provided that the Company Common Stock constitutes a capital asset in the hands of the U.S. Owner.

     Subject to the discussion below, gain or loss on the sale or exchange of the Company Common Stock will be treated as capital gain or loss if the Company Common Stock is held as a capital asset by the U.S. Owner. Such capital gain or loss will be long-term capital gain or loss if the U.S. Investor has held the Company Common Stock for more than one year at the time of the sale or exchange, and, in the case of an individual, will be taxed at the lowest rates applicable to capital gains if the U.S. Owner has a holding period in the Company Common Stock of more than eighteen months.

     Various provisions of the Code impose special taxes in certain circumstances on the shareholders of non-U.S. corporations, and on the shareholders of U.S. corporations that are shareholders of non-U.S. corporations. The following is a summary of certain provisions that could have an adverse impact on the owners of Company Common Stock.

Personal Holding Company

     Sections 541 through 547 of the Code relate to the classification of certain corporations (including foreign corporations) as a personal holding company ("PHC") and the consequent taxation of such corporations on certain of their taxable income, to the extent amounts at least equal to such income are not distributed to their shareholders ("undistributed PHC income"). A PHC is a corporation (i) more than 50% of the value of the stock of which is owned, directly or indirectly (including pursuant to certain rules attributing ownership from related persons), by five or fewer individuals (without regard to their citizenship or residence), and (ii) that receives 60% or more of its gross income (in the case of a foreign corporation, U.S.-related gross income), as specifically adjusted, from certain passive sources, such as dividends, interest, royalties or rents. (For this purpose, "U.S.-related gross income" means the corporation's U.S. source income and certain types of its foreign source income that are effectively connected with the conduct of a U.S. trade or business.) If the Company or Jinzhenghua Transport is classified as a PHC, a PHC tax (which is in addition to the regular corporate tax) will be levied at the rate of 39.6% on that corporation's undistributed PHC income.

     While the Company and Jinzhenghua Transport and its subsidiaries will each satisfy the 50% PHC ownership test immediately following the Reorganization, the Company does not expect that any of them will have significant passive income and thereby be a PHC.

Foreign Personal Holding Company

     Sections 551 through 558 of the Code relate to a non-U.S. corporation classified as a foreign personal holding company ("FPHC") and include in the gross income of a U.S. person that is a shareholder of such a corporation its proportionate share of the undistributed income of the corporation. A non-U.S. corporation will be classified as a FPHC if (i) five or fewer individuals who are U.S. citizens or residents own, directly or indirectly (including pursuant to certain ownership attribution rules), more than 50% of the corporation's stock (measured either by voting power or value) (the "FPHC shareholder test") and (ii) the Company receives 50% or more of its gross income (regardless of source), as specifically adjusted, from certain passive sources such as dividends and interest (the "FPHC income test"). If a corporation is classified as a FPHC, a pro rata portion of its undistributed income is taxable as a dividend to U.S. persons (including U.S. corporations) that owned stock of the corporation on the last day of the corporation's taxable year, even if no distribution is actually made.

     Although the Company believes that Jinzhenghua Transport and its subsidiaries will not satisfy the FPHC shareholder test immediately after the Reorganization, it is possible that subsequent events could cause them to satisfy that test. In any event, the Company does not expect Jinzhenghua Transport or any of its subsidiaries to have significant passive income and thereby satisfy the FPHC income test.

Controlled Foreign Corporation

     Sections 951 through 964 and section 1248 of the Code relate to controlled foreign corporations ("CFCs") and may operate to cause certain undistributed income of such a corporation to be included in the gross income of certain shareholders and to convert into dividend income gains on dispositions of shares that would otherwise qualify for capital gains treatment. The imputation of undistributed income under section 951 applies only if those U.S. persons (including U.S. corporations) that individually own at least 10% of a non-U.S. corporation's voting stock own, in the aggregate, more than 50% (measured by voting power or value) of the shares of the non-U.S. corporation. Ownership is measured by reference to direct and indirect ownership (including pursuant to certain ownership attribution rules). In addition, section 1248 of the Code provides that if a U.S. person disposes of stock in a non-U.S. corporation and such person owned, directly or indirectly (including pursuant to certain ownership attribution rules), 10% or more of the voting shares of the corporation at any time during the five-year period ending on the date of disposition when the corporation was a CFC, any gain from the sale or exchange of the shares will be treated as ordinary income to the extent of the CFC's earnings and profits during the period that the shareholder held the shares (with certain adjustments). This rule also applies to a disposition by a 10% U.S. shareholder of the stock of a U.S. corporation formed or used principally for the holding of the stock of a CFC.

     Because 92% of the stock of Jinzhenghua Transport will be owned by the Company immediately after the Reorganization, Jinzhenghua Transport and its subsidiaries will be CFCs. The Company, however, does not anticipate that Jinzhenghua Transport or any of its subsidiaries will derive any significant amount of the types of gross income that would be imputed to the Company.

     The ordinary income treatment rule of section 1248 will be applicable to gain derived by the Company on a disposition of the stock of Jinzhenghua Transport. This rule may also be applicable to gain derived by a 10% U.S. shareholder of the Company on a disposition of Company stock. For purposes of applying section 1248, the Company's period of ownership of Jinzhenghua Transport stock will include Dawson's period of ownership of such stock, and a shareholder's period of ownership of Company stock will include its period of ownership of the Dawson stock with respect to which the Company stock was received.

Passive Foreign Investment Company

     Sections 1291 through 1298 relate to the tax treatment of U.S. shareholders of a passive foreign investment company ("PFIC"). A non-U.S. corporation is a PFIC if 75% or more of its gross income (including the pro rata share of the gross income of any corporation (U.S. or foreign) in which the non-U.S. corporation is considered to own 25% or more of the shares by value) in a taxable year is passive income (the "PFIC income test"). A non-U.S. corporation is also a PFIC if at least 50% of its assets (averaged over the year and generally determined based on value, and including the pro rata share of the assets of any corporation of which the non-U.S. corporation is considered to own 25% or more of the shares by value) in a taxable year are held for the production of, or produce, passive income (the "PFIC asset test"). A non-U.S. corporation is not treated as a PFIC with respect to any U.S. shareholder for any year during which the corporation is a CFC and the U.S. shareholder is a 10% shareholder.

     If a non-U.S. corporation is a PFIC, each U.S. shareholder of the corporation will (regardless of whether the corporation remains a PFIC), in the absence of an election by such U.S. shareholder to treat the corporation as a "qualified electing fund" (the "QEF election"), or a mark-to-market election, as discussed below, upon certain distributions by the corporation and upon disposition of the corporation shares at a gain, be liable to pay tax at the then prevailing income tax rates on ordinary income plus interest on the tax, as if the distribution or gain had been recognized ratably over the taxpayer's holding period for the stock of the corporation.

     If a U.S. shareholder has made a QEF election for all taxable years that such shareholder has held stock of the corporation and the corporation was a PFIC, distributions and gain will not be deemed to have been recognized ratably over the U.S. Investor's holding period or subject to an interest charge, and gain on the sale of stock of the corporation will be characterized as capital gain. Instead, each U.S. shareholder who has made a QEF election is required for each taxable year in which the corporation is a PFIC to include in income a pro rata share of the ordinary earnings of the corporation, as ordinary income, and a pro rata share of the net capital gain of the Company, as long-term capital gain, regardless of whether the corporation has made any distributions of such earnings or gain.

     A U.S. shareholder of a PFIC the stock of which is marketable (within the meaning of Section 1296(e) of the Code), may make a mark-to-market election with respect to the stock of the PFIC. Under the election, any excess of the fair market value of the stock at the close of any tax year over the U.S. shareholder's adjusted basis in the stock is included in the U.S. shareholder's income as ordinary income. In addition, the excess of the adjusted basis at the close of any taxable year over the fair market value of the stock is deductible against ordinary income, in an amount equal to the lesser of the amount of such excess or the net mark-to-market gains on the stock that the U.S. shareholder included in income in previous years. If a U.S. shareholder makes a mark-to-market election after the beginning of its holding period, the U.S. shareholder does not avoid the interest charge rule discussed above with respect to the inclusion of ordinary income attributable to periods before the election.

     As long as the Company owns more than 50% of the stock of Jinzhenghua Transport, that corporation and its subsidiaries will be CFCs, and therefore cannot be PFICs with respect to the Company. In any event, the Company does not anticipate that Jinzhenghua Transport will have a significant amount of passive income or passive assets and thereby satisfy the PFIC income test or PFIC asset test.

U.S. Backup Withholding

     A holder of Company Common Stock may be subject to "backup withholding" at the rate of 31% with respect to dividends paid on such stock if such dividends are paid by a paying agent, broker or other intermediary in the United States or by a U.S. broker or certain U.S.-related brokers to such holder outside the United States. In addition, the proceeds of the sale, exchange or redemption of Company Common Stock may be subject to backup withholding, if such proceeds are paid by a paying agent, broker or other intermediary in the United States.

     Backup withholding may be avoided by the holder of Company Common Stock if such holder (i) is a corporation or comes within certain other exempt categories or (ii) provides a correct taxpayer identification number, certifies that such holder is not subject to backup withholding and otherwise complies with the backup withholding rules. In addition, holders of Company Common Stock who are not U.S. persons ("non-U.S. holders") are generally exempt from backup withholding, although such holders may be required to comply with certification and identification procedures in order to prove their exemption.

     Any amounts withheld under the backup withholding rules from a payment to a holder will be refunded (or credited against the holder's U.S. federal income tax liability, if any) provided that amount withheld is claimed as federal taxes withheld on the holder's U.S. federal income tax return relating to the year in which the backup withholding occurred. A holder who is not otherwise required to file a U.S. income tax return must generally file a claim for refund (or, in the case of non-U.S. holders, an income tax return) in order to claim refunds of withheld amounts.


China Taxation

Taxation of the Sino-Foreign Joint Venture Enterprises

     Under the Income Tax Law of the People's Republic of China concerning Foreign Investment Enterprises and Foreign Enterprises (the "Tax Law"), a Sino-foreign joint venture is subject to a national tax on worldwide income at the rate of 30%. In addition, a local surtax of 3% is levied by the local government, resulting in a combined tax rate of 33%. In order to simplify tax administration, national and local income taxes are assessed and collected concurrently. Pursuant to the Tax Law, the national tax rate is reduced to 15% for joint ventures established in the Special Economic Zones of Hainan, Shantou, Shenzhen, Xiamen and Zhuhai that are engaged in production or business operations and in the Economic Technology Development Zones ("ETDZs") set up in China's open coastal cities that are production-oriented. Joint venture companies established in coastal economic open zones or in the old urban districts of cities where the Special Economic Zones or the ETDZs are located are subject to the national tax rate of 24%, if they are production-oriented, or the rate of 15%, if they are considered within the scope of projects encouraged by the state, such as energy and communications. The Tax Law does not impose withholding taxes on dividends distributed by a joint venture company.

     The Tax Law and related regulations provide a number of tax holidays and other preferential treatment for production-oriented enterprises with foreign investment scheduled to operate for a period of ten years or more. Such enterprises are eligible for a total exemption for taxation for two years commencing from the first profit-making year, and a 50% reduction in the subsequent three years. Longer tax reduction periods are available for "export-oriented enterprises (50% reduction in income tax but not less than 10% for each year the venture exports 70% by value of its production) and "technologically advanced enterprises" (50% reduction in income tax but not less than 10% for an additional three years after the expiration of the normal tax holiday period). In addition, some local governments offer tax holidays and reductions with respect to local income surtax. The Tax Law also provides that if a foreign party reinvests its share of the profits in the joint venture or in another joint venture project in China with a term of operation of more than five years, it may be eligible, on application, for a refund of 40% of the income tax paid on the reinvested amount. A full refund may be applied for and granted if an existing Investor invests or reinvests its share of profits in a "technologically advanced enterprise" or an "export-oriented enterprise" with a term of operation of more than five years.

     Joint ventures also are required to pay a Value Added Tax if they are engaged in sales or provide processing, repair or installation services within or import goods into China; a Business Tax if they are engaged in service businesses or if they transfer intangible assets or sell immovable properties within China; and a Consumption Tax if they manufacture, subcontract for processing work or import certain enumerated consumer goods (such as tobacco, liquor, cosmetics, jewelry, fireworks and small motor vehicles). The Value Added Tax, Business Tax and Consumption Tax are essentially a turnover tax on imports, sales receipts and service income.

     The Value Added Tax has a general rate of 17% for most goods and services and a special rate of 13% for certain enumerated goods, including foodstuffs, printed matter, agricultural supplies and certain public utilities for civilian uses. Certain items such as farm produce, contraceptive products, equipment used in science and research, compensatory trade manufacturing equipment and charitable items are exempt from the Value Added Tax. The Business Tax rate schedule groups taxable service into nine categories and imposes the tax at 3% to 5% for most services and 5% to 20% for entertainment services. The Consumption Tax rate schedule groups taxable products into 25 categories and imposes the tax at 14 rates ranging from 3% to 45%.

     An FIE is exempt from the Value Added Tax on raw material imported for production for exports, if the FIE is registered before January 1, 1994. In addition to the Value Added Tax, the Consumption Tax and the Business Tax, customs duties are levied on most goods imported into China. In general, items imported by joint ventures that are exempt from the Value Added Tax also are exempt from customs duties, except imports of certain office equipment and production equipment, even if the importation is within the limitation of an FIE's total investment. Joint ventures also may be liable for Land Appreciation Tax which ranges from 30 to 60% on the gain on sale of land use rights, buildings and their attached facilities. Finally, joint ventures may be subject to Resources Tax on exploitation and production of selected natural resources.

     The Company's PRC joint ventures are subject to the Tax Law. Pursuant to the Tax Law, Sino-foreign equity joint venture enterprises generally are subject to an enterprises income tax at an effective rate of 33%, which is comprised of a state tax of 30% and a local tax of 3%. As the Company's PRC joint ventures are qualified as production oriented enterprises for an operating period of ten years or more, the joint ventures are eligible for two years of full exemption and a 50% reduction for the next three years on enterprises income tax starting from the first profit-making year.

     The Company is a joint venture established in Shenzhen, an ETDZ. Because the Company qualifies as an FIE, its income tax rate is reduced to 15% and it is exempt from the local tax of 3%. The Company also will be eligible for two years of full exemption and a 50% reduction for the next three years on enterprises income tax starting from the first profit-making year based on the reduced tax rate.

     Generally, a joint venture will qualify as an FIE if the foreign investor's investment in the registered capital of the joint venture either alone or together with other foreign investors, constitutes at least 25% of the total registered capital of the joint venture. Because the Company's Chinese joint ventures qualify or will qualify under the Tax Law, dividends and profit distributions received by the Company from its joint ventures will be exempt from any income tax, including any withholding tax.

     Income received by the Company from sources in China, such as dividends (other than dividends from FIEs), interest, rent and royalties will be subject to a withholding tax of 20%. The 20% withholding tax rate will be reduced to 10% if the income is received from sources in the Special Economic Zones, the Coastal Open cities, the Pudong New Area in Shanghai and the Coastal Open Economic Zones.

     In the event the Company transfers its interest in its Chinese joint ventures, the amount received in excess of its original capital contribution would be subject to withholding tax at the rate of 20%. The disposition may be subject to certain taxes, including, but not limited to, the Business Tax of 5% of the Company's interest and a stamp duty of 0.05% on the transfer value.

     In the event the Company's joint venture is liquidated, the portion of the balance of its assets or remaining property, after deducting undistributed profits, various funds and liquidation expenses, that exceeds the Company's paid-in capital would be income from liquidation, which would be subject to income tax at the rate the Company would be subject to under the Tax Law and related regulations.

                    VALIDITY OF SHARES

     The validity of the shares of Company Common Stock being distributed in the Reorganization is being passed upon for the Company by Proskauer Rose LLP, New York, New York.

                         EXPERTS

     The financial statements and schedules of the Company included in this prospectus and in the Registration Statement have been audited by BDO Binder, independent certified public accountants, to the extent and for the periods set forth in their reports appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

                    AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). All reports, proxy statements, and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048, and the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained by mail at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. The Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission with a web site address of http://www.sec.gov.













          INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Report of independent certified
  public accountants                              F-2
Consolidated Financial Statements
  Balance sheets                                  F-3
  Statements of operations                        F-4
  Statements of shareholders' equity              F-5
  Statements of cash flows                        F-6
  Notes to consolidated financial statements      F-7 - F-22










































THE FOLLOWING IS THE FORM OF OPINION BDO BINDER WILL BE IN A
POSITION TO ISSUE UPON THE COMPLETION OF THE TRANSACTION
DESCRIBED IN NOTE 1, "BASIS OF PRESENTATION AND REORGANIZATION."


       REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Integrated Transportation Network Group Inc.
New York, New York

     We have audited the accompanying consolidated balance sheets of Integrated Transportation Network Group Inc. and subsidiaries ("ITN") as of December 31, 1996 and 1997, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997. These financial statements are the responsibility of ITN's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Integrated Transportation Network Group Inc. and subsidiaries as of December 31, 1996 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.


BDO Binder


Hong Kong

January 30, 1998 (except for Note 1 which is as of ______ 1998)

  INTEGRATED TRANSPORTATION NETWORK GROUP INC. AND SUBSIDIARIES
                    CONSOLIDATED BALANCE SHEETS
                     (US dollars in thousands)

                                              December 31,
                                             1996      1997
Assets
Cash and cash equivalents                    $1,259    $4,723
Trade receivables, net of allowance
   of $15 and $67, respectively              96        719
Other assets                                 787       366
Inventories                                  29        97
Property and equipment, net (Note 2)         1,168     1363
Revenue earning equipment, net (Note 3)      8,705     31488
Taxi licenses, net (Note 4)                  12,200    12,093
Construction-in-progress (Note 5)            2,766     2,321
Organization costs, net                      161       847
Deposit (Note 6)                             1,928     1,937
                                             ______    ______
                                             $29,099   $55,954

Liabilities and Shareholders' Equity
Liabilities:
   Bank loans (Note 8)                       $4,082    $3,776
   Notes payable (Note 9)                    -         4,320
   Trade payables                            186       1,619
   Other payables (Note 7)                   2,572     3,522
   Due to directors                          -         286
   Due to affiliates (Note 10)               1,517     6,220
   Due to minority shareholder (Note 10)     381       19
   Deferred revenue (Note 11)                2,153     2,983
   Accrued expenses                          17        476
   Income tax payable                        492       883
   Deferred income taxes (Note 12)           75        102
                                             ______    _______
     Total liabilities                       11,475    24,206
                                             ______    ______
Minority interest                            864       1,567
                                             ______    ______
Commitments and contingencies (Note 13)
Shareholders' equity:
   Common Stock, $.01 par value -
     authorized 50,000,000 shares; issued
     and outstanding 6,041,573 shares at
     December 31, 1997                       -         60
   Additional paid-in capital                5,249     12,665
   Retained earnings                         11,164    17050
   Foreign currency translation
     adjustments                             347       406
                                             ______    ______
     Total shareholders' equity              16,760    30,181
                                             ______    ______
                                             $29,099   $55,954


   See accompanying notes to consolidated financial statements.














































 INTEGRATED TRANSPORTATION NETWORK GROUP INC. AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF OPERATIONS
        (US dollars in thousands except per share amounts)

                                   Year ended December 31,
                                   1995      1996      1997

Revenue, net                       $6,208    $9,211    $12,538
                                   ______    ______    _______
Expenses:
   Depreciation of revenue
     earning equipment             1,357     1,755     2,174
   Amortization of taxi
     licenses                      247       264       266
   Other operating expenses        649       1,468     2,692
   Interest expense, net
     of interest income            657       604       726
                                   ______    ______    ________
        Total expenses             2,910     4,091     5,858

Income before provision for income
   tax and minority interest       3,298     5,120     6,680
Provision for income tax
   (Note 12)                       152       400       457
                                   ______    _______   _______
Income before minority interest    3,146     4,720     6,223
Minority interest                  123       157       337
                                   ______    ______    _______
Net income                         $3,023    $4,563    $5,886

Earnings per common share (Note 14):
   Basic                           $.50      $.76      $.97
   Diluted                         .50       .76       .97
                                   ______    ______    ______

Weighted average common shares
   outstanding (Note 14):
   Basic                           6,042     6,042     6,042
   Diluted                         6,042     6,042     6,132
                                   ______    ______    ______



   See accompanying notes to consolidated financial statements.






  INTEGRATED TRANSPORTATION NETWORK GROUP INC. AND SUBSIDIARIES
         CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
        (US dollars in thousands except per share amounts)

            Years ended December 31, 1995, 1996 and 1997


                              Addi-             Trans-   Total
                  Common      tional            lation   share-
                  Stock       paid-in  Retained adjust-
holders'
               Shares  Amount capital  earnings ments    equity

Balance,
 December
 31,1994.....        -     -  $ 4,731  $ 3,578  $ 174    $ 8,483

Contribu-
  tion of
  capital....        -     -      411        -      -        411

Foreign
  currency
  transla-
  tion adjust-
  ments .....        -     -        -        -    134        134

Net income ..        -     -        -    3,023      -      3,023

Balance,
  December
  31, 1995 .         -     -    5,142    6,601    308     12,051

Contribu-
  tion of
  capital ...        -     -      107        -      -        107

Foreign
  currency
  transla-
  tion adjust-
  ments ....         -     -        -        -     39         39

Net income..         -     -        -    4,563      -      4,563

Balance,
  December
  31, 1996 .         -     -    5,249   11,164    347     16,760



Contribution
  of capital
  (Notes 10
  and 16) ...        -     -    7,476         -      -     7,476

Reorganiza-
  tion, March
  1997 (Note
  1).........6,041,573     60     (60)        -      -         -

Foreign
  currency
  transla-
  tion adjust-
  ments .....        -              -         -     59        59

Net income ..        -      -       -     5,886      -     5,886

Balance,
  December
  31,
  1997 ......6,041,573   $ 60 $12,665  $ 17,050 $  406   $30,181






  See accompanying notes to consolidated financial statements.





















  INTEGRATED TRANSPORTATION NETWORK GROUP INC. AND SUBSIDIARIES
         CONSOLIDATED STATEMENTS OF CASH FLOWS (Note 16)
                    (US dollars in thousands)



                                   Year ended December 31,
                               1995         1996          1997

Cash flows from operating
 activities:
   Net income .............  $ 3,023      $ 4,563       $ 5,886
   Adjustments to reconcile
     net income to net cash
     provided by operating
     activities:
       Depreciation and
         amortization of
         property, equip-
         ment and revenue
         earning
         equipment ........    1,422        1,884         2,617
       Amortization of taxi
         licenses .........      247          264           266
       Minority interest ..      339          244           703
       Amortization of
         organization
         costs ............       36           35            50
       Deferred income
         tax                      19           56            27
       Exchange adjust-
         ment .............      (43)         (18)          (10)
       Changes in assets and
         liabilities:
           Increase in trade
             and other
             receivables ..     (164)        (428)         (204)
           Increase in
             inventories ..        -          (29)          (68)
           (Decrease)
             increase in
             trade and
             other pay-
             ables ........      552         (200)        2,669
           (Decrease)
             increase in
             accrued
             expenses .....       (7)          17           459


           Increase in
             income tax
             payable ......      124          361           391
           (Decrease) in-
             crease in
             deferred
             income .......      979         (764)          830
               Net cash
                 pro-
                 vided
                 by
                 oper-
                 ating
                 activi-
                 ties .....    6,527        5,985        13,616
Cash flows from investing
  activities:
    Acquisition of property
      and equipment .......     (273)        (608)       (1,489)
    Proceeds from sale of
      property and equip-
      ment ................      188           94             -
    Organization costs ....      (25)         (51)         (735)
               Net cash used
                 in invest-
                 ing activi-
                 ties .....     (110)        (565)       (2,224)
Cash flows from financing
  activities:
    Borrowing on bank
      loans ...............        -          200           605
    Repayments of debt ....     (604)           -          (926)

    Repayments of Amount
      due to affiliates ...   (5,263)      (5,210)      (11,565)
    Amount due from (to)
      minority interest ...        -           20          (362)
    Proceeds from notes
      payable .............        -            -         4,320
               Net cash
                 used in
                 financing
                 activi-
                 ties .....   (5,867)      (4,990)       (7,928)
Net increase in cash and
  cash equivalents ........      550          430         3,464
Cash and cash equivalents,
  beginning of year .......      279          829         1,259



Cash and cash equivalents,
  end of year .............  $   829      $ 1,259       $ 4,723




  See accompanying notes to consolidated financial statements.

          INTEGRATED TRANSPORTATION NETWORK GROUP INC. AND
SUBSIDIARIES
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES

     Basis of Presentation and Reorganization

     On January 25, 1998, a controlling shareholder of Dawson Science Corporation ("Dawson") formed a new Delaware corporation, Integrated Transportation Network Inc. ("ITN" or the "Company"). Subsequently, that controlling shareholder contributed all the outstanding shares in ITN to Dawson. Dawson will cause this new wholly-owned subsidiary to acquire all the equity in Dawson's 92%-owned Chinese subsidiary, Shenzhen Jinzhenghua Transport Industrial Development Co. Ltd. ("Jinzhenghua Transport" or "Jinzhenghua"). Upon the effectiveness of a registration statement being filed with the Securities Exchange Commission, Dawson will effect a plan of reorganization, and the shares of ITN will be distributed pro rata to the common shareholders of Dawson. The accompanying financial statements give effect to this reorganization as if it had occurred as of the earliest date reported and all references to the number of shares outstanding and per share amounts have been restated for all periods to reflect this.

     Reverse Acquisition

     On March 19, 1997, Dawson exchanged 10,000,000 shares of its Common Stock and 2,100,000 shares of its convertible preferred stock, which subsequently are to be converted into 10,500,000 shares of Common Stock, for 92% of the outstanding common shares of Jinzhenghua Transport (the "Exchange").

     The Jinzhenghua Transport acquisition and the exchange of Common Stock with the former Jinzhenghua Transport shareholders resulted in those former shareholders obtaining a majority voting interest in Dawson. Generally accepted accounting principles require that the company whose shareholders retain the majority interest in a combined business be treated as the acquirer for accounting purposes. As a consequence, the Jinzhenghua Transport acquisition has been accounted for as a "reverse acquisition" for financial reporting purposes and Jinzhenghua Transport is deemed to have acquired a 92% interest in Dawson, as of the date of the acquisition. The reverse acquisition process utilizes the capital structure of Dawson and the assets and liabilities of Jinzhenghua Transport are recorded at predecessor cost.

     Jinzhenghua Transport is the continuing operating entity for financial reporting purposes, and the financial statements prior to March 19, 1997 represent Jinzhenghua Transport's financial position and results of operations. The assets, liabilities and results of operations of Dawson are included as of March 19, 1997. Although Jinzhenghua Transport is deemed to be the acquiring corporation for financial accounting and reporting purposes, the legal status of Dawson as the surviving corporation did not change.

     Reorganization of Jinzhenghua Transport
     Jinzhenghua Transport was registered as a privately owned limited liability company under the laws of the People's Republic of China ("PRC") on December 26, 1994. During the week from
March 18 through 25, 1997, Jinzhenghua Transport was reorganized by combining with the majority of equity interest of seven subsidiaries of Shenzhen Transport Zhenghua Group Co. Ltd. ("Zhenghua"), which was owned by substantially the same owners of Jinzhenghua Transport. The seven subsidiaries are as follows:

                                             Jinzhenghua's
Subsidiary               Industry            equity interest

Shenzhen Aorun
     Taxi Co. Ltd.       Taxi leasing        97%
Shenzhen Guorun
     Taxi Co. Ltd.       Taxi leasing        95
Shenzhen Anrun
     Taxi Co. Ltd.       Taxi leasing        97
Shenzhen Yunhua
      Taxi Co. Ltd.      Taxi leasing        97
Shimen Zhenghua
     Taxi Co. Ltd.       Taxi leasing        98
Shenzhen Junpeng Auto
     Repair Plant        Auto repair         100
Shimen Yindu Hotel
     Co. Ltd.            Hotel               56

     Subsequent to the aforementioned reorganization,
Jinzhenghua Transport has established new subsidiaries as follows:









                                             Jinzhenghua's
Subsidiary                    Industry      equity interest

Guangzhou Jinzhenghua
     Transportation Co. Ltd.  Car rental         100%
Jiangxi Gannan Jinzhenghua
     Transportation Co. Ltd   Car rental          70
Yueyang Jinzhenghua
     Transportation Co. Ltd.  Car rental          90
Shanxi Jinzhenghua
     Transportation Co. Ltd.  Car rental         100
Nanchang Jinzhenghua
     Transportation Co. Ltd.  Car rental         100
Jiangsu Jinzhenghua
     Automobile Lease Co.     Car rental         100
Hunan Jinzhenghua Automobile
     Lease Co. Ltd.           Car rental          75

     Businesses

     The Company mainly conducts taxi leasing, car rental, and auto repair businesses in the PRC and has a hotel under construction which is located in the Hunan Province in China.

     Basis of Accounting

     The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America.

     Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and its subsidiaries. All material intercompany transactions have been eliminated. The consolidated financial statements are presented in U.S. dollars.

     Foreign Currency Translation and Transactions

     The financial position and results of operations of the Company's foreign subsidiaries are determined using local currency as the functional currency. Assets and liabilities of these subsidiaries are translated at the exchange rate in effect at each year-end. Income statement accounts are translated at the average rate of exchange prevailing during the year. Translation adjustments arising from the use of differing exchange rates from period to period are included in the cumulative translation adjustment account in shareholders' equity. Gains and losses resulting from foreign currency transactions are included in other income (expense).

     Revenue Recognition

     Taxi leasing and car rental revenue is recognized when rents (net of business tax) are due. Nonrefundable deposit revenue is deferred and recognized on a straight-line basis over the term of the relevant taxi lease. Revenue from car repair services is recognized when services are rendered.

     Inventories

     Inventories, which consist primarily of transportation equipment spare parts, are stated at the lower of cost (first-in, first-out method) or market.

     Revenue Earning Equipment, Property and Equipment and
Depreciation

     Revenue earning equipment, property and equipment are stated at cost. Depreciation is computed by utilizing the straight-line method over the estimated useful lives of the assets as follows:

                                        Estimated
                                        useful life
                                        (in years)
Revenue earning equipment
     Taxi vehicles and rental cars           6-10
     Repair shop equipment                   5-10

Property and equipment
     Land usage rights                       20-40
     Furniture and fixtures                  5-10
     Transportation equipment                6-10
     Other equipment                         5-10

     Maintenance, repairs and minor renewals are charged directly to expense as incurred. Additions and betterments to property and equipment are capitalized. When assets are disposed of, the related cost and accumulated depreciation thereon are removed from the accounts and any resulting gain or loss is included in operations.

     Taxi Licenses

     Taxi licenses are stated at cost. Amortization is computed utilizing the straight-line method over the taxi license term of 50 years.

     Organization Costs

     Organization costs represent costs incurred in connection with the setting up of the Company and its subsidiaries in order to operate on a commercial basis. Such costs are capitalized and amortized over a period of five years from the date of commencement of business.

     Income Taxes

     The Company accounts for income taxes using the liability method, which requires an entity to recognize deferred tax liabilities and assets. Deferred income taxes are recognized based on the differences between the tax bases of assets and liabilities and their reported amounts in the financial statements which will result in taxable or deductible amounts in future years. Further, the effects of enacted tax laws or rate changes are included as part of deferred tax expenses or benefits in the period that covers the enactment date. A valuation allowance is recognized if it is more likely than not that some portion, or all of, a deferred tax asset will not be realized.

     The Company does not provide taxes on unremitted earnings of its Chinese subsidiaries since the Company's intention is to reinvest these earnings.

     Earnings Per Common Share

     In 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings per Share". Statement 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been presented and, where appropriate, restated to conform to the Statement 128 requirements.

     Fair Value of Financial Instruments

     The carrying amounts of certain financial instruments, including cash, accounts receivable and payables approximate fair value as of December 31, 1995, 1996 and 1997 because of the relatively short-term maturity of these instruments. The carrying
value of debts approximates fair value   as of December 31, 1995,
1996 and 1997 based upon the borrowing rates currently available to the Company for bank loans with similar terms and average maturities. Fair value of the amounts due to or from affiliates cannot be readily determined because of the nature of the terms.

     Accounting for Stock-Based Compensation

     In connection with its adoption of SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), the Company will adopt the intrinsic value method of accounting for employee stock options, and disclose the pro forma impact on net income and earnings per share as if the fair value-based method had been applied. For equity instruments, including stock options issued to non-employees, including directors, the fair value of the equity instruments issued or the fair value of the consideration received, whichever is more readily determinable, is used to determine the value of services or goods received and the corresponding charge to operations.

     New Accounting Standards Not Yet Adopted

     In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

     SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", which supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise", establishes standards for the way that public enterprises report information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

     Both of these new standards are effective for financial statements for periods beginning after December 15, 1997 and require comparative information for earlier years to be restated. Due to the recent issuance of these standards, management has been unable to fully evaluate the impact, if any, they may have on future financial statement disclosures.




     Use of Estimates

     The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Among the more significant estimates included in these financial statements are the estimated allowance for doubtful accounts receivable, and the deferred tax asset valuation allowance. Actual results could differ from those estimates and other estimates.





































NOTE 2 - PROPERTY AND EQUIPMENT

     Property and equipment consists of:

                                             December 31,
                                        1996      1997
                                   (US dollars in thousands)
Land usage rights                       $  416    $  416
Furniture and fixtures                       9        11
Transportation equipment                   705     1,324
Other equipment                            400       434
                                         1,530     2,185
Less:  Accumulated depreciation
     and amortization                      362       822
                                        $1,168    $1,363

     Depreciation and amortization charged to operations was $65, $128 and $443 in 1995, 1996 and 1997, respectively.










NOTE 3 - REVENUE EARNING EQUIPMENT

     Revenue earning equipment consists of:
                                     December 31,
                                   1996      1997
                              (US dollars in thousands)
Taxi vehicles                      $13,681   $14,570
Rental cars                              -    24,067
Repair shop equipment                  199       200
                                    13,880    38,837
Less:  Accumulated depreciation      5,175     7,349
                                   $ 8,705   $31,488

     Depreciation charged to operations was $1,357, $1,756 and $2,174 in 1995, 1996 and 1997, respectively.

NOTE 4 - TAXI LICENSES

                                        December 31,
                                        1996      1997
                                   (US dollars in thousands)
Taxi licenses, at cost                  $13,218   $13,381
Less:  Accumulated amortization           1,018     1,288
                                        $12,200   $12,093


     Amortization charged to operations was $247, $264 and $266 in 1995, 1996 and 1997, respectively.

NOTE 5 - CONSTRUCTION-IN-PROGRESS

     Construction-in-progress represents a hotel project located in the Hunan Province, PRC. The construction-in-progress is stated at cost. All direct costs relating to the construction of the hotel are capitalized as long-term assets. No interest has been capitalized.

NOTE 6 - DEPOSIT

     The deposit paid is for the acquisition of real estate that is situated in Shenzhen, PRC. The sales and purchase agreement of the property was initially signed by an affiliate and the deposit thereof was subsequently contributed to Jinzhenghua Transport as additional paid-in capital. Construction work on the property has not yet been completed.






NOTE 7 - OTHER PAYABLES

                                   December 31,
                                   1996      1997
                              (US dollars in thousands)
Current portion:
     Deposits from rental
       car customers               -          $  332
     Others                      666           1,101
                                 666           1,433
Long-term portion:
     Deposits from taxi drivers  967           1,042
     Taxi car maintenance fund   168             273
     Due to Traffic Authority    771             774
                               1,906           2,089
                              $2,572          $3,522

NOTE 8 - BANK LOANS

     Bank loans consist of the following:

                    Year ended December 31, 1996
                    (US dollars in thousands)
          Interest
Principal rate   Maturity          Collateral
$1,497    14.0%  3/99              150 taxi vehicles
1,192     14.0   3/99              50 taxi licenses
1,193     14.0   3/99              50 taxi licenses
  200     15.1   4/97 and renewed  Properties of affiliates
$4,082


                    Year ended December 31, 1997
                    (US dollars in thousands)
               Interest
Principal      rate      Maturity       Collateral
$  200         16.2%     4/98           Properties of affiliates
   605         18.0      3/99           50 taxi vehicles
 1,369         15.1      3/99           150 taxi vehicles
 1,197         15.1      3/99           50 taxi licenses
   405         15.1      3/99           50 taxi licenses
$3,776









NOTE 9 - NOTES PAYABLE

     Notes payable consist of the following:

                    Year ended December 31, 1997
                    (US dollars in thousands)
               Interest
Principal      rate      Maturity            Collateral
$  320         8.0%      4/2/98              (a)
   500         12.0      3/18/98             (b)
 1,500         12.0      3/29/98             (b)
 2,000         12.0      5/2/98              (b)
$4,320

(a) On July 3, 1997, the Company entered into a financing agreement which provides for borrowings of up to $1,000. Advances are payable monthly. The loan is collateralized by the Company's inventory, equipment and machinery, existing or acquired. The balance outstanding at December 31, 1997 was $320.

     Under the terms of the agreement, if the Company did not file a registration statement with the Securities and Exchange Commission declared effective by October 2, 1997, 16,436 shares of common stock were due the lender as liquidated damages. As of December 31, 1997, these shares have not been issued but the liability for such issuance has been included in accrued expenses at December 31, 1997.

(b) On September 19, September 30 and November 3, 1997, the Company issued convertible promissory notes to three entities. Interest accrues at 12% per annum and is payable monthly. At any time after the maturity date and prior to repayment of all amounts due, the notes, at the option of the holders, may be converted into shares of the Company's Common Stock equal to an amount determined by formula, as defined, in the agreement. The notes are collateralized by 1,000,000 shares of common stock pledged personally by a principal shareholder.

NOTE 10 - RELATED PARTY TRANSACTIONS

(a) The amount due to a minority shareholder of the hotel project was $381 as of December 31, 1996 and 1997 as the minority shareholder contributed excessive amounts over its necessary share of contributed capital in the form of land usage rights. The amount did not bear any interest and also did not have clearly defined terms of repayment. In late 1997, the Company advanced $362 to a minority shareholder in Jiangxi Gannan Transportation Co. Ltd. The advance does not bear any interest and did not clearly specify terms of repayment.

(b) The Company, from time to time, received funding from or provided funding to Zhenghua and Mr. Peng Jun, a family member of a major shareholder. All advances are noninterest bearing and are without stated terms of repayment. The following is a summary of the balance of the amounts due to affiliates:

                                             December 31,
                                             1996      1997
                                   (US dollars in thousands)
Zhenghua
     Beginning balance                       $4,790    $ 2,150
       Acquisition of revenue
          earning equipment                       -     24,067
       Acquisition of taxi licenses               -        115
       Exchange difference                       11          8
       Construction cost                      2,302       (455)
       Fund transfer                         (4,953)   (12,189)
       Transferred to additional
          paid in capital                         -     (7,476)
     Ending balance                           2,150      6,220
Peng Jun
     Beginning balance                         (248)      (633)
       Repayment                                  -        633
       Fund advance                            (385)         -
     Ending balance                            (633)         -
                                             $1,517     $6,220
NOTE 11 - DEFERRED REVENUE

                                        December 31,
                                        1996      1997
                                   (US dollars in thousands)
     Deferred revenue                   $2,153    $2,983
     Less:  Current portion                791     1,235
                                        $1,362    $1,748

     Deferred revenue, represents non-utilized portion of non-refundable deposit revenue collected from contractual taxi drivers, is to be recognized as revenue over unexpired taxi lease terms.

NOTE 12 - INCOME TAXES

     The standard enterprise income tax rate in China is 33% of which 30% is attributed to central government and 3% to provincial government. Enterprises in Shenzhen, a Special Economic Zone, receive a special income tax incentive program in which they are charged a lower income tax rate of 15% in accordance with Shenzhen municipal government regulations. In addition, enterprises in the transportation service industry enjoy another special income tax incentive program composed of 100% income tax credit for first year and 50% income tax credit for the next two years starting from the first profit taking year. Certain other provincial governments have also stipulated similar incentive programs. The Company's subsidiaries are in different stages of enjoying the aforementioned types of income tax incentive programs. Accordingly, the provision for income taxes consists of the following:


                              Year ended December 31,
                              1995           1996           1997
                                (US dollars in thousands)
     Current income taxes     $  133         $344           430
     Deferred income taxes        19           56            27
                              $  152         $400          $457

     As a result of implementing these income tax incentive programs, the effective income tax rate for the Company is different from the standard income tax rate. The following reconciliation shows the differences between the effective and standard rates.

                                   Year ended December 31,
                                   1995      1996           1997
                                 (US dollar in thousands)
Standard income tax rate      33.0%     33.0%          33.0%
Usage of temporary
     difference                (.5)     (1.4)          (1.3)
Result of income tax
     incentive programs      (27.9)    (23.8)         (25.8)
Effective income tax rate     4.6%       7.8%           5.9%

     The types of temporary differences between the tax bases of assets and liabilities and their financial reporting amounts that give rise to the net deferred tax assets and liabilities and their approximate tax effects are as follows:

                              Year ended December 31,
                              1996           1997
                              (US dollars in thousands)
Bad debt reserves             $(1)           $ (8)
Depreciation and
     amortization              76             110
                              $75            $102


NOTE 13 - COMMITMENTS AND CONTINGENCIES

     Lease Commitments

     Minimum lease payments under operating leases with noncancellable lease terms in excess of one year are as follows:

                         Year ended
                    December 31,        Operating leases
                                   (US dollars in thousands)
                    1998                     $224
                    1999                      137
                    2000                      107
                    2001                       63
                                             $531


     Rent expense for the years ended December 31, 1995, 1996 and 1997 was $137, $104 and $177, respectively.

     Contractual Obligations

     The Company has contracted with a building contractor in 1996 to construct the group's hotel in Hunan, PRC. The budgeted costs of the whole project are estimated to be $4,073.

     Consulting Agreements

     As described in 9(a), the Company entered into an agreement with a financial consultant to provide prospective offshore purchases of the Company's securities offerings. The Company agreed to pay a fee of 5% of the gross securities sold in addition to issuing 25 warrants to purchase shares of Common Stock of Dawson per $2,500 of financing secured to buy the Company's Common Stock for a period of five years from the closing date of the first sale at a strike price of 120% of the market price at the time of closing.

     On September 1, 1997, the Company entered into a consulting agreement with financial institution to provide business development services for $12,500 onthly. Options to purchase 250,000 shares of the Company's common stock at an exercise price of $50.00 per share were also granted and expire on September 30, 2002. The agreement has been terminated.

NOTE 14 - EARNINGS PER SHARE

     The following table sets forth the computation of basic and diluted earnings per share:

                                   December 31,
                              1995           1996      1997
                              (US dollars in thousands except
                                   per share amounts)
Numerator:
  Net income, numerator
    for basic earnings
    per share - income
    available to common
    shareholders               3,023          4,563     5,886
  Effect of diluted securities:
    Interest on convertible debt
    after tax                      -              -        63
  Numerator for diluted
    earnings per share - income
    available to common
    shareholders after
    assumed conversions       $3,023         $4,563    $5,949
Denominator:
  Denominator for basic
    earnings per share -
    weighted average shares    6,042          6,042     6,042
  Effect of dilutive securities:
       Convertible debt            -              -        90
  Dilutive potential common shares:
    Denominator for dilutive
      earnings per share -
      adjusted weighted average
      shares and assumed
      conversions              6,042          6,042     6,132
  Basic earnings per share      $.50           $.76      $.97
  Diluted earnings per share    $.50           $.76      $.97

NOTE 15- FUTURE RENTAL INCOME

Rental income from taxi drivers under noncancellable taxi lease terms in excess of one year is as follows:

                         Year ending    December 31,
                        (US dollars in  thousands)
                         1998           $10,926
                         1999             4,951
                         2000             3,482
                         2001             2,070
                         2002                19
                         Thereafter          36
                                        $21,484





NOTE 16 - STATEMENTS OF CASH FLOWS

               Supplemental Disclosures of Cash Flow Information

                              Year ended December 31,
                         1995           1996      1997
                              US dollars in thousands)
Cash paid for:
     Interest            $657           $604      $587
     Taxes                  9              -        39


          Supplemental Schedule of Noncash Investing and
Financing Activities

                              Year ended December 31,
                         1995           1996           1997
                              (US dollars in thousands)
Acquisition of revenue
  earning equipment from
  affiliates             $2,668         $ 361          $24,067
Acquisition of taxi
  licenses                  811             -              115
Construction-in-progress
  financed by affiliates    463         2,302             (455)
Additional paid-in capital
  contributed by shareholder  -             -            7,476

NOTE 17 - SEGMENT INFORMATION

     The Company's operations are comprised of taxi, car rental, and auto repair businesses and a hotel project in Guangdong, Hunan and other provinces in China. The industrial and geographical information regarding revenue, cost of sales, operating income, total assets, addition of long-term assets, depreciation and amortization for the years ended December 31, 1995, 1996 and 1997 are as follows:












     Industrial Segments

                              Year ended December 31, 1995
                         Car       Car
               Taxi      rental    repairs   Other     Total
                         (US dollars in thousands)
Revenue, net   $ 5,990   $-        $218      $  -      $6,208
Income before
  income tax
  and minority
  interest       3,100    -         198         -       3,298
Total assets
  as at
  December 31,
   1995         26,473    -         147       491      27,111
Additions of
  productive
  long-term
  assets         3,752    -           -       463       4,215
Depreciation
  and
  amortization   1,649    -          20         -       1,669


                         Year ended December 31, 1996
                         Car       Car
               Taxi      rental    repairs   Other     Total
                         (US dollars in thousands)
Revenue, net   $ 7,722   -         $1,489    -         $9,211
Income before
  income tax
  and minority
  interest       4,349   -            771    -          5,120
Total assets
  as at
  December 31,
  1996          25,120   -            692    3,287     29,099
Additions of
  productive
  long-term
  assets           141   -            463    2,667     3,271
Depreciation and
  amortization   2,066   -             81        1      2,148







                         Year ended December 31, 1997
                         Car       Car
               Taxi      rental    repairs   Other     Total
                         (US dollars in thousands)
Revenue, net   $ 8,425   $ 2,636   $ 1,477   -         $12,538
Income before
  income tax
  and minority
  interest       5,161     1,814       639   (934)       6,680
Total assets
 as at
 December 31,
  1997          27,630    24,772       791   2,761      55,954
Additions of
  productive
  long-term
  assets         1,580    24,085         4   -          25,669
Depreciation
  and
  amortization   2,370       434        78   1           2,883

     Geographical Segments

                         Year ended December 31, 1995
                    Guangdong      Hunan     Others    Total
                         (US dollars in thousands)
Revenue, net        $ 6,132        $76       $-        $6,208
Income before
  income tax and
  minority interest   3,298         -         -         3,298
Total assets         23,014         4,097     -        27,111

                         Year ended December 31, 1996
                    Guangdong      Hunan     Others    Total
                         (US dollars in thousands)
Revenue, net        $ 7,983        $1,228    -         $9,211
Income before
  income tax
  and minority
  interest            4,553           567    -          5,120
Total assets         22,671         6,428    -         29,099


                              Year ended December 31, 1997
                    Guangdong      Hunan     Others    Total
                         (US dollars in thousands)
Revenue, net        $ 9,525        $ 1,344   $ 1,669   $12,538
Income before
  income tax
  and minority
  interest            5,858            647       175     6,680
Total assets         28,590         14,436    12,928    55,954

Part II   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

     The following table sets forth the estimated expenses and costs expected to be incurred by the Company in connection with the issuance and distribution of the securities being registered under this registration statement. Except for the SEC filing fee, all expenses have been estimated and are subject to future contingencies.

SEC registration fee                                   $8,896.60
Legal fees and expenses                                     *
Printing and engraving expenses                             *
Accounting fees and expenses                                *
Blue sky fees and expenses                                  *
Transfer agent and registrar fees and expenses              *
Miscellaneous                                               *
     Total                                             $    *

*    To be filed by amendment
Item 14.  Indemnification of Directors and Officers.

     Article 6 of the Company's by-laws provide that the Company shall indemnify each person who is or was an officer or director of the corporation to the fullest extent permitted under section
145 of the Delaware General Corporation Law.

     In addition, Article Sixth of the Company's certificate of incorporation provides that no director shall be personally liable for any breach of fiduciary duty. Article Sixth does not eliminate a director's liability (i) for a breach of his or her duty of loyalty to the Company or its shareholders, (ii) for acts of or omissions of such director not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transactions from which the director derived an improper personal benefit.

     Section 145 of the General Corporation Law of the State of Delaware permits a corporation to indemnify its directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or a uit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are reasonably entitled to indemnify for such expenses despite such adjudication of liability.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a corporation may eliminate or limit the personal liability of a director of the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

Item 15.  Recent Sales of Unregistered Securities

     In early 1998, the Company issued 100 shares of Company Common Stock to Wu Zhi Jian for nominal consideration in a private placement exempt from the registration requirements of the Securities Act of 1933 by virtue of section 4(2) of that Act. Those 100 shares were subsequently contributed to Dawson Science Corporation for nominal consideration. The 100 shares were subsequently converted into 6,066,341 shares pursuant to an amendment to the Company's certificate of incorporation.

Item 16.  Exhibits and Financial Statement Schedules

     (a)  Exhibits

     2.1  Agreement and Plan of Reorganization.*
     3.1  Certificate of Incorporation of the Company.*
     3.2  By-Laws of the Company.
     5.1  Opinion of Proskauer Rose LLP*
     8.1  Opinion of Proskauer Rose LLP*
     8.2  Opinion of Jun He Law Offices*
     10.1 Letter of Agreement, dated March 19, 1997 between Dawson Science Corporation and Shenzhen City Zhenghua Traffic and Transportation Main Company, Ltd.
     10.2 Letter Agreement, dated June 27, 1997 between Dawson Science Corporation and Wharton Capital Partners Ltd.
     10.3 Consulting Agreement, dated February 11, 1998 between Dawson Science Corporation and R.I.P. Consultants.*
     10.4 Contract for Chinese Foreign Equity Joint Venture, dated October 8, 1997 between Dawson Science Corporation and Wu Qui Mei (Shenzhen Jinzhenghua Transport Industrial Development Co. Ltd.).
     10.5 Regulations for Chinese Foreign Equity Joint Venture, dated October 8, 1997 between Dawson Science Corporation and Shenzhen Jinzhenghua Transport Industrial Development Co. Ltd.
     10.6 Business Loan and Security Agreement, dated November 3, 1997 between Dawson Science Corporation and Yeung Ming-Sum.
     10.7 Business Loan and Security Agreement, dated September 19, 1997 between Dawson Science Corporation and Yeung Shu-kin.
     10.8 Business Loan and Security Agreement, dated September 30, 1997 between Dawson Science Corporation and Neolite Neon Co. Pty. Ltd.
     10.9 Grid Promissory Note, dated July 3, 1997 payable to Wharton Capital Partners, Ltd.
__________________
* To be filed by amendment

     21.1 List of Subsidiaries (incorporated by reference to Note 1 to the financial statements in the prospectus that is a part of this registration statement).
     23.1 Consent of BDO Binder.
     23.2 Consent of Proskauer Rose LLP (to be included in opinions to be filed as exhibits 5.1 and
8.1).*
     23.3 Consent of Jun He Law Offices (to be included in opinion to be filed as exhibit 8.2).*
     24.1 Power of Attorney (set forth on signature page of this registration statement).
     27.1 Financial Data Schedule.

     (b)  Financial Statement Schedules


     All financial statement schedules for the Company are omitted because either they are not applicable or the required information is shown in the financial statements or notes thereto.


Item 17.  Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 12th day of March, 1998.

                    By: /s/ Andrew Lee
                         Andrew Lee

               SIGNATURES AND POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below hereby constitutes and appoints Andrew Lee and Wu Zhi Jian, or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in any and all capacities (until revoked in writing), any and all amendments (including post-effective amendments) to this Registration Statement on Form S-1, and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) and the Securities Act of 1933, to file the same with all exhibits thereto and all other documents in connection therewith with the Securities and Exchange Commission, granting to such attorney-in-fact and agents, and each of them, full power and authority to do all such other acts and things requisite or necessary to be done, and to execute all such other documents as they, or either of them, may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures               Title                    Date

/s/Wu Zhi Jian
   Wu Zhi Jian           Chairman of the Board,   March 12, 1998
                         Director
                         (Principal Executive
                         Officer)




/s/Andrew Lee
 Andrew Lee              President and Director   March 12, 1998


/s/Willy Wu
Willy Wu                 Executive                March 12, 1998
                         Vice President,
                         Chief Financial Officer
                         (Principal Accounting
                         Officer)


/s/Peng Jun
 Peng Jun                Executive                March 12, 1998
                         Vice President,
                         Treasurer, Director


/s/Zhang Li Wei
Zhang Li Wei             Director                 March 12, 1998


/s/Li Yong Yuan
Li Yong Yuan             Director                 March 12, 1998















                         EXHIBIT INDEX

     2.1  Agreement and Plan of Reorganization.*
     3.1  Certificate of Incorporation of the Company.*
     3.2  By-Laws of the Company.
     5.1  Opinion of Proskauer Rose LLP*
     8.1  Opinion of Proskauer Rose LLP*
     8.2  Opinion of Jun He Law Offices*
     10.1 Letter of Agreement, dated March 19, 1997 between Dawson Science Corporation and Shenzhen City Zhenghua Traffic and Transportation Main Company, Ltd.
     10.2 Letter Agreement, dated June 27, 1997 between Dawson Science Corporation and Wharton Capital Partners Ltd.
     10.3 Consulting Agreement, dated February 11, 1998 between Dawson Science Corporation and R.I.P. Consultants.*
     10.4 Contract for Chinese Foreign Equity Joint Venture, dated October 8, 1997 between Dawson Science Corporation and Wu Qui Mei (Shenzhen Jinzhenghua Transport Industrial Development Co. Ltd.).
     10.5 Regulations for Chinese Foreign Equity Joint Venture, dated October 8, 1997 between Dawson Science Corporation and Shenzhen Jinzhenghua Transport Industrial Development Co. Ltd.
     10.6 Business Loan and Security Agreement, dated November 3, 1997 between Dawson Science Corporation and Yeung Ming-Sum.
     10.7 Business Loan and Security Agreement, dated September 19, 1997 between Dawson Science Corporation and Yeung Shu-kin.
     10.8 Business Loan and Security Agreement, dated September 30, 1997 between Dawson Science Corporation and Neolite Neon Co. Pty. Ltd.
     10.9 Grid Promissory Note, dated July 3, 1997 payable to Wharton Capital Partners, Ltd.
__________________
* To be filed by amendment

     21.1 List of Subsidiaries (incorporated by reference to Note 1 to the financial statements in the prospectus that is a part of this registration statement).
     23.1 Consent of BDO Binder.
     23.2 Consent of Proskauer Rose LLP (to be included in opinions to be filed as exhibits 5.1 and
8.1).*
     23.3 Consent of Jun He Law Offices (to be included in opinion to be filed as exhibit 8.2).*
     24.1 Power of Attorney (set forth on signature page of this registration statement).
     27.1 Financial Data Schedule.









































Exhibit 3.2

                              BY-LAWS

                                OF

             INTEGRATED TRANSPORTATION NETWORK GROUP INC.


1.   MEETINGS OF STOCKHOLDERS.


          1.1  Annual Meeting.  The annual meeting of
stockholders shall be held on the first Tuesday of May in each year, or as soon thereafter as practicable, and shall be held at a place and time determined by the board of directors (the
"Board").

          1.2 Special Meetings. Special meetings of the stockholders may be called by resolution of the Board or the president and shall be called by the president or secretary upon the written request (stating the purpose or purposes of the meeting) of a majority of the directors then in office or of the holders of a majority of the outstanding shares entitled to vote. Only business related to the purposes set forth in the notice of the meeting may be transacted at a special meeting.

          1.3 Place and Time of Meetings. Meetings of the stockholders may be held in or outside Delaware at the place and time specified by the Board or the officers or stockholders requesting the meeting.

          1.4 Notice of Meetings; Waiver of Notice. Written notice of each meeting of stockholders shall be given to each stockholder entitled to vote at the meeting, except that (a) it shall not be necessary to give notice to any stockholder who submits a signed waiver of notice before or after the meeting, and (b) no notice of an adjourned meeting need be given, except when required under section 1.5 below or by law. Each notice of a meeting shall be given, personally or by mail, not fewer than 10 nor more than 60 days before the meeting and shall state the time and place of the meeting, and, unless it is the annual meeting, shall state at whose direction or request the meeting is called and the purposes for which it is called. If mailed, notice shall be considered given when mailed to a stockholder at his address on the corporation's records. The attendance of any stockholder at a meeting, without protesting at the beginning of the meeting that the meeting is not lawfully called or convened, shall constitute a waiver of notice by him.

          1.5 Quorum. At any meeting of stockholders, the presence in person or by proxy of the holders of a majority of the shares entitled to vote shall constitute a quorum for the transaction of any business. In the absence of a quorum, a majority in voting interest of those present or, if no stockholders are present, any officer entitled to preside at or to act as secretary of the meeting, may adjourn the meeting until a quorum is present. At any adjourned meeting at which a quorum is present, any action may be taken that might have been taken at the meeting as originally called. No notice of an adjourned meeting need be given, if the time and place are announced at the meeting at which the adjournment is taken, except that, if adjournment is for more than 30 days or if, after the adjournment, a new record date is fixed for the meeting, notice of the adjourned meeting shall be given pursuant to section 1.4.

          1.6 Voting; Proxies. Each stockholder of record shall be entitled to one vote for each share registered in his name. Corporate action to be taken by stockholder vote, other than the election of directors, shall be authorized by a majority of the votes cast at a meeting of stockholders, except as otherwise provided by law or by section 1.8. Directors shall be elected in the manner provided in section 2.1. Voting need not be by ballot, unless requested by a majority of the stockholders entitled to vote at the meeting or ordered by the [chairman] of the meeting. Each stockholder entitled to vote at any meeting of stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person to act for him by proxy. No proxy shall be valid after three years from its date, unless it provides otherwise.

            1.7 List of Stockholders. Not fewer than 10 days prior to the date of any meeting of stockholders, the secretary of the corporation shall prepare a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in his name. For a period of not fewer than 10 days prior to the meeting, the list shall be available during ordinary business hours for inspection by any stockholder for any purpose germane to the meeting. During this period, the list shall be kept either (a) at a place within the city where the meeting is to be held, if that place shall have been specified in the notice of the meeting, or (b) if not so specified, at the place where the meeting is to be held. The list shall also be available for inspection by stockholders at the time and place of the meeting.

          1.8 Action by Consent Without a Meeting. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not fewer than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting. Prompt notice of the taking of any such action shall be given to those stockholders who did not consent in writing.


2.   BOARD OF DIRECTORS.

          2.1 Number, Qualification, Election and Term of Directors. The business of the corporation shall be managed by the entire Board, which initially shall consist of one director. The number of directors may be changed by resolution of a majority of the Board or by the stockholders, but no decrease may shorten the term of any incumbent director. Directors shall be elected at each annual meeting of stockholders by a plurality of the votes cast and shall hold office until the next annual meeting of stockholders and until the election and qualification of their respective successors, subject to the provisions of section 2.9. As used in these by-laws, the term "entire Board" means the total number of directors the corporation would have, if there were no vacancies on the Board.

          2.2 Quorum and Manner of Acting. A majority of the entire Board shall constitute a quorum for the transaction of business at any meeting, except as provided in section 2.10. Action of the Board shall be authorized by the vote of the majority of the directors present at the time of the vote, if there is a quorum, unless otherwise provided by law or these by-laws. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum is present.

          2.3 Place of Meetings. Meetings of the Board may be held in or outside Delaware.

          2.4 Annual and Regular Meetings. Annual meetings of the Board, for the election of officers and consideration of other matters, shall be held either (a) without notice immediately after the annual meeting of stockholders and at the same place, or (b) as soon as practicable after the annual meeting of stockholders, on notice as provided in section 2.6. Regular meetings of the Board may be held without notice at such times and places as the Board determines. If the day fixed for a regular meeting is a legal holiday, the meeting shall be held on the next business day.

          2.5 Special Meetings. Special meetings of the Board may be called by the president or by a majority of the directors.

          2.6 Notice of Meetings; Waiver of Notice. Notice of the time and place of each special meeting of the Board, and of each annual meeting not held immediately after the annual meeting of stockholders and at the same place, shall be given to each director by mailing it to him at his residence or usual place of business at least three days before the meeting, or by delivering or telephoning or telegraphing it to him at least two days before the meeting. Notice of a special meeting also shall state the purpose or purposes for which the meeting is called. Notice need not be given to any director who submits a signed waiver of notice before or after the meeting or who attends the meeting without protesting at the beginning of the meeting the transaction of any business because the meeting was not lawfully called or convened. Notice of any adjourned meeting need not be given, other than by announcement at the meeting at which the adjournment is taken.

          2.7 Board or Committee Action Without a Meeting. Any action required or permitted to be taken by the Board or by any committee of the Board may be taken without a meeting, if all the members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents by the members of the Board or the committee shall be filed with the minutes of the proceedings of the Board or the committee.

          2.8 Participation in Board or Committee Meetings by Conference Telephone. Any or all members of the Board or any committee of the Board may participate in a meeting of the Board or the committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.







          2.9 Resignation and Removal of Directors. Any director may resign at any time by delivering his resignation in writing to the president or secretary of the corporation, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Any or all of the directors may be removed at any time, either with or without cause, by vote of the stockholders.

          2.10 Vacancies. Any vacancy in the Board, including one created by an increase in the number of directors, may be filled for the unexpired term by a majority vote of the remaining directors, though less than a quorum.

          2.11 Compensation. Directors shall receive such compensation as the Board determines, together with reimbursement of their reasonable expenses in connection with the performance of their duties. A director also may be paid for serving the corporation or its affiliates or subsidiaries in other capacities.

3.   COMMITTEES.

          3.1 Executive Committee. The Board, by resolution adopted by a majority of the entire Board, may designate an executive committee of one or more directors, which shall have all the powers and authority of the Board, except as otherwise provided in the resolution, section 141(c) of the General Corporation Law of Delaware or any other applicable law. The members of the executive committee shall serve at the pleasure of the Board. All action of the executive committee shall be reported to the Board at its next meeting.

          3.2 Other Committees. The Board, by resolution adopted by a majority of the entire Board, may designate other committees of one or more directors, which shall serve at the Board's pleasure and have such powers and duties as the Board determines.

          3.3 Rules Applicable to Committees. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In case of the absence or disqualification of any member of a committee, the member or members present at a meeting of the committee and not disqualified, whether or not a quorum, may unanimously appoint another director to act at the meeting in place of the absent or disqualified member. All action of a committee shall be reported to the Board at its next meeting. Each committee shall adopt rules of procedure and shall meet as provided by those rules or by resolutions of the Board.

4.   OFFICERS.

          4.1 Number; Security. The executive officers of the corporation shall be the president, one or more vice presidents (including an executive vice president, if the Board so determines), a secretary and a treasurer. Any two or more offices may be held by the same person. The board may require any officer, agent or employee to give security for the faithful performance of his duties.

          4.2 Election; Term of Office. The executive officers of the corporation shall be elected annually by the Board, and each such officer shall hold office until the next annual meeting of the Board and until the election of his successor, subject to the provisions of section 4.4.

          4.3 Subordinate Officers. The Board may appoint subordinate officers (including assistant secretaries and assistant treasurers), agents or employees, each of whom shall hold office for such period and have such powers and duties as the Board determines. The Board may delegate to any executive officer or committee the power to appoint and define the powers and duties of any subordinate officers, agents or employees.

          4.4 Resignation and Removal of Officers. Any officer may resign at any time by delivering his resignation in writing to the president or secretary of the corporation, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Any officer elected or appointed by the Board or appointed by an executive officer or by a committee may be removed by the Board either with or without cause, and in the case of an officer appointed by an executive officer or by a committee, by the officer or committee that appointed him or by the president.

          4.5 Vacancies. A vacancy in any office may be filled for the unexpired term in the manner prescribed in sections 4.2 and 4.3 for election or appointment to the office.

          4.6 The President. The president shall be the chief executive officer of the corporation. Subject to the control of the Board, he shall have general supervision over the business of the corporation and shall have such other powers and duties as presidents of corporations usually have or as the Board assigns to him.

          4.7 Vice President. Each vice president shall have such powers and duties as the Board or the president assigns to him.

          4.8 The Treasurer. The treasurer shall be the chief financial officer of the corporation and shall be in charge of the corporation's books and accounts. Subject to the control of the Board, he shall have such other powers and duties as the Board or the president assigns to him.

          4.9 The Secretary. The secretary shall be the secretary of, and keep the minutes of, all meetings of the Board and the stockholders, shall be responsible for giving notice of all meetings of stockholders and the Board, and shall keep the seal and, when authorized by the Board, apply it to any instrument requiring it. Subject to the control of the Board, he shall have such powers and duties as the Board or the president assigns to him. In the absence of the secretary from any meeting, the minutes shall be kept by the person appointed for that purpose by the presiding officer.

          4.10 Salaries. The Board may fix the officers' salaries, if any, or it may authorize the president to fix the salary of any other officer.

5.   SHARES.

          5.1 Certificates. The corporation's shares shall be represented by certificates in the form approved by the Board. Each certificate shall be signed by the president or a vice president, and by the secretary or an assistant secretary or the treasurer or an assistant treasurer, and shall be sealed with the corporation's seal or a facsimile of the seal. Any or all of the signatures on the certificate may be a facsimile.

          5.2 Transfers. Shares shall be transferable only on the corporation's books, upon surrender of the certificate for the shares, properly endorsed. The Board may require satisfactory surety before issuing a new certificate to replace a certificate claimed to have been lost or destroyed.

          5.3 Determination of Stockholders of Record. The Board may fix, in advance, a date as the record date for the determination of stockholders entitled to notice of or to vote at any meeting of the stockholders, or to express consent to or dissent from any proposal without a meeting, or to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action. The record date may not be more than 60 or fewer than 10 days before the date of the meeting or more than 60 days before any other action.

6.   INDEMNIFICATION AND INSURANCE.

          The corporation shall indemnify each person who is or was an officer or director of the corporation to the fullest extent permitted under section 145 of the General Corporation Law of Delaware, as amended from time to time.

7.   MISCELLANEOUS.

          7.1 Seal. The Board shall adopt a corporate seal, which shall be in the form of a circle and shall bear the corporation's name and the year and state in which it was incorporated.

          7.2 Fiscal Year. The Board may determine the corporation's fiscal year. Until changed by the Board, the last day of the corporation's fiscal year shall be December 31.

          7.3 Voting of Shares in Other Corporations. Shares in other corporations held by the corporation may be represented and voted by an officer of this corporation or by a proxy or proxies appointed by one of them. The Board may, however, appoint some other person to vote the shares.

          7.4 Amendments. By-laws may be amended, repealed or adopted by the stockholders.



























Exhibit 10.1

                    Dawson Science Corporation



                       Letter of Agreement
                    To acquire the Shenzhen City

              Traffic and Transportation Main Company


     Dawson Science Corporation, a Nevada USA Corporation, listed on the NASDAQ NASD-BB (symbol DWSC) agrees to purchase 100% of the shares of Shenzhen City Zhenghua Traffic and Transportation Main (Group) Company, Ltd. "SCZTTM", a wholly-owned subsidiary of Shenzhen Zhenghua (Group) Company, Ltd.

     Dawson Science Corp. agrees to pay 10,000,000 shares of its common stock @ US$5.00 per share and 2,100,000 shares of its convertible preferred stock at US$25.00 per share. The preferred stock may be converted after one year; five (5) shares of common stock for one (1) share of preferred stock. The total price will be:



No. of Shares                  Type                     Value

 10,000,000                    Common                50,000,000

  2,100,000                    Conv. Preferred       52,250,000

(10,500,000 after conversion)

Total 20,500,000 shares                             102,250,000



Agreed to:                    Agreed to:



/s/      Wu Zhi Jian               /s/ Robert Cosby on behalf of
Shenzhen Zhenghua.(Group)          Cathy Cosby Corporate
Company, Ltd.                      Secretary
                                   Dawson Science Corporation
Date 97-3-19                       Date March 19, 1997

                   Dawson Science Corporation




                      Letter of Agreement
                        to acquire the
  Shenzhen City Traffic and Transportation Main Company, Limited


     Dawson Science Corp., a Nevada USA Corporation, listed on the NASDAQ NASD-BB (symbol DWSC) agrees to purchase 100% of the shares of Shenzhen City Traffic and Transportation Main (Group) Company, Limited "SCZTTM", a wholly-owned subsidiary of Shenzhen Zhenghua (Group) Company, Limited.

     Dawson Science Corp. Agrees to pay 10,000,000 shares of its common stock at US$5.00 per share and 2,100,000 shares of its convertible preferred stock at US$25.00 per share. The preferred stock may be converted after one year; five (5) shares of common stock for one (1) share of preferred stock. The total price will be:


     Number of Shares         Type           Value

        10,000,000            Common       50,000,000

         2,100,000        Conv. Preferred  52,250,000

       (10,500,000
    after conversion)


Total  20,500,000 shares                  102,250,000


Agreed to:                         Agreed to:



/s/ Wu Zhi Jian               /s/ Cathy Cosby
Shenzhen Zhenghua.(Group)     Dawson Science Corporation
Company, Ltd.


Date 97-3-19                  Date 3/18/97


                  Dawson Science Corporation




                      Proforma Statement
                 After Acquisition of SCZTTM




Assets

     800,000,000 RMB - US$96,386,000


Liabilities

     150,000,000 RMB = US$18,072,000


Net Value

     650,000,000 RMB = US$78,314,000


Capitalization

     Authorized     :    100,000,000 shares common stock at 0.001
                         par value
     Issued         :    13,516,291 shares common stock
     Authorized     :    2,500,000 shares conv. preferred
     Issued         :    2,100,000 shares conv. preferred


Value per share

          US$78,314,000 divided y 13,516,291 shares common stock equals US$5.79 per share

Earnings per share

          Earnings - 65,000,000 RMB = US$7,831,400 divided by

          13,516,291 shares = 0.58 per share
          Market value: 20   US$0.58 = 11.60 per share

                                   /s/ Mr. Wu   /s/ R.C. for C.C.































Exhibit 10.2

                WHARTON CAPITAL PARTNERS LTD.


June 20, 1997

Mr. Wu (Zhi Jian)
President & CEO
Dawson Science Corporation
1575 Delucchi Lane Ste. 115
Reno NV 89502


Dear Mr. Wu:


This letter is to confirm that Wharton Capital Partners, Ltd. (Wharton) is authorized to act as an exclusive financial consultant for Dawson Science Corp. (DWSC) through January 31, 1998 for the purpose of introducing prospective offshore purchasers to DWSC in connection with the purchase of up to $50 million of various types of offerings including but not limited to convertible debentures and convertible preferreds of DWSC under Regulation D of the Securities Act of 1933, as amended and carry terms contained in Exhibit A attached. Purchases of DWSC's offerings may be made in a single tranche or in multiple tranches. Signing this agreement does not restrict DWSC from seeking and closing other financings which are not discounted or offshore transactions.

At the closing of each tranche, DWSC agrees to pay to Wharton or its designee a fee equal to 5% of the gross transaction amount for such tranche, which fee may be deducted from the proceeds at closing and/or paid directly by the escrow agent. As additional compensation, DWSC agrees to pay Wharton or its designee 25,000 warrants per $2.5 million of financing subscribed for or pro rated portion thereof, to buy fully registered DWSC common stock for a period of five years from the closing date of the first tranche at a strike price of 120% of the market price at the time of closing each tranche.

The fees set forth above are due and payable to Wharton irrespective of whether the transaction closes during the term hereof or thereafter, provided that such transaction is consummated with persons or entities introduced to DWSC by Wharton and will be deemed earned when a ready, willing and able purchaser has been identified and funds are ready for payment.

In addition, for each tranche Wharton shall have an exclusive on any offshore or discounted financings (other than strategic partners not in the business of investing) done by DWSC for a period of sixty days from the date the underlying registration statement becomes effective and a right of first refusal on any offshore or discounted financings for a period of 6 months from the date of closing.

DWSC acknowledges that the relationships between Wharton and the persons and/or entities to be introduced to DWSC for the purposes contemplated by this agreement are proprietary to Wharton and essential to its business. Accordingly, DWSC agrees, to keep the names of investors confidential, except for SEC reporting purposes or if legally required and to a three-year period following the execution of this agreement, that neither DWSC, nor any of its officers directors or other representatives, will contact, either directly or indirectly, any sources introduced to DWSC by Wharton hereunder for the purpose of arranging any future financing for DWSC or any of its affiliates, without the express written consent of Wharton and without satisfactory compensation to Wharton. DWSC also agrees not to issue any press releases relating to this transaction without the prior review of Wharton.

DWSC agrees that the subject offerings will be available at the closing and that the common stock reserved for conversion will be duly authorized and will not hinder Wharton's efforts hereunder. DWSC further agrees, in consideration of Wharton's consulting services as set forth above, that DWSC will indemnify and hold harmless Wharton, its affiliates, officers, directors, members, partners, agents, controlling persons and employees against any and all losses, claims, damages or liabilities (collectively, "Losses") incurred in connection with or as a result of either its engagement hereunder or any matter referred to in this engagement letter (except to the extent that any such Losses result form the gross negligence or bad faith of Wharton in performing the services that are subject of this letter) and the Company agrees that it will reimburse Wharton and such other indemnified parties listed above for its and their legal and other expenses.

Very truly yours,



WHARTON CAPITAL CORPORATION   Agreed and Accepted

                              Dawson Science Corp.


/s/Barry R. Minsky         _____________________________
Barry R. Minsky               Authorized Signature
Chief Executive Officer


                                   6/27/97
                              Date




























                   WHARTON CAPITAL PARTNERS LTD.



July 8, 1997


Mr. Wu (Zhi Jian)
President and Chief Executive Officer
Dawson Science Corporation
1575 Delucchi Lane, Ste. 115
Reno, NV 89502


Dear Mr. Wu:


In accordance with our loan agreement dated June 3, 1997 between Wharton Capital Partners, LTD. (Wharton) and Dawson Science Corporation (DWSC), this letter will confirm that the number of fully-registered free-trading common shares of (DWSC) due Wharton on October 2, 1997 is 61.05 thousand shares ($500,000 divided by $8.19-closing market price on July 7, 1997.)

Please indicate your agreement by signing in the space below.

Very truly yours,



WHARTON CAPITAL CORPORATION   Agreed and Accepted

                              Dawson Science Corporation


/s/ Barry R. Minsky           /s/  Wu Zhi Jian
Barry R. Minsky                    Wu Zhi Jian
Chief Executive Officer       President and Chief Executive
                              Officer










                          CONFIDENTIAL

Exhibit A

              DWSC Proposed Term Sheet - Expires 1/31/98

 Regulation D Convertible Preferreds or Convertible Debentures


Issuer:        Dawson Science Corp.

Amount: Up to $50 million - $5-$10 million upon conditions for funding being achieved and the balance in additional tranches subject to market conditions.

Conditions
for Funding:   a)   DWSC must be listed and in good standing on
                    the Small Cap or National Systems NASDAQ,
                    American or New York Stock Exchange.

               b)   The price per share must be above $5

               c) The average 120-day trading volume prior to closing must be at least 100,000 shares per day

               d)   Market Cap must be above $65 million

               e) Float of at least % 15-20% of the shares outstanding.

               DWSC will notify Wharton Capital Partners, Ltd. (Wharton) in writing that the conditions for funding have been met and DWSC would like to proceed with funding. Upon receipt of such letter Wharton shall have 30 days to produce a ready, willing and able purchaser or the exclusivity in the first paragraph of the June 20 agreement shall cease.

Term:          60 months subject to conversion per tranche.

Instrument:    Convertible Preferred Stock or Convertible
               Debentures.

Conversion     Convertible by the holders into common stock
   Terms:      of DWSC at 80% of the lowest five day average
               closing bid price for the 25-day period prior to conversion notice but at no time higher than 120% of the market price on the day of closing. Plus for every 5 shares of common stock issued at conversion, the purchaser will receive one five year warrant to purchase fully registered common stock at a strike price of 120% of the market price at the time of closing.

Principal:     Payable at maturity, if not previously converted.

Dividend/
  Interest:    6% per annum payable in kind on conversion.

Registration:  Common stock reserved for issue upon conversion of the Preferred Stock or Debentures will be registered within 90 days of closing. If not, late registration fee of 2.5% of principal amount in cash or additional shares will be issued for each month or portion thereof after 90 days.

Redemption
  Option:      To be agreed upon by the parties.

Closing: 3 days or less after execution of final documents by all parties and delivery of all closing items. If not, exclusivity in the first paragraph of the June 20 agreement with Wharton shall cease.

Legal Fees:    Issuer pays legal fees not to exceed $20,000
               payable at closing per tranche.

Fee: 5% of gross transaction amount plus 25,000 five-year warrants per $2.5 million of financing to buy fully registered common stock at a strike price equal to 120% of the market price at closing.


Agreed and Accepted

Dawson Science Corp.          CONFIDENTIAL


/s/ Wu Zhi Jian                    6/27/97
Authorized Signature          Date



                     WHARTON CAPITAL PARTNERS LTD.





October 30, 1997                   Certified Mail
                                   Return Receipt #-Z 061 117 426


Mr. Wu (Zhi Jian)
President and Chief Executive Officer
Dawson Science Corporation
70 East 55th Street
New, York, NY 10022

Dear Mr. Wu:

Dawson Science Corporation (DWSC) was to make an interest payment due on October 1, 1997 in connection with the loan agreement dated July 3, 1997 between Wharton Capital Partners, LTD.
(Wharton) and DWSC.

Attached you will find a new invoice reflecting all interest due for the months of September (including an additional 8% late fee on the past due monthly interest amount) and October 1997.

Kindly forward payment within the next 10 business days to avoid incurring further charges. Thank you.

Very truly yours,

Wharton Capital Partners, LTD.

/s/ Sergio Urrutia

Sergio Urrutia
Account Executive











                              Certified Mail
                              Return Receipt # - Z 061 117 426



                          INVOICE

 8% GRID PROMISSORY NOTE ISSUED BY DAWSON SCIENCE CORPORATION
                      DATED JULY 3,1997

                      INTEREST DUE FROM
                     SEPTEMBER 1st THROUGH
                       OCTOBER 31, 1997


Amount of      Interest
Advance        Due Date       Amount Due     Late Fee  Total
$320,000       10/1/97        $2,104.11      $ 168.33  $2,272.44
               11/1/97        $2,174.24                2,174.24


Total Due: 11/1/97                                     $4,446.68


       MAKE CHECK PAYABLE TO WHARTON CAPITAL PARTNERS LTD.
























                   WHARTON CAPITAL PARTNERS LTD.


January 30, 1998              Certified Mail
                              Return Receipt # -Z 061 117 425


Mr. Wu (Zhi Jian)
President and Chief Executive Officer
Dawson Science Corporation
575 Lexington Avenue, 4th Floor
Suite 410
New York, Ny  10022

Dear Mr. Wu:

In accordance with the loan agreement dated July 3, 1997 between Wharton Capital Partners, LTD. (Wharton) and Dawson Science Corporation (DWSC). Wharton was due to receive 61,050 fully-registered free-trading common shares of DWSC on October 2, 1997. If not, a late fee of 2.5% additional shares was to be issued for each month or portion thereof after the delivery date of the shares.

Please note, as of February 2, 1998, the number of fully-registered free-trading common shares of DWSC due to Wharton is 67,386.83 (includes penalty shares for the months of October, November, and December of 1997 and January 1998 in the amounts of 1,526.25, 1,564.40, 1.602.6, and 1,643.58 respectively).

Kindly forward the above mentioned number of DWSC shares within 10 business days to avoid further penalties. Thank you.

Very truly yours,

Wharton Capital Partners, LTD.

/s/ Sergio Urrutia

Sergio Urrutia
Account Executive



















Exhibit 10.4
















                CONTRACT FOR CHINESE FOREIGN EQUITY

                          JOINT VENTURES





























                 Chapter 1  General Provisions

     In accordance with the "Law of the People's Republic of China on Chinese-Foreign Equity Joint Ventures" and other relevant laws and regulations for China's Special Economic Zones, Qimei Wu and U.S. Dawson Science Corporation adhering to the principle of equality and mutual benefit and through friendly consultations, agree to set up a joint venture enterprise in Shenzhen Special Economic zone, Guangdong Province, P.R. China. The contract hereunder is concluded.


             Chapter 2  Parties to the Joint Venture

Article 1

     Parties to this contract are as follows:  U.S. Dawson
Science Corporation (hereinafter referred to as Party A), registered with the United States, legal address: Nevada, U.S.

Legal representative:    Name:  Zhijian Wu
                         Position:  Chairman of the Board
                         Nationality:  P.R. China
Legal representative:    Qimei Wu (hereinafter referred to as
                         Party B)
                    Sex:  Female
                    Nationality:  Changde, Hunan Province, P.R.
                                  China
                    Natural person
                    ID:  432401381012202
She is one of the stockholders of Shenzhen Jinzhenghua Transport
Industrial Development Co., Ltd., P.R. China

    Chapter 3  Establishment of the Joint Venture Company

     Article 2

     In accordance with the "Law of the People's Republic of China on Chinese-Foreign Equity Joint Ventures" and other relevant laws and other regulations for China's Special Economic
Zones, both parties to the joint venture agree to set up a joint venture limited liability company.

     Article 3

     The name of the joint venture company is _________________. The name in foreign language is Shenzhen Jinzhenghua Traffic and Transportation Industrial Development Co., Ltd. (hereinafter referred to as the joint venture company).
The legal address of the joint venture company is at 3 & 4/F Fu'an Bldg., Futian District, Shenzhen Special Economic Zone.

     Article 4

     All activities of the joint venture company shall be governed by the laws and pertinent rules and regulations of the People's Republic of China.

     Article 5

     The organization form of the joint venture company is a limited liability company. Each party to the joint venture company is liable to the joint venture company within the limit of the capital subscribed by it. The profits, risks and losses of the joint venture company shall be shared by the parties in proportion to their contributions of the registered capital.


  Chapter 4  The Purpose and Scope of Production and Business

     Article 6

     The purpose of the parties to the joint venture is to develop China's traffic and transportation industry through making full use of the advantages of the two parties and the potentiality in domestic freight with automobiles, and introducing foreign investment; to create a scientific and systematic service network to transport passengers and goods with automobiles so as to serve for agriculture, industry, business trade and travel industry and to gain the highest social and economic returns.

     Article 7

     The productive and business scope of the joint venture company is to invest into the entities (the specific projects shall be applied separately), to transport goods and passengers on highway, storage, automobile accessories, domestic trade, the supply and marketing of goods and materials (the monoplied goods are concluded).


Chapter 5  Total Amount of Investment and the Registered Capital

     Article 8

     The total amount of the joint venture company is $20 million.

     Article 9

     Investment contributed by the parties is $10 million, which will be the registered capital of the joint venture company.
     Of which: Party A shall pay $9.2 million, accounts for 92%, Party B shall pay $800 thousand, accounts for 8%.

     Article 10

Both Party A and Party B will contribute the following as their investment:
     Party A: cash $9.2 million (Party A contributes in Renminbi, the exchange of RMB into US$ shall be based on China's foreign exchange rate on the date of the registration)
     Party B: cash $800 thousand, contributing in objects or cash
     (Note: When contributing industrial property as investment, Party A and Party B shall conclude a separate contract to be a part of this main contract.)


     Article 11

     The registered capital of the joint venture company shall be paid in two installments by Party A and Party B according to their respective proporation of their investment.
Each installment shall be as follows:
     Party A shall pay 60% of the capital, that is $5.52 million; Party B shall pay 60% of the capital, that is $480 thousand on the date of registration;
     Both Party A and Party B shall pay the remaining capital within three months from the date of registration.

     Article 12

     In case any party to the joint venture intends to assign all or part of his investment subscribed to a third party, consent shall be obtained from the other party to the joint venture, and approval from Shenzhen Municipal Government.
     When one party to the joint venture assigns all or part of his investment, the other party has preemptive right.


Chapter 6  Responsibilities of Each Party to the Joint Venture

     Article 13

     Party A and Party B shall be respectively responsible for the following matters:
Responsibilities of Party A:
     1. Handling of applications for approval of the joint venture company from Shenzhen Municipal Government; handling of application for registration, business license and other matters concerning the establishment of the joint venture company from Shenzhen Industrial and Commercial Management Administration;
     2.  Providing cash in accordance with the stipulation in
Article 10 and 11;
     3. Assisting the joint venture company in purchasing or leasing equipment, materials, articles for office use, means of transportation and communication facilities etc.;
     4. Assisting the joint venture company in contacting and settling the fundamental facilities such as water, electricity, transportation etc.;
     5. Assisting the joint venture company in recruiting Chinese management personnel, technical personnel, workers and other personnel needed;
     6. Assisting Party B for the certification for staying temporarily, work license, and processing their travelling matters;
     7. Responsible for handling other matters entrusted by the joint venture company;
Responsibilities of Party B:
     1.  Providing capital in accordance with the stipulation in
Article 10 and 11;
     2. Training the technical personnel and workers of the joint venture company;
     3. Responsible for handling other matters entrusted by the joint venture company.


           Chapter 7  The Board of Directors

     Article 14

     The date of registration of the joint venture company shall be the date of the establishment of the board of directors of the joint venture company;

     Article 15

     The board of directors are composed of seven directors, of which four shall be appointed by Party A, three by Party B. The chairman of the board shall be appointed by Party B, and the vice-chairman by Party A. The term of office for the directors, chairman and vice-chairman is three years, their term of office may be renewed if continuously appointed by the relevant party.

     Article 16

     The highest authority of the joint venture company shall be its board of directors. It shall decide all major issues concerning the joint venture company. Unanimous approval shall be required before any decisions are made concerning major issues. As for other matters, approval by a majority of 2/3 or over majority shall be required.

     Article 17

     The chairman of the board is the legal representative of the joint venture Company. Should the chairman be unable to exercise his responsibilities for some reasons, he shall authorize the vice-chairman or any other directors to represent the joint venture company temporarily.

Article 18

     The board of directors shall convene at least one meeting every year. The meeting shall be called and presided over by the chairman of the board. The chairman many convene and interim meeting based on a proposal mande by more than one third of the total number of directors. Minutes of the meeting shalll be placed on file.
The meeting of the board of directors shall be convened at the legal address of the joint venture company usually.


           Chapter 8  Business Management Office

     Article 19

     The joint venture company shall establish a management office which shall be responsible for its daily management. The management office shall have a general manager, a deputy general manager both invited by the board of directors whose term of office is three years.

     Article 20

     The responsibility of the general manager is to carry out the decisions of the board meeting and organize and conduct the daily management of the joint venture company. The deputy general manager shall assist the general manager in his work.
     When handling the major issues, the general manager shall discuss with the deputy general manager.

     Article 21

     In case of graft or serious dereliction of duty on the part of the general manager and deputy general manager, the board of directors shall have the power to dismiss them at any time.


              Chapter 9  Purchase of Equipment

     Article 22

     In its purchase of required raw materials, fuel, parts, means of transportation and articles for office use, etc., the joit venture company shall give first priority to purchase in China where conditions are the same.


                 Chapter 10  Labor Management

     Article 23

     Labor contract covering the recruitment, employment, dismissal and resignation, wages, labor insurance, welfare, rewards, penalty and other matters concerning the staff and workers of the joint venture company shall be drawn up between the joint venture company as a whole or individual employees in accordance with the "Regulations of the People's Republic of China on Labor Management in Chinese-Foreign Equity Joint Ventures and its Implementation Rules."
     The labor contracts shall, after being signed, be filed with the Administration of Labor of Shenzhen.

     Article 24

     The appointment of high-ranking administrative personnel recommended by both parties, their salaries, social insurance, welfare and the standard of travelling expenses etc. shall be decided by the meeting of the board of directors.


            Chapter 11  Taxes, Finance and Audit

     Article 25

     Joint venture company shall pay taxes in accordance with the stipulations of Chinese laws and other relative regulations.

     Article 26

     Staff members and workers of the joint venture company shall pay individual income tax according to the "Individual Income Tax
Law of the People's Republic of China."

     Article 27

     Allocations of reserve funds, expansion funds of the joint venture company and welfare funds and bonuses for staff and workers shall be set aside in accordance with the stipulations in the "Law of the People's Republic of China on Chinese-Foreign Equity Joint Venture". The annual proporation of allocations shall be decided by the joint venture board of directors according to the business situations of the joint venture company.

     Article 28

     The joint venture company shall form an accounting office, provide accountants and stipulate the accounting system in accordance with the "The Accounting System of the People's Republic of China on Chinese-Foreign Equity Joint Venture".
     The accounting system of the joint venture company shall be filed in the Administration of Finance of Shenzhen and the Administration of Taxes of Shenzhen.


           Chapter 12  Duration of the Joint Venture

     Article 29

     The duration of the joint venture company is 15 years. The establishment of the joint venture company shall start from the date of which the business license of the joint venture company is issued.
     An application for the extension of the duration, proposed by one party and unanimously approved by the board of directors, shall be submitted to Shenzhen Municipal Government six months prior to th expiry date of the joint venture.


          Chapter 13 The Disposal of Assets After the Expiration of the Duration

     Article 30

     Upon the expiration of the duration or termination before the date of expiration of the joint venture, liquidation shall be carried out according to the relevent law. The liquidated assets shall be distributed in accordance with the proportion of investment contributed by Party A and Party B.


                   Chapter 14  Insurance

     Article 31

     The joint venture company shall carry every types of insurance at People's Insurance Company of China. Types, the value and duration of insurance shall be decided by the board of directors in accordance with the stipulations of the People's
Insurance Company of China.


          Chapter 15 The Amendment, Alteration and Discharge of the Contract

     Article 32

     The amendment of the contract or other appendices shall come into force only after the written agreement signed by Party A and Party B and approved by Shenzhen Municipal Government.




Article 33

     In case of inability to fulfil the contract or to continue operation due to heavy losses in successive years as a result of force majeure, the duration of the joint venture and the contract shall be terminated before the time of expiration after being unanimously agree upon the board of directors and approved by Shenzhen Municipal Government.


       Chapter 16  Liabilities for Breach of Contract

     Article 34

     Should the joint venture company be unable to continue its operations or achieve the business purpose stipulated in the contract due to the fact thaat one of the contracting parties fails to fulfil the obligations prescribed by the contract and articles of association, or seriously violate the stipulations of the contract and articles of association, or seriously violate the stipulations of the contract and articles of association, that party shall be deemed as unilaterally terminates the contract. The other party shall have the right to terminate the contract in accordance with the provisions of the ocntract after being approved by Shenzhen Municipal Government as well as to claim damages. In case Party A and party B of the joint venture company agree to continue the operation, the party who fails to fulfil the obligations shall be liable to the economic losses to the joint venture company.

     Article 35

     Should either Party A or Party B fail to pay on schedule the contributions in accordance with the provisions defined in Chapter 5 of this contract, the breaching party shall pay to the other party 3% of the contribution starting from the first month after exceeding the time limit. Should the breaching party fail to pay after 6 months, 3% of the contribution shall be paid to the other party, who shall have the right to terminate the contract and to claim damages to the breaching party.

     Article 36

     Should all or part of the contract and its appendices be unable to be fulfilled owing to the fault of one party, the breaching party shall bear the responsibilities thus caused. Should it be the fault of both parties, they shall bear their respective responsibilities according to actual situations.


               Chapter 17  Force Majeure

     Article 37

     Should either of the parties to the contract be prevented from executing the contrac by force majeure, such as earthquake, typhoon, flood, fire and war and other unforeseen events, and their happening and consequences are unpreventable and unavoidable, the prevented party shall notify the other party by cable without any delay, and within 15 days thereafter provide the detailed information of the events and a valid document for evidence issued by the relevant public notatry organization for emplaing the reason of its inability to execute or delay the execution of all or part of the contract. Both parties shall, through consultations, decide whether to terminate the contract or whether to delay the execution of the contract according to the effects of the events of the performance of th contract.


                 Chapter 18  Applicable Law

     Article 38

     The formation of this contract, its validity, interpretation, execution and settlement of the disputes shall be governed by the relatd laws of the People's Republic of China.


               Chapter 19  Settlement of Disputes

     Article 39

     Any disputes arising from the execution of, or in connection with the contract shall be settled through friendly consultations, the disputes shall be submitted to China's International Economic and Trade Arbitration Commission of the Shenzhen Council in accordance with its rules of procedures. The arbitral award is final and binding upon parties. The losing party shall be responsible for the arbitral fee.
During the arbitration, the contract shall be executed continuously by both parties except for matters in disputes.


  Chapter 20  Effectiveness of the Contract and Miscellaneous

     Article 41

     The regulations of the joint venture drawn up in accordance with the principles of this contract are integral part of this contract.

Article 42

     The contract and its appendices shall come into force beginning from the date of approval of the Shenzhen Municipal
Government.

     Article 43

     Should notices in connection with any party's rights and obligations be sent by either Party A or Party B by telegram or telex, etc., the written letter notices shall be also required afterwards. The legal addresses of Party A and Party B listed in this contract shall be the posting addresses.





     Article 44

     The contract is signed in Shenzhen, Guangdong Province of China by the authorized representatives of both parties on October 8, 1997.

For Party A                        For Party B
(Seal)                             (Seal)

/s/Zhi Jian Wu                        /s/  Qi Mei Wu
Legal Representative(Signature)       Legal Representative































Exhibit 10.5










                     REGULATIONS FOR CHINESE-

                       FOREIGN EQUITY JOINT

                              VENTURES

































                  Chapter 1  General Provisions

     Article 1

     In accordance with the "Law of the People's Republic of China on Chinese-Foreign Equity Joint Ventures" and the relevant laws and regulations for Special Economic Zones of Guangdong Province, China, U.S. Dawson Science Corporation (hereinafter referred to as Party A) and Shenzhen Jinzhenghua Transport Industrial Development Co., Ltd., P.R. China (hereinafter referred to as Party B) has signed the contract for a Chinese-foreign equity joit venture on October 8th, 1997 and has set up a joint venture limited liability company (hereinafter referred to as the joint venture). The regulations hereunder is concluded.

     Article 2

     The name of the joint venture company is _________________.

     The name in foreign language is Shenzhen Jinzhenghua
Transport Industrial Development Co., Ltd. (hereinafter referred to as the joint venture).

     The legal address of the joint venture company is at 3 & 4/F
Fu'an Bldg, Futian District, Shenzhen Special Economic Zone.

     Article 3

     Parties to the joint venture are as follows: U.S. Dawson
Science Corporation (hereinafter referred to as Party A),
registered with the United States, legal address:
Nevada, U.S.
Legal representative:         Name:     Zhijian Wu
                              Position: Chairman of the Board
                              Nationality: P.R. China

Shenzhen Jinzhenghua Transport Industrial Development Co., Ltd. (hereinafter referred to as Party B), registered with Shenzhen Special Economic Zone in P.R. China, legal address: 3 & 4/F Fu'an Bldg, Futian District, Shenzhen Special Economic Zone, P.R. China.

Legal representative:              Name: Zhijian Wu
                                   Position: President
                                   Nationality: P.R. China





     Article 4

     The organization form of the joint venture company is a limited liability company. The joint venture company is a legal person of China and therefore it shall be governed by the relevant laws of China. All activities of the joint venture company shall be governed by the laws and pertinent rules and regulations of the People's Republic of China.


  Chapter 2  The Purpose and Scope of Production and Business

     Article 5

     The purpose of the parties to the joint venture is to develop China's transport industry through making full use of the advantages of the two parties and the potentiality in domestic freight with automobiles, and introducing foreign investment; to creat a scientific and systematic service network to transport passengers and goods with automobiles so as to serve for agriculture, industry, business trade and travel industry and to gain the highest social and economic returns. Each party to the joint venture company is liable to the joint venture company within the limit of the capital subscribed by it. The profits, risks and losses of the joint venture company shall be shared by the parties in proportion to their contributions of the registered capital.

     Article 6

     The productive and business scope of the joint venture company is investment and development in industrial enterprises (the specific projects shall be applied separately), highway passenger and goods transport, storehouse transportation, automobile auxiliaru parts, domestic trade, materials supply and marketing (the monoplied goods are concluded).


Chapter 3  Total Amount of Investment and the Registered Capital

     Article 7

     The total amount of investment of the joint venture company is $20 million. The registered capital is $10 million.

     Article 8

     Of which: Party A shall pay $9.2 million, accounts for 92%, Party B shall pay $800 thousand, accounts for 8%.

     Both Party A and Party B will contribute the following as their investment:

     Party A: $9.2 million, accounts for 92% of the registered capital, contributing in cash;

     Party B: $800 thousand, contributing in objects or cash

     Article 9

     The registered capital of the joint venture company shall be paid by Party A and Party B according to the duration stipulated in the contract.

     Article 10

     The accountant invited by the joint venture company shall check the registered capital after both Party A and Party B pay off it. The joint venture company issue the investment certification based on the checking report by the accountant. The major contents of the certification are: the name and the date of establishment of the joint venture, the name and the capital of the business partners, the date of payment of their capital, the issue date of the capital certification, and so on.

     Article 11

     The joint venture company shall not reduce the registered capital in the duration of the joint venture company.

     Article 12

     The raise of the registered capital shall be approved by Both Paarty A and Party B and by the Shenzhen Municipal
Government of Shenzhen.

     Article 13

     In case any party to the joint venture intends to assign all or part of his investment subscribed to a third party, consent shall be obtained from the other party to the joint venture, and approval from Shenzhen Municipal Government.

     When one party to the joint venture assigns all or part of his investment, the other party has preemptive right.

             Chapter 4  The Board of Directors

     Article 14

     The date of registration of the joint venture company shall be the date of the establishment of the board of directors of the joint venture company. The highest authority of the joint venture company shall be its board of directors.

     Article 15

     The board of directors shall decide all major issues concerning the joint venture company. Its major authority is as the following:

1. Decide and grant the major reports provided by the business management [TEXT CUT OFF] operation report, capital supply and marketing and so on);
2. Grant the annual finacial statement, the scheme for balance budget and profit distribution;
3. Pass the important rules and regulations of the joint venture company;
4.        Conclude the labor contract;
5.        Decide the establishment of branch;
6. Discuss and pass the revision of the regulations for the joint venture company;
7. Discuss and decide the stop production, termination and combination with another economic organization of the joint venture company;
8. Decide to the invitation of the general manager, deputy general manager, general engineer, chief accountant, auditor and other senior officers;
9. Be responsible for the liquidation on the termination in advance and expiration of the duration of the joint venture company;
10. Be responsible for other major issues decided by the board of directors.


     Article 16

     The board of directors is composed of seven directors, of which four shall be appointed by Party A, three by Party B. The term of office for the directors is three years, their term of office may be renewed if continuously appointed by the relevant party.


     Article 17

     The board of directors has one chairman and one vice-chairman. The chairman of the board shall be appointed by Party
B, and the vice-chairman by Party A.

     Article 18

     Should the directors be designated or changed by either parties to the joint venture company, a written notice is required by the board of directors.

     Article 19

     The board of directors shall convene at least one meeting every year. The chairman may convene an interim meeting based on a proposal made by more than one third of the total number of directors.

     Article 20

     The meeting of the board of directors shall be convened at the legal address of the joint venture company in principle.

     Article 21

     The meeting shall be called and presided over by the chairman of the board. Should the chairman of the board be absent, the vice-chairman shall convene and preside over the meeting.

     Article 22

     The chairman of the board shall issue the meeting notice in written form five days before the meeting is convened. The notice shall tell the contents, date and address of the meeting.

     Article 23

     Should the director be absent from the meeting for any reason, he shall entrust an agent present in a written notice.
Should the director not be present at the meeting he is regarded as absteation.

     Article 24

     The legal number of directors at the meeting shall be two thirds of the total number of directors. Should the directors at the meeting has less than two thirds of the total number, the resolution passed by the meeting is invalid.

     Article 25

     The detailed written minutes of every meeting shall be required. And the minutes shall obtain the signatures of all the directors present. Should the agent be present he shall sign his name. The minutes shall be written in Chinese or both in Chinese and English. The minutes shall be placed on file and kept by the special person designated by the board of directors. No one shall alter or destroy the minutes on the duration of the joint venture company.

     Article 26

     The following issues shall obtain the unanimous approval of the board of directors:

1. The appointment and revision of the regulations for the joint venture company;
2. The termination and dismissal of the joint venture company;
3. The raise and transference of the registered capital of the joint venture company;
4. The combination of the joint venture company with other economic organization.

     Article 27

     Other issues except those mentioned in Article 26 shall obtain two thirds of the total number of directors or half of them.


            Chapter 5 -- Business Management Office

     Article 28

     The joint venture company shall establish a management office. The specific office establishment shall be decided by the board of directors.

     Article 29

     The management office shall have a general manager, a deputy general manager both invited by the board of directors.

     Article 30

     The general manager shall be responsible directly to the board of directors, carry out the decisions of the board of directors, organize and conduct the daily production, technology and business management of the joint venture company. The deputy general manager shall assist the general manager in his work. When the general manager is absent the deputy general manager take the responsibility.

     Article 31

     The decision of the major issues in daily work concerning the joint venture company shall become effective on the signatures of both the general manager and the deputy general manager. The issues that need the signatures of both the general manager and the deputy general manager shall be stipulated by the board of directors.

     Article 32

     The term of office for the general manager and the deputy general manager is three years. Their term of office may be renewed if continuously invited by the board of directors.

     Article 33

     The chairman, vice-chairman, directors of the board cannot be concurrently the general manager, deputy general manager or other senior officers of the joint venture company.

     Article 34

     The general manager and deputy general manager cannot be concurrently the general manager or the deputy general manager of other economic organizations and cannot take part in the business competition towards the joint venture by other companies.

     Article 35

     The joint venture company has a general engineer, a chief accountant, an auditor, invited by the board of directors.

     Article 36

     The general engineer, chief accountant and auditor are under the leadership of the general manager.

     The chief accountant is responsible for the finance and accounting of the joint venture company, organizes the joint venture company, develops the whole economic accounting and takes the economic responsibility.

     The auditor is responsible for the auditing within the joint venture company, checks and examines the financial balance and accounting list of the joint venture company and report to the general manager and the board of directors.

     Article 37

     Those general manager, deputy general manager, general engineer, chief accountant, auditor and other senior officers who ask for resignation shall hand in the written report 20 days in advance.

     In case of graft or serious dereliction of duty on the part of the above-mentioned officers, the board of directors shall have the power to dismiss them at any time.


               Chapter 6 -- Financial Account

     Article 38

     The financial account of the joint venture company shall be handled in accordance with the stipulations of "the Financial Account System for Chinese-Foreign Equity Joint Venture" by the Ministry of Finance of the People's Republic of China and other relative regulations for Special Economic Zones of China.

     Article 39

     The fiscal year of the joint venture company shall take calendar year. A fiscal year is from January 1 to December 31.

     Article 40

     All evidence, account books, statements of the joint venture company shall be written in Chinese. Should another party ask, they can be noted in English.






     Article 41

     The joint venture company takes Renminbi as the unit to keep account. The exchange of Renminbi into other currencies shall be based on China's foreign exchange rate issued by the National
Exchange Administration of China on the actual date.

     Article 42

     The joint venture company shall open the account for Renmininbi and foreign currency in Bank of China or other banks approved by Bank of China.

     Article 43

     The following contents shall be recorded on the account book of the joint venture company:

1. The total volume of cash revenue and expenditure of the joint venture company;
2. The supply and marketing of the materials of the joint venture company;
3. The registered capital and the liabilities of the joint venture company;
4. The date of payment, raise and transference of the registered capital of the joint venture company.

     Article 44

     The management office shall compile a balance sheet and a profit and loss statement on the first three months of every fiscal year. The balance sheet and profit and loss statement that are signed by the auditor shall submit to the board of directors for passing.

     Article 45

     The parties to the joint venture company have the right to invite the auditors at their own expenses to check the account book of the joint venture company. The joint venture company shall provide convenience on checking.

     Article 46

     The board of directors shall decide the depreciation years of fixed assets of the joint venture company in accordance with the stipulations of "Rules for the Implementation of the Income
Tax Law of the People's Republic of China".

     Article 47

     All the foreign exchange issues concerning the joint venture company are handled in accordance with the relevant regulations of "The Interim Regulations for Foreign Exchange Management of People's Republic of China" and the regulations of the contract for the joint venture company.


         Chapter 7 -- The Allocation of the Profit

     Article 48

     Allocations of reserve funds, expansion funds of the joint venture company and welfare funds and bonuses for staff and workers shall be set aside from the after-income-tax profit in accordance with the relevant law. The annual proportion of allocations shall be decided by the joint venture board of directors according to the business situations of the joint venture company.

     Article 49

     The Profit after the joint venture company has paid the income tax in accordance with the relevant law and has set aside every funds shall be allocated to Party A and Party B according to their respective proportion of their investment. Should the board of directors grant unanimous approval to another allocation of the above-mentioned profit the above-mentioned profit can be allocated in the different way.

     Article 50

     The joint venture company allocate the profit once a year.
The allocation scheme of the profit and the profit sum that the parties to the joint venture company shall get are issued in the last three months of each fiscal year.

     Article 51

     The profit are not permitted to allocated before the loss of last fiscal year has not been made up. The profit that doesn't allocate last fiscal year can be allocated in this fiscal year.






               Chapter 8 -- Staff and Workers

     Article 23

     Labor contract covering the recruitment, employment, dismissal and resignation, wages, labor insurance, welfare, rewards, penalty and other matters concerning the staff and workers of the joint venture company shall be handled in accordance with the "Regulations of the People's Republic of China on Labor Management in Chinese-Foreign Equity Joint Ventures and its Implementation Rules."

     Article 53

     The joint venture company recruits, examines and selects the staff and workers by itself after obtaining the approval of the Labor Administration of Shenzhen.

     Article 54

     The joint venture company has the right to give a disciplinary warning, a demerit or cut down the salary to the employees who violate the rules and labor regulations of the joint venture company. The employees with the serious case can be dismissed. The employees that are punished and dismissed shall be filed in the Labor Administration of Shenzhen.

     Article 55

     The salaries of the employees shall be decided by the meeting of the board of directors and be stipulated in the Labor
Contract in accordance with the relevant law of Shenzhen Special
Economic Zone.

     As the development of the production, the improvement of the employees' professional capability and skill the joint venture company shall raise their salaries.

     Article 56

     The welfare, reward, labor security and labor insurance etc.
of the employees shall be stipulated in the rules of the joint venture company to assure the employees can work and produce in the normal conditions.





                 Chapter 9 -- Trade Union

     Article 57

     The employees of the joint venture company has the right to establish the trade union and develop the activities on trade union according to the "Regulations for the Trade Union in Guangdong Special Economic Zone".


     Article 58

     The trade union of the joint venture company is the representative of the employees. Its task is to maintain the legal interest of the employees, discuss the relevant issues, organize and educate the employees to improve the production, obey the discipline and carry out the labor contract.

     Article 59

     The trade union of the joint venture can instruct and help the employees to sign the individual labor contract or can represent the employees to sign the collective labor contract and supervise the implementation of the contract.

     Article 60

     The chief of the trade union of the joint venture company has the right to attend, as non-voting delegate, the meeting of the board of directors on the salaries, reward and punishment, welfare, labor security, labor insurance and labor discipline etc. He can reflect the suggestion and demand of the employees.

     Article 61

     The joint venture company distributes 2% of the actual total salaries of the employees to the trade union as funds. The funds shall be used by the trade union in accordance with the "Regulations for the Management of the Trade Union Funds".









           Chapter 10 -- Expiration and Liquidation

     Article 62

     The duration of the joint venture company is 15 years. The establishment of the joint venture company shall start from the date on which the business license of the joint venture company is issued.

     Article 63

     An application for the extension of the duration, proposed by one party and unanimously approved by the board of directors, shall be submitted to Shenzhen Municipal Government six months prior to the expiry date of the joint venture. The duration can be extended with the approval of Shenzhen Municipal Government. The parties shall handle the changing procedures in Shenzhen Industrial and Commercial Administrative Management Bureau.

     Article 64

     Should both parties to the joint venture agree that the termination of the duration of the joint ventures is in the highest interest of both parties they can terminate the duration of the joint venture before the date of the expiration.

     Should the joint venture intend to terminate the joint venture it needs the decision from the meeting of the board of directors and the approval of Shenzhen Municipal Government.

     Article 65

     Upon the expiration of the duration or termination before the date of expiration of the joint venture, liquidation shall be carried out according to the relevant law. The liquidation commission shall be established in accordance with the "Rules for the Implementation of the Laws for Chinese-Foreign Equity Joint Venture".

     Article 66

     The task of the liquidation commission is to liquidate the creditor's rights and liabilities of the joint venture, to compile the balance sheet and the assets list, to _____________.




     Article 67

     During the liquidation, the liquidation commission sue and respond on behalf of the joint venture.

     Article 68

     The fee for liquidation and the reward for the committees of the commission shall be paid in priority from the present assets of the joint venture.

     Article 69

     On liquidation the liquidation commission reevaluates the assets of the joint venture based on the book depreciation degree and referring the then price.

     Article 70

     After the liquidation the joint venture shall submit to the Shenzhen Municipal Government, handle the procedure of caneling the registration, hand in the business license and notify the public.

     Article 71

     After the joint venture doesn't operate any more all kinds of the account books shall be kept by the original China party.


          Chapter 11 -- The Rules and Regulations

     Article 72

     The rules and regulations of the joint venture stipulated through the board of directors are as the following:

     1. The rules for business and management including the power regulations of management office;
     2.   The manual for employees;
     3.   The rules for labor salary;
     4. The rules for work attendance, promotion, and reward and punishment of employees;
     5.   The rules for welfare of employees;
     6.   The rules for finance;
     7. The liquidation procedure on the dismissal of the joint venture;
     8.   Other necessary rules.


            Chapter 12 -- Supplementary Articles

     Article 73

     The revision of this regulations shall be approved unanimously by the meeting of the board of directors and submit to the Shenzhen Municipal Government for permission.

     Article 74

     This regulations are written in Chinese and English. Both versions are equally authentic. Should the two versions have discrepancy with each other, only the Chinese version will be taken as the standard one.

     Article 75

     The uncompleted part of this regulations shall be revised and complemented by the board of directors.

     Article 76

     Should this regulations have discrepancy with the laws and regulations of People's Republic of China, only this regulations will be taken as the standard one.

     Article 77

     This regulations shall become effective after obtaining the approval of Shenzhen Municipal Government.


For Party A                        For Party B
(Seal)                             (Seal)

/s/ Wu Zhi Jian                         /s/ Wu Zhi Jian
Legal representative                    Legal representative

(Signature)                        (Signature)





























Exhibit 10.6

           BUSINESS LOAN AND SECURITY AGREEMENT


$2,000,000                                       November 3, 1997

1. PREAMBLE. Business Loan and Security Agreement made by the undersigned (the "Borrower") for the benefit of Mr. Ming-Sum Yeung, whose address is set forth on the signature page hereto (the "Lender"), with respect to a loan in the original principal amount of $2,000,000 as evidenced by a secured convertible promissory note in such amount from the Borrower of even date herewith (the "Note"). Simultaneously with the execution hereof, as partial consideration to the Lender for making the loan hereunder, Zhi-Jian Wu, President and a principal stockholder of Borrower, has delivered the Lender 100,000 shares of Common Stock of the Borrower (the "Bonus Shares"). Pursuant to a Guaranty Agreement of even date, Mr. Wu has guaranteed the obligations of the Borrower hereunder and under the Note, and has pledged 400,000 shares of Convertible Preferred Stock of the Borrower (the "Pledged Shares") as collateral for his obligations under the Guaranty Agreement. The Pledged Shares have been delivered to Brown, Rudnick, Freed & Gesmer, Counselors at Law ("Escrow Agent"), to be held in Escrow pursuant to that certain Escrow Agreement of even date between Escrow Agent, Borrower, Lender and Mr. Wu. This Agreement and the Note are hereinafter collectively referred to as the "Transaction Documents."

2.   SECURITY.

     (a) As security for Borrower's indebtedness and other obligations now or at any time hereafter owing by Borrower to Lender, whether or not any of such are liquidated, unliquidated, secured, unsecured, direct, indirect, absolute, contingent or of any other type, nature or description, including without limitation those arising under this agreement, Borrower hereby grants Lender a security interest in 20% of the ownership interest of the Borrower in Shenzhen City Zhenghua Traffic and Transportation Industrial and Development Company, Ltd.

     (b) Borrower has not granted any security interest with respect to Borrower's collateral hereunder, and such collateral is free of all liens and encumbrances, except those Borrower is granting to Lender herein.

3. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to and covenants with Lender as follows:

     (a) the execution and delivery of each of the Transaction Documents has been approved by all required corporate action and does not violate or contravene any provision of Borrower's corporate charter documents, by-laws or any other indenture or contract to which Borrower is a party. Each of the Transaction Documents is valid, binding and enforceable against Borrower in accordance with their respective terms, and no consent of any other party is required in connection with the execution, delivery, performance or enforceability of any of the Transaction Documents.

     (b) Borrower has filed all federal, state, local and other tax and similar returns required to be filed and has paid or provided for the payment of all taxes and assessments due thereunder.

     (c) Borrower and each of the Borrower's subsidiaries is duly organized, validly existing and in good standing under the laws of their respective jurisdictions of formation;

     (d) any financial statements or projections Borrower has delivered to Lender are true and correct in all material respects, and have been prepared in accordance with generally accepted accounting principles; and there has occurred no material adverse change in Borrower's or any of its subsidiaries' business or financial condition since the date of the most recently delivered financial statements;

     (e) there is no litigation pending or threatened against Borrower or any of its subsidiaries, except as disclosed on Borrower's financial statements or in a writing delivered to Lender; and

     (f) the issued and outstanding capital stock of the Borrower is as set forth on Schedule 3(f) hereto, and, except as set forth on such Schedule, there are no outstanding options, warrants or other rights to acquire capital stock of the Borrower.

4. AFFIRMATIVE COVENANTS. So long as any amount is unpaid hereunder, Borrower will:

     (a) keep proper books of account in a manner in accordance with generally accepted accounting principles;

     (b) permit, upon written notice and during normal business hours, inspections and audits by Lender or by Lender's agents of all books, records and papers in the custody or control of Borrower or of others relating to any security for the obligations hereunder or Borrower's or any of its subsidiaries financial or business condition, including the making of copies thereof and abstracts therefrom and inspection and appraisal of any of Borrower's or its subsidiaries' assets;

     (c) at the request of the Lender, deliver to Lender financial information in such form and detail and at such times as are satisfactory to Lender, including, without limitation, Borrower's quarterly financial statements;

     (d) promptly pay all taxes, assessments and other governmental charges due from Borrower or its subsidiaries;
provided however, that nothing herein contained shall be interpreted to require the payment of any such tax so long as its validity is being contested in good faith and Borrower maintains adequate reserves with respect to such tax;

     (e) keep adequately insured at all times with responsible insurance carriers against liability on account of damage to persons or property;

     (f) promptly inform Lender of the commencement of any action, suit, proceeding or investigation against Borrower or any of its subsidiaries, or the making of any counterclaim against Borrower or any of its subsidiaries in any action, suit or proceeding and of all liens against any of Borrower's or any of its subsidiaries' property, and of the occurrence of any default hereunder;

     (g) pay all indebtedness to Lender and to third parties when due; and

     (h) maintain Borrower's and each of its subsidiaries' corporate existence, comply with all applicable laws and regulations and maintain all property useful and necessary in Borrower's business in good repair and operating condition, ordinary wear and tear excepted.

5. NEGATIVE COVENANTS. So long as any amount is unpaid hereunder, Borrower will not, without Lender's prior written consent:

     (a) create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien or other encumbrance upon any of the collateral hereunder, except in Lender's favor;

     (b) sell, convey, lease or transfer any of Borrower's assets other than in the ordinary course of business, or merge or consolidate with or into any other company or corporation, except with Lender's written consent;

     (c) become a guarantor, surety or otherwise become liable for the debts or other obligations of any person, firm or corporation, except as an endorser of instruments for the payment of money deposited to Borrower's account for collection in the ordinary course of business;

     (d) make any investments in or loans or advances to any other person, firm or corporation (including, without limitation, loans or advances to officers, partners or employees of Borrower or any of its subsidiaries) except direct obligations of the United States of America;

     (e) purchase any of its capital stock or declare any dividends thereon, without the written consent of Lender; and

     (f) change the form in which Borrower conducts its business, the location of such business, or the nature of the business as conducted by Borrower on the date of this Agreement or fail to maintain its business operation as a going concern.

6. DEFAULT. In addition to, and not by way of limitation of, any of Lender's other rights hereunder, the entire unpaid balance of all of Borrower's indebtedness to Lender, whether under this Agreement, the Note or under any other instrument, document or agreement with Lender, may be declared to be immediately due and payable at Lender's sole election upon the happening of any one of the following specified events of default (each an "Event of Default"):

     (a) Borrower's failure to make any payment when due hereunder or under the Note, or to pay or perform any other obligation to Lender, now existing or hereafter arising;

     (b) Borrower's failure to pay any indebtedness to any others when due, except where Borrower is reasonably and in good faith asserting a legal defense in respect of its failure to pay any such indebtedness when due;

     (c) if any representation, warranty, statement or certificate made to Lender by Borrower proves to have been or becomes untrue;

     (d) any change in the ownership of capital stock in the Borrower which results in a change of control of the Borrower;

     (e) with respect to the Borrower or any of its subsidiaries, the commencement, whether voluntary or involuntary, of a case under the United States Bankruptcy Code or any other proceeding or action seeking reorganization, liquidation, dissolution or other relief under federal bankruptcy or insolvency statutes or similar laws, or seeking the appointment of a receiver, trustee or custodian for the Borrower or all or a part of Borrower's assets;

     (f) if Borrower or any of its subsidiaries makes an assignment for the benefit of creditors, or is unable to pay debts as they mature; or

     (g) any such event occurs with respect to any guarantor or endorser of Borrower's obligations to Lender.

7. ADDITIONAL REMEDIES. Upon demand of payment of all amounts due hereunder, or upon the occurrence of any Event of Default and at any time thereafter, Lender shall have all of the rights and remedies of a secured party upon default under the New York Uniform Commercial Code, in addition to which Lender shall have all of the following rights and remedies:

     (a)  to take possession and dispose of the collateral;

     (b) the proceeds of any collection of the collateral shall be applied toward any of Borrower's loan or loans in such order and manner as Lender determines in Lender's sole discretion.
Borrower shall remain liable to Lender for any deficiency remaining following such applications; and

8. FEES AND EXPENSES. Simultaneously with the execution hereof, Borrower has paid Lender an origination fee equal to 4% of the principal amount of the Note. Such origination fee has been directly deducted from the proceeds of the loan delivered to the Borrower, so that the proceeds delivered to the Borrower were net of the origination fee. Borrower will reimburse Lender promptly for any fees payable to the appropriate public officer to perfect any lien or other security interest taken to secure any indebtedness created pursuant hereto, or the premium, not in excess of such filing fee, payable for insurance in lieu of such filing. Borrower shall pay on demand all of Lender's expenses, including, without limitation, attorneys' fees and disbursements, incurred in connection with the loan made hereunder, and all expenses which Lender may hereafter incur in connection with the protection or enforcement of any of Lender's rights against Borrower, any collateral, and any guarantor of Borrower's obligations to Lender.

9. EQUITY PARTICIPATION. As additional consideration to the Lender for making the loan hereunder, concurrently with the execution and delivery of this Agreement, Zhi-Jian Wu, President and a principal stockholder of the Borrower, has transferred to the Lender 100,000 shares of Common Stock of the Borrower (the "Bonus Shares").

10. REGISTRATION RIGHTS. At any time the Borrower proposes to file a registration statement under the Act with respect to any capital stock of the Borrower on any form, other than forms S-4 or S-8 or their then equivalents, then, the Borrower shall give written notice of such proposed filing to the Lender at least forty-five (45) days before the anticipated filing date, and such notice shall offer to the Lender the opportunity to include in such registration statement the number of Registrable Securities (defined herein) which Lender may request. The Borrower shall cause the managing underwriter of a proposed offering to offer such shares of capital stock on the same terms and conditions as the capital stock to be included therein by the Borrower. For purposes of this Agreement, "Registrable Securities" means the Bonus Shares, the Pledged Shares, and the shares of Common Stock issuable or transferred pursuant to the Note. Any permitted assignee of Lender shall also have the registration rights granted hereunder with respect to Registrable Securities acquired from Lender. References to Lender in this Agreement shall include permitted assignees of the Lender.

     Additional Obligations of the Borrower.  Whenever the
Borrower is required to register shares of capital stock pursuant to a request of the Lender hereunder, the Borrower shall:

     (i) prepare for filing with the Securities and Exchange Commission a registration statement, including a prospectus and exhibits, amendments and supplements thereto and, prior to such filing, furnish the same to Lender for review and comment;

     (ii) file the registration statement with the Securities and Exchange Commission and use commercially reasonably efforts to cause such registration statement to become effective and remain effective as provided herein;

     (iii)prepare and file with the Securities and Exchange Commission such amendments and supplements to said registration statement and the prospectus used in connection therewith as may be necessary to keep said registration statement effective and to comply with the provisions of the Act with respect to the sale of securities covered by said registration statement for the period necessary to complete the proposed public offering, subject to the terms hereof;

     (iv) furnish to Lender such copies of the registration statement including the preliminary and final prospectus and copies of all exhibits, amendments and supplements thereto, as well as such other documents as Lender may reasonably request to facilitate the proposed public offering of capital stock;

     (v) to use its best efforts to register or qualify the capital stock covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as Lender may request.

     (vi) permit Lender and its counsel and other representatives to inspect and copy such corporate documents and records as may reasonably be requested by them;

     (vii) furnish to Lender a copy of all documents filed and all correspondence from or to the Securities and Exchange
Commission in connection with any such offering;

     (viii) pay all expenses in connection with such registration and offering (other than the fees and expenses of Lender's counsel, if any), except that Lender shall bear all underwriting commissions attributable to his or its shares so registered; and

     (ix) use its best efforts to file on a timely basis with the Securities and Exchange Commission such information as the Borrower may be obligated to file under Sections 13 or 15(d) of the Securities Exchange Act of 1934, as then amended and in effect.

     Indemnification. Incident to any registration statement, including any preliminary prospectus, prospectus, or any amendments or supplements thereto (the "Registration Statement"), or any application for exemption filed by the Borrower which includes Registrable Securities, the Borrower will indemnify Lender and its officers, directors, employees, stockholders, partners and agents, as applicable, against all claims, losses, damages and liabilities, including legal and other expenses incurred in investigating or defending against the same, arising out of any untrue statement of a material fact contained therein, or by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any violation by the Borrower of the Act, any state securities or "blue-sky" laws or any rule or regulation thereunder in connection with such registration or sale, except insofar as the same may have been caused by an untrue statement or omission based upon, and in conformity with, information furnished in writing to the Borrower by Lender expressly for use therein.

     Promptly after receipt by Lender or any of its respective officers, directors, employees, stockholders, partners or agents, of notice of the assertion or commencement of any action in respect of which indemnity may be sought against the Borrower, Lender shall notify the Borrower in writing of the assertion or commencement thereof, and, subject to the provisions hereinafter stated, the Borrower shall assume the defense of such action (including the employment of counsel and the payment of all fees and expenses) insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Borrower. Lender and its officers, directors, employees, stockholders, partners and agents, as the case may be, shall have the right to employ separate counsel in any such action and to participate in the defense thereof, provided that the Borrower shall have the right to control any such litigation, but the fees and expenses of such separate counsel shall not be at the expense of the Borrower unless the employment of such counsel has been specifically authorized by the Borrower or unless counsel retained by the Borrower has, in the reasonable opinion of Lender's counsel, a conflict of interest with respect to its representation of Lender. The Borrower shall not be liable to indemnify any person for any settlement of any such action effected without the Borrower's consent.

     Contribution. If the indemnification provided for herein is unavailable to an indemnified party thereunder (other than by reason of exceptions provided therein) in respect of any claims, losses, damages or liabilities, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such claims, losses, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions, statements or omissions which resulted in such claims, losses, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and such indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.

     The parties hereto agree that it would not be just and equitable if contribution hereunder were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

11. WAIVER, CUMULATIVE REMEDIES. No delay or omission by Lender in exercising or enforcing any of Lender's rights or remedies shall operate as, or constitute a waiver thereof. No waiver by Lender of any event of default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No exercise of any of Lender's rights and remedies and no other agreement or transaction of whatever nature entered into between Borrower and Lender at any time, shall preclude any other exercise of Lender's rights and remedies. No waiver by Lender of any of Lender's rights and remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. All of Lender's rights and remedies hereunder, and all of Lender's rights and remedies, power, privileges, and discretion under any other agreement or transaction are cumulative and not alternative or exclusive and may be exercised by Lender at such time or times and in such order of preference as Lender in Lender's sole discretion may determine.

12.  [RESERVED].

13. MISCELLANEOUS INFORMATION. It is agreed that references to "Lender" shall mean the undersigned Lender and his heirs or assigns, and references to "Borrower" or "the undersigned" shall mean the undersigned Borrower and its successors and assigns. Borrower will, in manner satisfactory to Lender, furnish other documentation of a type and in such form as Lender may request from time to time to further evidence or perfect the agreements contemplated hereby.

14. APPLICABLE LAW. This agreement shall be construed and interpreted in accordance with the laws of the State of New York, without regard to the choice of law provisions thereof .



IN WITNESS WHEREOF, the Borrower and the Lender have executed this Agreement as of the date first above written.


                                   MR. WU


                                   /s/__________________
                                   Zhi-Jian Wu



                                   BORROWER:


                                   DAWSON SCIENCE CORPORATION


                                   By:   /s/Zhi Jian Wu
                                   Zhi Jian Wu, President, duly
                                   authorized


                                   LENDER:


                                   /s/Ming-Sum Yeung
                                   Mr. Ming-Sum Yeung
                                   Flat B, 13/F, Block D
                                   Wylie Court
                                   19 Wylie Path
                                   Homantin, Kowloon
                                   Hong Kong
















                       SCHEDULE 3(f)


     Issued and outstanding capital stock and options, warrants and other rights to acquire capital stock:

     1. 13,000,000 shares of Common Stock are issued and outstanding. 2,100,000 shares of Convertible Preferred Stock are issued and outstanding. Each share of Convertible Preferred
Stock is convertible into five (5) shares of Common Stock. No other shares of capital stock are issued and outstanding.

     2. There are no outstanding options, warrants or other rights to acquire capital stock of the Borrower.



































                         CONVERTIBLE
                       PROMISSORY NOTE


$2,000,000                             Dawson Science Corporation
                                                 November 3, 1997


FOR VALUE RECEIVED, the undersigned, Dawson Science Corporation, with a principal place of business at 70 East 55th Street, 20th Floor, New York, New York 10022 ("Maker"), hereby promises to pay to the order of Mr. Ming-Sum Yeung whose address is Flat B, 13/F, Block D, Wylie Court, 19 Wylie Path, Homantin, Kowloon, Hong Kong ("Holder"), the sum of two million (U.S. $2,000,000) Dollars together with interest on the unpaid principal amount from time to time outstanding at a rate per annum equal to twelve (12%) percent. Interest shall be payable monthly in arrears, commencing November 15, 1997. The entire balance of principal, accrued but unpaid interest, and other fees and charges shall be due and payable on the earlier of (1) one hundred eighty (180) days from the date hereof (the "Maturity Date") or (2) the occurrence of an Event of Default, as defined below.

     1. Interest. Interest and fees shall be calculated on the basis of a 360-day year times the actual number of days elapsed. In no event shall interest payable hereunder exceed the highest rate permitted by applicable law. To the extent any interest received by Holder exceeds the maximum amount permitted, such payment shall be credited to principal, and any excess remaining after full payment of principal shall be refunded to Maker.

     2. Prepayment/Default Penalties. The principal balance of this note may be paid at any time without penalty. Upon the occurrence of an Event of Default and until such Event of Default has been cured, the Holder shall be entitled to receive the following penalty payments (in addition to regular interest payments): (1) payment in cash, computed on a daily basis, at a rate per annum equal to twelve (12%) percent of outstanding principal and accrued interest and (2) 10,000 shares of Common Stock of Maker (the "Default Shares") for each thirty (30) day period, or any part thereof, during which there exists an Event of Default. In the event the Lender is entitled to Default Shares hereunder, Zhi-Jian Wu, President of Maker, shall, subject to the terms hereof, transfer the Default Shares to the Lender. In order to satisfy any obligation to the Lender hereunder or under the Guaranty Agreement between Mr. Wu and Lender of even date herewith, Mr. Wu has delivered an aggregate of 400,000 shares of Convertible Preferred Stock of Maker standing in his name to Brown, Rudnick, Freed & Gesmer, Counselors at Law, as escrow agent (the "Escrow Agent") to be held pursuant to that certain Escrow Agreement between Escrow Agent, Mr. Wu, and Lender of even date ("Escrow Agreement").

     3. Costs and Expenses. Maker agrees to pay all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses incurred, or which may be incurred, by Holder in connection with the enforcement and collection of this Note and any other agreements, instruments and documents executed in connection herewith.

     4. Waivers. Maker and all guarantors and endorsers hereby waive presentment, demand, notice, protest, and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and assent to extensions of the time of payment or forbearance or other indulgence without notice. No delay or omission of Holder in exercising any right or remedy hereunder shall constitute a waiver of any such right or remedy. A waiver on one occasion shall not operate as a bar to or waiver of any such right or remedy on any future occasion.

     5. Events of Default. The entire unpaid principal and interest balance shall, at the option of the Holder, become immediately due and payable, without notice or demand, upon the occurrence of any of the following events (an "Event of Default"):

          (i) failure to make any payment herein provided within five (5) days of the due date.

          (ii) the making of an assignment for the benefit of creditors, trust mortgage, or composition with creditors or other arrangement of similar import by the Maker or any guarantor or endorser of this Note; the commencement of any voluntary proceedings under any bankruptcy or insolvency law, now or hereafter enacted, by the Maker or any guarantor or endorser; the commencement of any involuntary proceedings under any bankruptcy or insolvency laws now or hereafter enacted which are not discharged within 60 days after the filing thereof, by or against the Maker or any guarantor or endorser of the undersigned.





          (iii) All payments due hereunder shall be made at the address of the Holder as set forth below, or at such other place as the Holder may designate from time to time in writing.

     6.   [RESERVED].

     7. Convertibility of Note. At any time after the Maturity Date and prior to repayment in full of all amounts due hereunder, the original principal amount of this Note (and all accrued but unpaid interest thereon and any costs and expenses payable hereunder) shall at the option of the Holder be convertible into that number of fully-paid nonassessable shares of Common Stock of the Maker (the "Shares") equal to the quotient of (i) the original principal amount of this Note (and all accrued but unpaid interest thereon and any costs and expenses payable hereunder) and (ii) fifty percent (50%) of the average closing bid price of the Common Stock, as quoted on the National Association of Securities Dealers Inc.'s OTC Bulletin Board, during the five (5) trading days immediately preceding the date of conversion (the "Conversion Price").

     8. Conversion of Note. Subject to Section 7, the conversion rights represented by this Note may be exercised in whole, but not in part, by the surrender of this Note and the duly executed Notice of Conversion (the form of which is attached as Exhibit A) at the principal office of the Maker. Upon conversion, the Holder shall be entitled to receive, within a reasonable time, a certificate or certificates, issued in the Holder's name or in such name or names as the Holder may direct, for the number of Shares so acquired. The Shares so acquired shall be deemed to be issued as of the close of business on the date on which this Note shall have been converted. Subsequent to the conversion of this Note, the penalty provisions of paragraph 2 of this Note shall no longer be applicable.

     9. Shares to be Issued; Reservation of Shares. The Maker covenants that the Shares issuable upon the conversion of this Note will, upon issuance in accordance herewith, be fully paid and non-assessable, and free from all liens and charges with respect to the issue thereof. During the period within which the conversion rights represented by the Note may be exercised, the Maker will at all times have authorized and reserved, for the purpose of issuance upon exercise of the conversion rights represented by this Note, a sufficient number of shares of its Common Stock to provide for the exercise of the conversion right represented by this Note.

     10. No Fractional Shares. No fractional shares shall be issued upon the conversion of this Note. In lieu thereof, a cash payment shall be made equal to such fraction multiplied by the fair market value of such shares of Common Stock, as determined in good faith by the Maker's Board of Directors.

     11. Adjustments of Conversion Price and Number of Shares. If there shall be any change in the Common Stock of the Maker through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Maker, appropriate adjustments shall be made by the Board of Directors of the Maker (or if the Maker is not the surviving corporation in any such transaction, the Board of Directors of the surviving corporation) in the aggregate number and kind of shares subject to this Note, and the number and kind of shares and the price per share then applicable to shares covered by this Note.

     12. No Rights as Shareholders. This Note does not entitle the Holder to any voting rights or other rights as a shareholder of the Maker prior to conversion and surrender of this Note. Notwithstanding the foregoing, the Maker agrees, upon the request of the Holder, to transmit to the Holder such information, documents and reports as are generally distributed to holders of the capital stock of the Maker. Upon valid conversion and surrender of this Note in accordance with the terms hereof, the Holder or the Holder's designee, as the case may be, shall be deemed a shareholder of the Maker.

     13. Sale or Transfer of the Note and the Shares; Legend. For purposes hereof, the "Shares" include the Default Shares (to the extent "restricted" under Rule 144 of the Securities Act of 1933, as amended) and the shares issuable upon conversion of this Note. The Note and the Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Act and applicable State Securities laws, or (ii) such sale or transfer is exempt from the registration requirements of the Act and applicable State Securities laws. Each certificate representing any Shares shall bear a legend substantially in the following form, as appropriate:

THE SHARES EVIDENCED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND
NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR
DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE
EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED
THERETO UNDER APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN
EXEMPTION UNDER APPLICABLE STATE SECURITIES LAWS.

Such Shares may be subject to additional restrictions on transfer imposed under applicable state and federal securities law.

     14. Modifications and Waivers. This Note may not be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which enforcement of the same is sought.

     15. Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder or the Maker shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to the Holder at its address shown on the books of the Maker or in the case of the Maker, at the address indicated above, or, if different, at the principal office of the Maker.

     16. Loss, Theft, Destruction or Mutilation of Note. The Maker covenants with the Holder that upon its receipt of evidence reasonably satisfactory to the Maker of the loss, theft, destruction or mutilation of this Note or any stock certificate and, in the case of any such loss, theft or destruction, and upon surrender and cancellation of this Note or stock certificate, if mutilated, the Maker will make and deliver a new Note or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note or stock certificate.

     17. Representations and Warranties of Holder. By accepting this Note, the Holder represents and warrants that he, she or it is acquiring this Note and the Shares for his, her or its own account, for investment and not with a view to, or for sale in connection with, any distribution thereof or any part thereof. Holder represents and warrants that he, she or it (a) is an "accredited investor" as defined in Appendix A hereto (only applicable to U.S. residents), (b) is experienced in the evaluation of businesses similar to the Maker, (c) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Maker, (d) has the ability to bear the economic risks of an investment in the Maker, and (e) has been afforded the opportunity to ask questions of and to receive answers from the officers of the Maker and to obtain any additional information necessary to make an informed investment decision with respect to an investment in the Maker.

     18. Binding Effect on Successors. This Note shall be binding upon any corporation succeeding the Maker by merger, consolidation or acquisition of all or substantially all of the Maker's assets, and all of the obligations of the Maker relating to the Shares issuable upon conversion of this Note shall survive the conversion and termination of this Note and all of the covenants and agreements of the Maker shall inure to the benefit of the successors and assigns of the Holder.

     19. Governing Law. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, without regard to the choice of law principals thereof.

     IN WITNESS WHEREOF, DAWSON SCIENCE CORPORATION has caused this Note to be executed by its officer thereunto duly authorized.

ORIGINAL ISSUANCE DATE: As of November 3,1997

WITNESS:                        DAWSON SCIENCE CORPORATION

/s/ Andrew Lee                  By:/s/ Zhi-Jian Wu
Name:    Andrew Lee             Zhi-Jian Wu, President,
Address: Dobbs Ferry, NY 10522  duly authorized

                                /s/ Zhi-Jian Wu
                                Zhi-Jian Wu, individually, only
                                with respect to Paragraph 2
                                hereof.






















                       NOTARIZATION

County: New York
State: New York

     On this 3rd day of November, 1997, before me personally appeared Zhi Jian Wu, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.


                              /s/  Fanny Paulits
                              Notary Public
                              My Commission Expires:
                              Notary Public, State of New York
                              No. 31-4792967
                              Commission Expires Nov. 30, 1997
































                        EXHIBIT A
                   NOTICE OF CONVERSION

     To:  DAWSON SCIENCE CORPORATION

     1.   The undersigned hereby elects to convert the attached
Note into ___ shares of Common Stock of DAWSON SCIENCE
CORPORATION pursuant to the terms of the attached Note, and tenders herewith the Note for cancellation.

     2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below.

     3. The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. The undersigned further represents that such shares shall not be sold or transferred unless either (i) they first shall have been registered under applicable state securities laws or (ii) or an exemption from applicable state registration requirements is available.


                                   _____________________
                                   (Name)


                                   _____________________
                                   (Address)


                                   _____________________
                                   (Signature)


                                   _____________________
                                   (Date)









                           APPENDIX A
                    [For U.S. Residents Only]

An "Accredited Investor" within the meaning of Regulation D under the Securities Act of 1933 includes the following:

Organizations

     (1) A bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; insurance company as defined in section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that act; a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301 (c) or (d) of the Small Business Investment Act of 1958; an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

     (2)  A private business development company as defined in
Section 202(a)(22) of the Investment Advisers Act of 1940.

     (3)  A trust (i) with total assets in excess of $5,000,000,
(ii) not formed for the specific purpose of acquiring the Securities, (iii) whose purchase is directed by a person who, either alone or with his purchaser representative, has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the proposed investment.

     (4) A corporation, business trust, partnership, or an organization described in section 501 (c)(3) of the Internal Revenue Code, which was not formed for the specific purpose of acquiring the Securities, and which has total assets in excess of $5,000,000.





Individuals

     (5) Individuals with income from all sources for each of the last two full calendar years whose reasonably expected income for this calendar year exceeds either of:
          (i)  $200,000 individual income; or
          (ii) $300,000 joint income with spouse.


NOTE:     Your "income" for a particular year may be calculated
by adding to your adjusted gross income as calculated for Federal income tax purposes any deduction for long term capital gains, any deduction for depletion allowance, any exclusion for tax exempt interest and any losses of a partnership allocated to you as a partner.

     (6)  Individuals with net worth as of the date hereof
(individually or jointly with your spouse), including the value of home, furnishings, and automobiles, in excess of $1,000,000.

     (7) Directors, executive officers or general partners of the Issuer.



























                     ESCROW AGREEMENT

     ESCROW AGREEMENT dated as of November __, 1997 among Zhi-Jian Wu, an individual whose address is c/o Dawson Science Corporation, 70 East 55th Street, 20th Floor, New York, New York 10022 ("Mr. Wu"), Mr. Ming-Sum Yeung, an individual whose address is Flat B, 13/F, Block D, Wylie Court, 19 Wylie Path, Homantin, Kowloon, Hong Kong, Dawson Science Corporation, whose address is 70 East 55th Street, 20th Floor, New York, NY 10022 (the "Borrower") and Brown, Rudnick, Freed & Gesmer, P.C. ("Escrow Agent").

     WHEREAS, Borrower, of which Mr. Wu is President and a principal stockholder, has entered into a Loan and Security Agreement of even date herewith with Lender ("Loan Agreement") and has issued Lender a Convertible Promissory Note of even date ("Note"), related to certain loans and extensions of credit provided by Lender to the Borrower under the terms and conditions set forth in the Loan Agreement (the Loan Agreement and the Note are hereafter collectively referred to as the "Loan Documents");

     WHEREAS, Mr. Wu has guaranteed the obligations of the Borrower to the Lender under the Loan Documents pursuant to a Guaranty Agreement of even date between Mr. Wu and Lender (the
"Guaranty Agreement");

     WHEREAS, in order to secure Mr. Wu's obligations under the Guaranty Agreement and Loan Documents to each Lender, Mr. Wu has executed a Stock Pledge Agreement, of even date, in favor of Lender, pursuant to which Mr. Wu has pledged capital stock of the Borrower (the "Pledged Shares");

     WHEREAS, the parties desire that the Escrow Agent hold the Pledged Shares in escrow in accordance with the terms hereof;

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Borrower, Lender and Mr. Wu hereby designate and appoint Escrow Agent as the escrow agent for the purposes set forth herein, and hereby authorize and direct the Escrow Agent to hold the number of shares of Convertible Preferred Stock of the Borrower (along with executed blank stock powers) specified on
Schedule I hereto (the "Shares"), pursuant to the terms set forth herein.

     2. The terms of this Escrow Agreement may be altered, amended, modified or revoked only by the written consent of Borrower, Lender, Mr. Wu and the Escrow Agent.

     3. Escrow Agent shall only disburse the Shares in accordance with written instructions, in form and substance satisfactory to Escrow Agent, jointly executed by Mr. Wu and Lender.

     4. In the event that a dispute arises among the parties involving any responsibility of the Escrow Agent hereunder, Escrow Agent shall continue to hold the Shares until it has been furnished with a statement in writing jointly signed by both Lender and Mr. Wu, instructing Escrow Agent as to the manner in which it is to dispose of the Shares. Upon receiving such statement, Escrow Agent shall dispose of the Shares pursuant to such statement and Borrower, Lender and Mr. Wu agree to hold Escrow Agent harmless from any liability or responsibility therefor. In the event that Escrow Agent is made a party, in respect to the Shares or any of its responsibilities hereunder, to any court action or arbitration proceedings, Escrow Agent shall make no disposition of the Shares, except as required by a court of competent jurisdiction, or by such arbitrators, and Borrower, Lender and Mr. Wu shall hold Escrow Agent harmless from and on account of any expenses which Escrow Agent may incur or become liable to pay because of any such proceedings and the holding of the Shares. In the event of a dispute as to the disposition of any of the escrowed documents, Escrow Agent may apply to any court of competent jurisdiction for a determination of the rights of the parties with respect thereto, and shall be relieved of any further liability on account hereof.

     5. Escrow Agent assumes no obligation or responsibility hereunder other than to make delivery of the Shares as provided above. Escrow Agent shall not be bound by any agreement or contract not expressly referenced herein, regardless of whether Escrow Agent has knowledge thereof. Borrower, Lender and Mr. Wu jointly and severally agree to assume liability for and do hereby agree to indemnify, protect, save and hold harmless Escrow Agent from and against any and all liabilities, obligations, losses, damages, claims, actions, suits, costs and expenses of whatever kind and nature, including attorneys' fees, imposed upon, incurred by or asserted against Escrow Agent in any way related to or arising out of this Escrow Agreement.





     6. It is expressly understood by all parties that Brown, Rudnick, Freed & Gesmer, P.C. acts as counsel to Borrower, and that neither anything contained in this Escrow Agreement nor Escrow Agent's execution hereof, shall in any way affect or require termination of such representation of Borrower.

     7. If the Escrow Agent reasonably requires other or further instruments in connection with this Escrow Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

     8. Any notice required or permitted hereunder shall be given in writing by registered or certified mail, at the addresses set forth below.

     9. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Loan Agreement.

     EXECUTED as an instrument under seal as of the date first above written.

                                   MR. WU:
                                   /s/ Zhi-Jian Wu
                                   Zhi-Jian Wu

                                   Notice Address:
                                   c/o Dawson Science Corporation
                                   70 East 55th Street 20th Floor
                                   New York, New York 10022

                                   BORROWER:

                                   DAWSON SCIENCE
                                   CORPORATION

                              By:  /s/ Zhi-Jian Wu
                                   Zhi-Jian Wu, President
                                   Notice Address:
                                   70 East 55th Street
                                   20th Floor
                                   New York, New York 10022
                                   Attn.: Zhi-Jian Wu, President



                                   LENDER:
                                   /s/ Ming-Sum Yeung
                                   Mr. Ming-Sum Yeung
                                   Notice Address:
                                   Flat B, 13/F, Block D
                                   Wylie Court
                                   19 Wylie Path
                                   Homantin, Kowloon
                                   Hong Kong

                                   ESCROW AGENT:
                                   BROWN, RUDNICK, FREED
                                   & GESMER, P.C.

                              By:  /s/ John G. Nossiff, Jr.
                                   John G. Nossiff, Jr.
                                   Notice Address:
                                   One Financial Center
                                   Boston, MA 02111
                                   Attn:     John G. Nossiff, Jr.





























                      SCHEDULE I

400,000 shares of Convertible Preferred Stock of Dawson Science
Corporation (along with blank stock powers, with signature guaranteed).












































                      GUARANTY AGREEMENT

                      W I T N E S S E T H:

     WHEREAS, Dawson Science Corporation ("Obligor"), a Nevada corporation, is entering into a Loan and Security Agreement dated the date hereof with Mr. Ming-Sum Yeung (the "Lender") pursuant to which certain loans and other extensions of credit have been and will be made by the Lender to Obligor (the "Loan and Security Agreement") and, in connection therewith, is delivering to Lender a Convertible Promissory Note dated the date hereof (the "Note");

     WHEREAS, the undersigned, Zhi-Jian Wu (the "Guarantor"), is a principal stockholder and an officer of Obligor;

     WHEREAS, as a condition to entering into the Loan and Security Agreement and the Note, and making advances thereunder, the Lender has required that Guarantor guarantee the full and prompt payment and performance of all obligations of Obligor to Lender, including, without limitation, obligations respecting all loans made under the Loan and Security Agreement and the Note (the Loan and Security Agreement and the Note are hereinafter collectively referred to as the "Loan Documents");

     WHEREAS, to secure his obligations to the Lender hereunder, the Guarantor has executed and delivered to the Lender a Stock
Pledge Agreement dated the date hereof under which he has pledged shares of Borrower to Lender;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of any and all loans, advances, and extensions of credit now or hereafter made or extended by Lender to, for the account of or on behalf of Obligor pursuant to and under the Loan Documents and as an inducement for the Lender to make future loans, advances and extensions of credit to Obligor, Guarantor hereby unconditionally and absolutely guarantees to Lender the full and prompt payment and performance by Obligor of all obligations which Obligor now or hereafter may have to Lender, whether now existing or hereafter arising, including without limitation, all obligations which Obligor may now or hereafter have to Lender under the Loan Documents, as the same may be amended, extended, modified or renewed and the full and prompt payment when due, subject to any applicable grace period, of all principal, interest, charges and all other sums which Obligor may now or hereafter owe to Lender arising under the Loan Documents howsoever evidenced, whether secured or unsecured, and hereby agrees to indemnify Lender against any losses Lender may sustain and any expenses it may incur as a result of any default by Obligor under the Loan Documents, or as a result of the occurrence of any Event of Default under or as defined in the Loan Documents, and/or as the result of the enforcement or attempted enforcement by, or on behalf of, the Lender of any of its rights against the Guarantor hereunder.

     This Guaranty is a continuing, unconditional and absolute guaranty of payment and performance. The obligations of the Guarantor hereunder are primary, with no recourse necessary by Lender against the Obligor or any collateral given to secure the obligations guaranteed hereby prior to proceeding against the Guarantor hereunder. If for any reason any installment or any other sum or indebtedness now or hereafter owing by Obligor to Lender under the Loan Documents shall not be paid promptly when due, after the expiration of any applicable cure period, Guarantor will forthwith pay such sum to Lender, without regard to any counterclaim, set-off, deduction or defense of any kind which Obligor or Guarantor may have or assert, and without abatement, suspension, deferment or reduction on account of any occurrence whatsoever. The Guarantor hereby waives notice of and consents to all of the provisions of the Loan Documents, to any amendments thereof, to any actions taken thereunder, and to the execution by Obligor of the Loan Documents and of any other agreements, documents and instruments now or hereafter executed by Obligor in connection therewith. The Guarantor further waives the following: notice of incurring of indebtedness and obligations by Obligor; acceptance of this Guaranty by Lender; presentment and demand for payment, protest, notice of protest and notice of dishonor or non-payment of any instrument evidencing the indebtedness or obligations to Obligor; any right to require suit against Obligor or any other party before enforcing this Guaranty; any right to have security applied before enforcing this Guaranty; any right of subrogation to Lender's rights against Obligor until Obligor's indebtedness and obligations to Lender are paid in full; all defenses which might constitute a legal or equitable discharge of a surety or guarantor; and all other notices and demands otherwise required by law which the Guarantor may lawfully waive. Guarantor agrees that in the event this Guaranty is enforced by suit or otherwise, Guarantor will reimburse Lender upon demand for all expenses incurred in connection therewith, including without limitation, reasonable attorneys' fees and expenses.

     Guarantor's obligations hereunder shall not be released, discharged, terminated or impaired in any manner whatsoever, irrespective of the lack of any notice to or consent of the Guarantor, by any of the following: (a) new agreements or obligations of Obligor with or to Lender; (b) amendments, indulgences, extensions, modifications, renewals or waivers of default as to any existing or future agreements or obligations of Obligor or third parties with or to Lender, or extensions of credit by Lender to Obligor; (c) adjustments, compromises or releases of any obligations of Obligor, Guarantor or other parties, including any other guarantors, or exchanges, releases, dispositions or sales of any security of Obligor, Guarantor or other parties, including any other guarantors; (d) invalidity, irregularity, defect, or unenforceability, for any reason, of any provision of any of the Loan Documents, or of any instrument or writing, or of any security or other guaranty, or acts or omissions by Lender or Obligor; (e) failure to perfect any lien securing the obligations of Obligor, Guarantor or other parties, including any other guarantors; (f) interruptions in the business relations between Lender and Obligor; (g) voluntary or involuntary bankruptcy (including a reorganization in bankruptcy) of Obligor or entry of an order for relief against or with respect to the Obligor under Title 11 of the United States Code;
(h) composition, extension, moratoria or other forms of debtor relief granted to Obligor pursuant to law presently in force or hereafter enacted; (i) payment of any or all obligations and indebtedness of Obligor in the event such payment is invalidated or avoided by a trustee, custodian or receiver of Obligor; j) the dissolution of Obligor; and (k) the reorganization, merger or consolidation of Obligor into or with another entity, corporate or otherwise, or the sale or disposition of all or substantially all of the capital stock, business or assets of Obligor to any other person or party.

     For the purposes of this Guaranty and indemnity, all sums owing to Lender by Obligor shall be deemed at Lender's election, and without notice, to have become immediately due and payable if Obligor defaults in any of its obligations or indebtedness to Lender after expiration of any applicable cure period, or if there shall occur an Event of Default as defined in any of the Loan Documents, and the Guarantor shall thereupon promptly pay Lender the entire amount of said indebtedness and obligations of Obligor, and Lender shall, after the expiration of any applicable cure period, be entitled to take any action deemed necessary or advisable to enforce this Guaranty, including, without limitation, the enjoining of any breach or threatened breach of this paragraph.

     Guarantor represents to Lender that after giving effect to this Guaranty and the transactions contemplated by the Loan Documents (and after taking into account all recoveries Lender is likely to realize from Obligor on Obligor's obligations to Lender): (i) the aggregate value of all of the assets and properties of the Guarantor, at a fair valuation, will be greater than the total amount which Guarantor is likely to be actually required to pay on claims, including contingent claims; (ii) the aggregate present fair saleable value of Guarantor's assets will be greater than the amount that will be required to pay Guarantor's probable liability on debts, including contingent liabilities, as they become absolute and mature; (iii) Guarantor has (and has no reason to believe that he will not have) sufficient capital for the conduct of his business; and (iv) Guarantor does not intend to incur, and does not believe that he has incurred, debts beyond his ability to pay as they mature.

     For purposes of any action or proceeding involving this Guaranty or the Agreements or any other agreement or document referred to therein, Guarantor hereby expressly submits to the jurisdiction of all federal and state courts located in the State of New York and consents that any order, process, notice of motion or other application to or by any of said courts or a judge thereof may be served within or without such court's jurisdiction by registered mail or by personal service.

     GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) (I) ANY RIGHT HE MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS GUARANTY OR THE AGREEMENTS AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY AND (II) ANY RIGHT TO CONTEST THE APPROPRIATENESS OF ANY ACTION BROUGHT IN ANY COURT WITHIN THE JURISDICTION MENTIONED IN THE PRECEDING PARAGRAPH BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE AND FORUM NON CONVENIENS.

     This Guaranty and all terms and conditions hereof shall be binding upon Guarantor, its successors and assigns, and shall inure to the benefit of Lender and its successors and assigns. Legal rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of New York. Wherever the context so requires herein, the singular number includes the plural, and the plural number includes the singular.









     IN WITNESS WHEREOF, Guarantor has executed this instrument and is effective as of the 3rd day of November, 1997.

WITNESS:

/s/ Andrew Lee                  /s/ Zhi-Jian Wu
Name: Andrew Lee                   Zhi-Jian Wu
Address: A3 Appleton Pl
         Dobbs Ferry, NY 10522


COUNTY:   NY
STATE:    NY

     On this 3rd day of November, 1997, before me personally appeared Zhi-Jian Wu, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

                         /s/ Fanny Paulits
                         Name Fanny Paulits
                         Notary Public  State of New York
                              No. 31-4792957
                              Qualified in New York County
                              Commission Expires Nov. 30, 1997
























                      STOCK PLEDGE AGREEMENT

     PLEDGE AGREEMENT dated as of November 3, 1997, made by Zhi-Jian Wu, an individual whose address is c/o Dawson Science Corporation, 70 East 55th Street, 20th Floor, New York, New York 10022 (the "Stockholder"), in favor of Mr. Ming-Sum Yeung (the "Lender ").

     WHEREAS, Dawson Science Corporation ("Obligor"), a Nevada corporation, is entering into a Loan and Security Agreement dated as of the date hereof with Lender pursuant to which Lender is extending credit to Obligor (the "Agreement"), as evidenced by that certain Convertible Promissory Note (the "Note") dated as of the date hereof in favor of the Lender;

     WHEREAS, the Stockholder has executed and delivered to the Lender a Guaranty Agreement (the "Guaranty Agreement"), dated as of the date hereof, pursuant to which the Stockholder has guaranteed the obligations of the Obligor to the Lender under the Agreement and the Note;

     WHEREAS, the Stockholder owns those shares of capital stock of Obligor identified on Exhibit I hereto which are pledged to Lender hereunder;

     WHEREAS, the pledge hereunder is intended to secure the performance of the Stockholder's obligations to the Lender under the Guaranty Agreement;

     WHEREAS, as a condition to the Lender entering into the Agreement and accepting the Note, and in consideration of all extensions of credit made and which may in the future be provided to Obligor by Lender, the Stockholder has agreed to execute and deliver the Guaranty Agreement and this Pledge Agreement;

     NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Stockholder hereby agrees for the benefit of the Lender as follows:

     1. Defined Terms. Unless otherwise defined herein, the following terms shall have the respective meanings set forth below:

          "Collateral" has the meaning specified in Section 2 hereof.

          "Event of Default" shall mean failure to pay or perform any of the Obligations when due, or an Event of Default under the Agreement or the Note.

          "Pledge Agreement" shall mean this Pledge Agreement, as it may be amended, supplemented or otherwise modified.

          "Obligations" shall mean (i) the prompt and complete payment and performance when due of all of the Stockholder's obligations under the Guaranty Agreement and the other instruments and documents relating to or evidencing obligations of Guarantor to Lender, whether as guarantor or otherwise (collectively, the "Credit Documents"); (ii) the prompt and complete payment and performance when due of any and all other indebtedness, liabilities and obligations of the Stockholder to the Lender, now existing or hereafter incurred, direct or indirect, absolute or contingent, secured or unsecured, matured or unmatured, joint or several, liquidated or unliquidated.

          "Pledged Stock" shall mean all of the shares of capital stock of Dawson Science Corporation listed on Exhibit I hereto and any stock, options or rights received by the Stockholder and subject to Section 3 hereof.

     2. Pledge. The Stockholder hereby (a) pledges, hypothecates, assigns and transfers to Brown, Rudnick, Freed & Gesmer, Counselors at Law, as escrow agent ("Escrow Agent"), all of the Pledged Stock to be held by Escrow Agent subject to the terms of that certain Escrow Agreement dated the date hereof between Lender, Stockholder and Escrow Agent ("Escrow Agreement"), and hereby grants to the Lender a lien on, and security interest in, the Pledged Stock and all proceeds thereof (which shall be a first lien) and (b) delivers to Escrow Agent the stock certificates evidencing the Pledged Stock identified on
Exhibit I hereto, together with appropriate undated stock powers duly executed in blank, all as collateral security for the payment and performance of the Obligations. All property at any time pledged to the Lender hereunder (whether described herein or not) and all income therefrom and proceeds thereof are herein sometimes collectively called the "Collateral".

     3. Dividends, Distributions, etc. If, while this Pledge Agreement is in effect, the Stockholder becomes entitled to receive or receives any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or issued in connection with any reorganization), option or rights, whether as an addition to, in substitution of, or in exchange for, any shares of Pledged Stock or otherwise, the Stockholder agrees to accept the same as agent for the Lender, to hold the same in trust on behalf of and for the benefit of the Lender and to deliver the same forthwith to the Escrow Agent in the exact form received, with the endorsement of the Stockholder when necessary and/or appropriate undated stock or other powers duly executed in blank, to be held by the Escrow Agent, subject to the terms of the Escrow Agreement, as additional collateral security for the Obligations. Any sums paid on or in respect of the Pledged Stock on the liquidation or dissolution of the issuer thereof shall be paid over to the Escrow Agent, to be held by the Escrow Agent, subject to the terms and conditions of the Escrow Agreement, as additional collateral security for the Obligations; and if any cash dividends or any other distribution is made on or in respect of the Pledged Stock or any property is distributed on or with respect to the Pledged Stock, the cash or other property so distributed shall be delivered to the Escrow Agent, to be held by the Escrow Agent, subject to the terms and conditions of the Escrow Agreement, as additional collateral security for the Obligations. All sums of money and property so paid or distributed in respect of the Pledged Stock that are received by the Stockholder shall, until paid or delivered to the Escrow Agent, be held by the Stockholder in trust as additional collateral security for the Obligations.

     1. Voting Rights. Prior to any sale of the Pledged Stock, the Stockholder shall be entitled to vote the Pledged Stock and to give consents, waivers and ratifications in respect thereof.

     2. Rights of the Lender. The Lender shall not be liable for failure to collect or realize upon the Obligations or any collateral security or guaranty thereof, or any part thereof, or for any delay in so doing, nor shall Lender be under any obligation to take any action whatsoever with regards thereto. Any or all shares of the Pledged Stock held by the Escrow Agent hereunder may, if an Event of Default has occurred and is continuing, and upon written notice by the Lender, be registered in the name of the Lender or its nominee, for the benefit of the Lender, and the Lender or its nominee may at any time thereafter, without notice, exercise all voting and corporate rights of any issuer of any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any shares of the Pledged Stock as if the Lender were the absolute owner thereof, including (without limitation) the right to exchange, at its discretion, any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other readjustment of any issuer of any such shares or upon the exercise by any such issuer or the Lender of any right, privilege or option pertaining to any shares of the Pledged Stock and, in connection therewith, to deposit and deliver any and all of the Pledged Stock with any committee, depository, transfer agent, registrar or other designated agency on such terms and conditions as the Lender may determine, all without liability except to account for property actually received by it, but the Lender shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

     3. Unconditional Obligations. The obligations and liabilities of the Stockholder hereunder shall not be conditioned or contingent upon the pursuit by the Lender or any other person at any time of any right or remedy against any other person that may be or become liable in respect of all or any part of the Obligations or against any collateral security or guaranty therefor or right of offset with respect thereto. This Pledge Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Stockholder until all of the Obligations have been fully satisfied and the Stockholder shall be free from any present or future obligations under the Credit Documents.

     4. Performance by Lender of Stockholder's Obligations. If the Stockholder fails to perform or comply with any of its agreements contained herein and the Lender, as provided for by the terms of this Pledge Agreement, itself performs or complies, or otherwise causes performance or compliance, with such agreement, the reasonable expenses of the Lender incurred in connection with such performance or compliance shall be borne and paid by the Stockholder on demand and until so paid shall be added to the principal amount of the Obligations and shall bear interest (calculated on the basis of a 360-day year for the actual days elapsed) from the date incurred until paid at the highest rate applicable to any of the Obligations.

     5. Remedies. If an Event of Default has occurred and is continuing, then, and in any such event, the Lender may exercise, in addition to all other rights and remedies granted to it in this Pledge Agreement and in any other Credit Document, all rights and remedies of a Lender under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, the Stockholder expressly agrees that in any such event, the Lender, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or on the Stockholder or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived, forthwith collect, receive, appropriate and realize on the Collateral, or any part thereof, and forthwith sell, assign, give option or options to purchase, contract to sell or otherwise dispose of and deliver the Collateral, or any part thereof, in one or more units, parcels, or lots at one or more public or private sales, at any exchange or broker's board or at any of the Lender's offices or elsewhere, on such terms and conditions as it may deem advisable and at such prices as it may deem appropriate, for cash or on credit or for future delivery without assumption of any credit risk, with the right to the Lender upon any such sale or sales, public or private, to purchase the whole or any part of said Collateral so sold. Any purchaser at any such sale or sales shall acquire the property sold absolutely free from any claim or right on the part of Stockholder, and Stockholder hereby waives (to the extent permitted by applicable law) all rights, redemptions, stays and appraisal rights which Stockholder now has, or may at any time in the future have, under any rule of law or statute now existing or hereafter enacted. The net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any and all of the Collateral or in any way relating to the rights of the Lender hereunder, including reasonable attorneys' fees and legal expenses, shall be applied to the payment of the Obligations in such order as the Lender may determine, and, after all of the Obligations have been paid in full and after payment of any other amount required by any provision of law, including (without limitation) Section 9-504(l)(c) of the Uniform Commercial Code, the balance (if any) of such proceeds shall be remitted to the Stockholder or as otherwise required by a court of competent jurisdiction. To the extent permitted by applicable law, the Stockholder waives all claims, damages and demands against the Lender arising out of the retention or sale of the Collateral unless resulting from such Lender's willful misconduct. The Stockholder agrees that the Lender need not give more than ten (10) days' notice (which notice shall be deemed given on the earlier of mailing or receipt) of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters. No notification need be given to the Stockholder if it has signed after default a statement renouncing or modifying any right to notification of sale or other intended disposition. The Lender may, without notice or publication, adjourn any public or private sale, or cause such sale to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which such sale is so adjourned. Stockholder shall remain liable for any deficiency if the net proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations.

     6. Representations and Warranties. The Stockholder represents and warrants to the Lender that:

          (a) the execution, delivery and performance of this Pledge Agreement, and the granting of liens pursuant hereto, and the Escrow Agreement have been duly authorized by all requisite action on its part, and do not require the consent of any party;

          (b) this Pledge Agreement and the Escrow Agreement have been duly executed and delivered by the Stockholder and are legal, valid and binding obligations, enforceable against the Stockholder in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally or by general principles of equity;

          (c) the Stockholder is the record and beneficial owner of, and has good and valid title to, the Pledged Stock described on Exhibit I hereto, and it will be owner of, and have such title to, all other Pledged Stock described in
     Section 3 hereof owned by it subject to no lien whatsoever (except the liens created hereby);

          (d)  all the shares of Pledged Stock described on
     Exhibit I hereto have been, and all shares of Pledged Stock described in Section 3 hereof will be, duly and validly issued for good and valuable consideration and are, or will be, fully paid and non-assessable; and

          (e) the pledge, assignment and delivery of the Pledged Stock described on Exhibit I hereto creates, and the delivery of any Pledged Stock described in Section 3 hereof will create, a valid lien on, and perfected security interest in, such Pledged Stock and the proceeds thereof, subject to no prior lien or option or any agreement purporting to grant to any third party a prior lien on the Stockholder's property or assets that would include such Pledged Stock.


     7. Covenants. The Stockholder covenants and agrees with the Lender that so long as any Obligations are outstanding:

     (a) it will, upon the Lender's written request, defend the Secured Parties' right, title and first priority security interest in and to the Pledged Stock and the proceeds thereof against the claims and demands of all persons whomsoever;

     (b) it will have or obtain promptly good title (subject to no lien whatsoever, except the liens created by this Pledge Agreement) to and right to pledge any other property at any time hereafter pledged to the Lender as collateral security hereunder and will likewise defend the Lender's right and title thereto and liens thereon;

     (c) it will not sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to any of the Collateral, nor will it create, incur or permit to exist any lien with respect to any of the Collateral, any interest therein or any proceeds thereof (except for the liens created by this Pledge Agreement); and

     (d) it will not vote to enable any issuer of any Pledged Stock, and will not otherwise agree to permit any issuer of any Pledged Stock, to merge or consolidate with, or into, any other corporation or issue any stock or other securities of any nature in addition to or in exchange or substitution for any Pledged Stock.

     8.   Sale of Collateral.

          (a) The Stockholder recognizes that the Lender may be unable to effect a public sale of any or all of the Pledged Stock by reason of certain prohibitions contained in the Securities Act and applicable state securities laws and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own accounts for investment and not with a view to the distribution or resale thereof. The Stockholder acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that the private (rather than public) nature of such sale shall be deemed to be commercially reasonable. The Lender shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

          (b) The Stockholder further agrees to do or cause to be done all such other acts and things required to be done by it to make such sale or sales of any portion or all of the Pledged Stock valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Stockholder's expense. The Stockholder further agrees that a breach of any of the covenants contained in this Section 11 will cause irreparable injury to the Lender, that the Lender has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 11 shall be specifically enforceable against the Stockholder, and the Stockholder hereby waives (to the extent permitted by applicable law) and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

     9. Further Assurances. The Stockholder agrees that at any time and from time to time, on the written request of the Lender, the Stockholder will execute and deliver such further documents and do such further acts and things as the Lender may reasonably request in order to effectuate the purposes of this Pledge Agreement.

     10. Limitation on Lender's Duty in Respect of Collateral. Beyond the safe custody thereof, the Lender shall not have any duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

     11.  Notices.   Except as otherwise specified herein, all
notices, requests, demands or other communications related to this Pledge Agreement to or on the Stockholder or the Lender shall be in writing (including teletransmissions), and shall be given or made in accordance with the notice provisions set forth in the Agreement.

     12. Severability. Any provision of this Pledge Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     13. No Waiver, Cumulative Remedies. The Lender shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the Lender, and then only to the extent therein set forth. A waiver of any right or remedy hereunder on any occasion shall not be construed as a bar to any right or remedy that the Lender would otherwise have on any future occasion. No failure to exercise nor any delay in exercising, on the part of the Lender, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise of any right, power or privilege hereunder or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

     14. No Oral Modification, Successors, Governing Law. None of the terms or provisions of this Pledge Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Lender. This Pledge Agreement and all obligations of the Stockholder hereunder shall be binding on its successors and assigns and shall, together with the rights and remedies of the Lender hereunder, inure to the benefit of the Lender and its respective successors and assigns. This Pledge Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York (United States).

     15.  Submission to Jurisdiction, Waiver of Trial by Jury.

          (a) For purposes of any action or proceeding involving this Pledge Agreement or any other agreement or document referred to herein, the Stockholder hereby expressly submits to the jurisdiction of all federal and state courts located in the State of New York (United States) and consents that any order, process, notice of motion or other application to or by any of said courts or a judge thereof may be served within or without such court's jurisdiction by registered mail or by personal service, provided a reasonable time for appearance is allowed.

     16. THE STOCKHOLDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW)
(i) ANY RIGHT HE MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS PLEDGE AGREEMENT OR ANY OTHER DOCUMENT OR AGREEMENT REFERRED TO HEREIN, AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY and (ii) ANY RIGHT TO CONTEST THE APPROPRIATENESS OF ANY ACTION BROUGHT WITHIN THE JURISDICTION MENTIONED IN PARAGRAPH (a) OF THIS SECTION 18 BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS.

          Fees and Expenses. Any and all reasonable fees, costs and expenses of whatever kind or nature, including the reasonable fees and legal expenses incurred by the Lender's counsel in connection with the payment or discharge of any taxes, counsel fees, maintenance fees, encumbrances or otherwise protecting, maintaining or preserving the Collateral, or in defending or prosecuting any actions or proceedings arising out of or related to the Collateral, shall be borne and paid by the Stockholder on demand and until so paid shall be added to the principal amount of the Obligations and shall bear interest (calculated on the basis of 360-day year for the actual days elapsed) from the date incurred until paid at the highest rate applicable to any of the Obligations.

     17. Termination. This Agreement shall terminate when all of the Obligor's obligations under the Agreement and the Note have been fully paid, and all of the Obligations have been fully paid, at which time Lender shall reassign and deliver to the Stockholder the Collateral, or such part thereof as shall not have been sold or otherwise applied by Lender pursuant to the terms hereof, and shall still be held by Escrow Agent under the Escrow Agreement, together with appropriate instruments of reassignment. Any such reassignment shall be without recourse to or warranty by Lender and at the expense of Stockholder.

     18. Counterparts. This Pledge Agreement may be executed in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     19.  Descriptive Headings.  The captions in this Pledge
Agreement are for convenience of reference only and shall not define or limit the provisions hereof.





     IN WITNESS WHEREOF, the Stockholder has caused this Pledge
Agreement to be duly executed and delivered under seal as of the date first written above.


WITNESS:


/s/                                     /s/ Zhi-Jian Wu
                                        Zhi-Jian Wu


COUNTY: __________NY_________________
STATE: _____________NY________________

     On this ____ day of November, 1997, before me personally appeared Zhi-Jian Wu, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.


                                   Name

                                   Notary Public

























                                                      EXHIBIT I

                         PLEDGED STOCK


Issuer              Class of Stock           Number of Shares
Dawson Science      Convertible              400,000
Corporation         Preferred Stock






































Exhibit 10.7


                 BUSINESS LOAN AND SECURITY AGREEMENT


$500,000                                       September 19, 1997

34. PREAMBLE. Business Loan and Security Agreement made by the undersigned (the "Borrower") for the benefit of Yeung Shu-kin, whose address is set forth on the signature page hereto (the "Lender"), with respect to a loan in the original principal amount of $500,000 as evidenced by a secured convertible promissory note in such amount from the Borrower of even date herewith (the "Note"). Simultaneously with the execution hereof, as partial consideration to the Lender for making the loan hereunder, Zhi-Jian Wu, President and a principal stockholder of Borrower, has delivered the Lender 25,000 shares of Common Stock of the Borrower (the "Bonus Shares"). Pursuant to a Guaranty Agreement of even date, Mr. Wu has guaranteed the obligations of the Borrower hereunder and under the Note, and has pledged 100,000 shares of Convertible Preferred Stock of the Borrower (the "Pledged Shares") as collateral for his obligations under the Guaranty Agreement. The Pledged Shares have been delivered to Brown, Rudnick, Freed & Gesmer, Counselors at Law ("Escrow Agent"), to be held in Escrow pursuant to that certain Escrow Agreement of even date between Escrow Agent, Borrower, Lender and Mr. Wu. In addition, Mr. Wu has pledged a portion of his ownership interest in Shenzhen Zhenghua Group, Ltd. as additional collateral to secure his obligations under the Guaranty Agreement. This Agreement and the Note are hereinafter collectively referred to as the "Transaction Documents."

35.  SECURITY.

     (a) As security for Borrower's indebtedness and other obligations now or at any time hereafter owing by Borrower to Lender, whether or not any of such are liquidated, unliquidated, secured, unsecured, direct, indirect, absolute, contingent or of any other type, nature or description, including without limitation those arising under this agreement, Borrower hereby grants Lender a security interest in 5% of the ownership interest of the Borrower in Shenzhen City Zhenghua Traffic and Transportation Industrial and Development Company, Ltd.




     (b) Borrower has not granted any security interest with respect to Borrower's collateral hereunder, and such collateral is free of all liens and encumbrances, except those Borrower is granting to Lender herein.

36. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to and covenants with Lender as follows:

     (a) the execution and delivery of each of the Transaction Documents has been approved by all required corporate action and does not violate or contravene any provision of Borrower's corporate charter documents, by-laws or any other indenture or contract to which Borrower is a party. Each of the Transaction Documents is valid, binding and enforceable against Borrower in accordance with their respective terms, and no consent of any other party is required in connection with the execution, delivery, performance or enforceability of any of the Transaction Documents.

     (b) Borrower has filed all federal, state, local and other tax and similar returns required to be filed and has paid or provided for the payment of all taxes and assessments due thereunder.

     (c) Borrower and each of the Borrower's subsidiaries is duly organized, validly existing and in good standing under the laws of their respective jurisdictions of formation;

     (d) any financial statements or projections Borrower has delivered to Lender are true and correct in all material respects, and have been prepared in accordance with generally accepted accounting principles; and there has occurred no material adverse change in Borrower's or any of its subsidiaries' business or financial condition since the date of the most recently delivered financial statements;

     (e) there is no litigation pending or threatened against Borrower or any of its subsidiaries, except as disclosed on Borrower's financial statements or in a writing delivered to Lender; and

     (f) the issued and outstanding capital stock of the Borrower is as set forth on Schedule 3(f) hereto, and, except as set forth on such Schedule, there are no outstanding options, warrants or other rights to acquire capital stock of the Borrower.



37. AFFIRMATIVE COVENANTS. So long as any amount is unpaid hereunder, Borrower will:

     (a) keep proper books of account in manner in accordance with generally accepted accounting principles;

     (b) permit, upon written notice and during normal business hours, inspections and audits by Lender or by Lender's agents of all books, records and papers in the custody or control of Borrower or of others relating to any security for the obligations hereunder or Borrower's or any of its subsidiaries financial or business condition, including the making of copies thereof and abstracts therefrom and inspection and appraisal of any of Borrower's or its subsidiaries' assets;

     (c) at the request of the Lender, deliver to Lender financial information in such form and detail and at such times as are satisfactory to Lender, including, without limitation, Borrower's quarterly financial statements;

     (d) promptly pay all taxes, assessments and other governmental charges due from Borrower or its subsidiaries;
provided however, that nothing herein contained shall be interpreted to require the payment of any such tax so long as its validity is being contested in good faith and Borrower maintains adequate reserves with respect to such tax;

     (e) keep adequately insured at all times with responsible insurance carriers against liability on account of damage to persons or property;

     (f) promptly inform Lender of the commencement of any action, suit, proceeding or investigation against Borrower or any of its subsidiaries, or the making of any counterclaim against Borrower or any of its subsidiaries in any action, suit or proceeding and of all liens against any of Borrower's or any of its subsidiaries' property, and of the occurrence of any default hereunder;

     (g) pay all indebtedness to Lender and to third parties when due; and

     (h) maintain Borrower's and each of its subsidiaries' corporate existence, comply with all applicable laws and regulations and maintain all property useful and necessary in Borrower's business in good repair and operating condition, ordinary wear and tear excepted.

38. NEGATIVE COVENANTS. So long as any amount is unpaid hereunder, Borrower will not, without Lender's prior written consent:

     (a) create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien or other encumbrance upon any of the collateral hereunder, except in Lender's favor;

     (b) sell, convey, lease or transfer any of Borrower's assets other than in the ordinary course of business, or merge or consolidate with or into any other company or corporation, except with Lender's written consent;

     (c) become a guarantor, surety or otherwise become liable for the debts or other obligations of any person, firm or corporation, except as an endorser of instruments for the payment of money deposited to Borrower's account for collection in the ordinary course of business;

     (d) make any investments in or loans or advances to any other person, firm or corporation (including, without limitation, loans or advances to officers, partners or employees of Borrower or any of its subsidiaries) except direct obligations of the United States of America;

     (e) purchase any of its capital stock or declare any dividends thereon, without the written consent of Lender; and

     (f) change the form in which Borrower conducts its business, the location of such business, or the nature of the business as conducted by Borrower on the date of this Agreement or fail to maintain its business operation as a going concern.

39. DEFAULT. In addition to, and not by way of limitation of, any of Lender's other rights hereunder, the entire unpaid balance of all of Borrower's indebtedness to Lender, whether under this Agreement, the Note or under any other instrument, document or agreement with Lender, may be declared to be immediately due and payable at Lender's sole election upon the happening of any one of the following specified events of default (each an "Event of Default"):

     (a) Borrower's failure to make any payment when due hereunder or under the Note, or to pay or perform any other obligation to Lender, now existing or hereafter arising;

     (b) Borrower's failure to pay any indebtedness to any others when due, except where Borrower is reasonably and in good faith asserting a legal defense in respect of its failure to pay any such indebtedness when due;

     (c) if any representation, warranty, statement or certificate made to Lender by Borrower proves to have been or becomes untrue;

     (d) any change in the ownership of capital stock in the Borrower which results in a change of control of the Borrower;

     (e) with respect to the Borrower or any of its subsidiaries, the commencement, whether voluntary or involuntary, of a case under the United States Bankruptcy Code or any other proceeding or action seeking reorganization, liquidation, dissolution or other relief under federal bankruptcy or insolvency statutes or similar laws, or seeking the appointment of a receiver, trustee or custodian for the Borrower or all or a part of Borrower's assets;

     (f) if Borrower or any of its subsidiaries makes an assignment for the benefit of creditors, or is unable to pay debts as they mature; or

     (g) any such event occurs with respect to any guarantor or endorser of Borrower's obligations to Lender.

40. ADDITIONAL REMEDIES. Upon demand of payment of all amounts due hereunder, or upon the occurrence of any Event of Default and at any time thereafter, Lender shall have all of the rights and remedies of a secured party upon default under the New York Uniform Commercial Code, in addition to which Lender shall have all of the following rights and remedies:

     (a)  to take possession and dispose of the collateral;

     (b) the proceeds of any collection of the collateral shall be applied toward any of Borrower's loan or loans in such order and manner as Lender determines in Lender's sole discretion.
Borrower shall remain liable to Lender for any deficiency remaining following such applications; and

41. FEES AND EXPENSES. Simultaneously with the execution hereof, Borrower has paid Lender an origination fee equal to 3% of the principal amount of the Note. Such origination fee has been directly deducted from the proceeds of the loan delivered to the Borrower, so that the proceeds delivered to the Borrower were net of the origination fee. Borrower will reimburse Lender promptly for any fees payable to the appropriate public officer to perfect any lien or other security interest taken to secure any indebtedness created pursuant hereto, or the premium, not in excess of such filing fee, payable for insurance in lieu of such filing. Borrower shall pay on demand all of Lender's expenses, including, without limitation, attorneys' fees and disbursements, incurred in connection with the loan made hereunder, and all expenses which Lender may hereafter incur in connection with the protection or enforcement of any of Lender's rights against Borrower, any collateral, and any guarantor of Borrower's obligations to Lender.

42. EQUITY PARTICIPATION. As additional consideration to the Lender for making the loan hereunder, concurrently with the execution and delivery of this Agreement, Zhi-Jian Wu, President and a principal stockholder of the Borrower, has transferred to the Lender 25,000 shares of Common Stock of the Borrower (the "Bonus Shares").

43. REGISTRATION RIGHTS. At any time the Borrower proposes to file a registration statement under the Act with respect to any capital stock of the Borrower on any form, other than forms S-4 or S-8 or their then equivalents, then, the Borrower shall give written notice of such proposed filing to the Lender at least forty-five (45) days before the anticipated filing date, and such notice shall offer to the Lender the opportunity to include in such registration statement the number of Registrable Securities (defined herein) which Lender may request. The Borrower shall cause the managing underwriter of a proposed offering to offer such shares of capital stock on the same terms and conditions as the capital stock to be included therein by the Borrower. For purposes of this Agreement, "Registrable Securities" means the Bonus Shares, the Pledged Shares, and the shares of Common Stock issuable or transferred pursuant to the Note.

     Any permitted assignee of Lender shall also have the registration rights granted hereunder with respect to Registrable
Securities acquired from Lender. References to Lender in this Agreement shall include permitted assignees of the Lender.

     Additional Obligations of the Borrower.  Whenever the
Borrower is required to register shares of capital stock pursuant to a request of the Lender hereunder, the Borrower shall:

     (i) prepare for filing with the Securities and Exchange Commission a registration statement, including a prospectus and exhibits, amendments and supplements thereto and, prior to such filing, furnish the same to Lender for review and comment;

     (ii) file the registration statement with the Securities and Exchange Commission and use commercially reasonably efforts to cause such registration statement to become effective and remain effective as provided herein;

     (iii) prepare and file with the Securities and Exchange Commission such amendments and supplements to said registration statement and the prospectus used in connection therewith as may be necessary to keep said registration statement effective and to comply with the provisions of the Act with respect to the sale of securities covered by said registration statement for the period necessary to complete the proposed public offering, subject to the terms hereof;

     (iv) furnish to Lender such copies of the registration statement including the preliminary and final prospectus and copies of all exhibits, amendments and supplements thereto, as well as such other documents as Lender may reasonably request to facilitate the proposed public offering of capital stock;

     (v) to use its best efforts to register or qualify the capital stock covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as Lender may request.

     (vi) permit Lender and its counsel and other representatives to inspect and copy such corporate documents and records as may reasonably be requested by them;

    (vii) furnish to Lender a copy of all documents filed and all correspondence from or to the Securities and Exchange
Commission in connection with any such offering;

     (viii) pay all expenses in connection with such registration and offering (other than the fees and expenses of Lender's counsel, if any), except that Lender shall bear all underwriting commissions attributable to his or its shares so registered; and

     (ix) use its best efforts to file on a timely basis with the Securities and Exchange Commission such information as the Borrower may be obligated to file under Sections 13 or 15(d) of the Securities Exchange Act of 1934, as then amended and in effect.

     Indemnification. Incident to any registration statement, including any preliminary prospectus, prospectus, or any amendments or supplements thereto (the "Registration Statement"), or any application for exemption filed by the Borrower which includes Registrable Securities, the Borrower will indemnify Lender and its officers, directors, employees, stockholders, partners and agents, as applicable, against all claims, losses, damages and liabilities, including legal and other expenses incurred in investigating or defending against the same, arising out of any untrue statement of a material fact contained therein, or by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any violation by the Borrower of the Act, any state securities or "blue-sky" laws or any rule or regulation thereunder in connection with such registration or sale, except insofar as the same may have been caused by an untrue statement or omission based upon, and in conformity with, information furnished in writing to the Borrower by Lender expressly for use therein.

     Promptly after receipt by Lender or any of its respective officers, directors, employees, stockholders, partners or agents, of notice of the assertion or commencement of any action in respect of which indemnity may be sought against the Borrower, Lender shall notify the Borrower in writing of the assertion or commencement thereof, and, subject to the provisions hereinafter stated, the Borrower shall assume the defense of such action (including the employment of counsel and the payment of all fees and expenses) insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Borrower. Lender and its officers, directors, employees, stockholders, partners and agents, as the case may be, shall have the right to employ separate counsel in any such action and to participate in the defense thereof, provided that the Borrower shall have the right to control any such litigation, but the fees and expenses of such separate counsel shall not be at the expense of the Borrower unless the employment of such counsel has been specifically authorized by the Borrower or unless counsel retained by the Borrower has, in the reasonable opinion of Lender's counsel, a conflict of interest with respect to its representation of Lender. The Borrower shall not be liable to indemnify any person for any settlement of any such action effected without the Borrower's consent.

     Contribution. If the indemnification provided for herein is unavailable to an indemnified party thereunder (other than by reason of exceptions provided therein) in respect of any claims, losses, damages or liabilities, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such claims, losses, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions, statements or omissions which resulted in such claims, losses, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and such indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.

     The parties hereto agree that it would not be just and equitable if contribution hereunder were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

44. WAIVER, CUMULATIVE REMEDIES. No delay or omission by Lender in exercising or enforcing any of Lender's rights or remedies shall operate as, or constitute a waiver thereof. No waiver by Lender of any event of default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No exercise of any of Lender's rights and remedies and no other agreement or transaction of whatever nature entered into between Borrower and Lender at any time, shall preclude any other exercise of Lender's rights and remedies. No waiver by Lender of any of Lender's rights and remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. All of Lender's rights and remedies hereunder, and all of Lender's rights and remedies, power, privileges, and discretion under any other agreement or transaction are cumulative and not alternative or exclusive and may be exercised by Lender at such time or times and in such order of preference as Lender in Lender's sole discretion may determine.

45.  [RESERVED].

46. MISCELLANEOUS INFORMATION. It is agreed that references to "Lender" shall mean the undersigned Lender and his/her heirs or assigns, and references to "Borrower" or "the undersigned" shall mean the undersigned Borrower and its successors and assigns. Borrower will, in manner satisfactory to Lender, furnish other documentation of a type and in such form as Lender may request from time to time to further evidence or perfect the agreements contemplated hereby.

47. APPLICABLE LAW. This agreement shall be construed and interpreted in accordance with the laws of the State of New York, without regard to the choice of law provisions thereof .

IN WITNESS WHEREOF, the Borrower and the Lender have executed this Agreement as of the date first above written.

                         DAWSON SCIENCE CORPORATION


                         By:  /s/Zhi-Jian Wu
                         Zhi-Jian Wu, President,
                         duly authorized


                         LENDER:


                         /s/ Yeung Shu-Kin
                         Name:          Yeung Shu-Kin
                         Address:  Unit 1-2, 1/F
                         Join In Hang Sing Centre
                         71-75 Container Port Road
                         Kwai Chung, N.T.
                         Hong Kong

















                    SCHEDULE 3(f)

     Issued and outstanding capital stock and options, warrants and other rights to acquire capital stock:

     1. 13,000,000 shares of Common Stock are issued and outstanding. 2,100,000 shares of Convertible Preferred Stock are issued and outstanding. Each share of Convertible Preferred Stock is convertible into five (5) shares of Common Stock. No other shares of capital stock are issued and outstanding.

     2. There are no outstanding options, warrants or other rights to acquire capital stock of the Borrower.




































                           CONVERTIBLE

                         PROMISSORY NOTE

$500,000                               Dawson Science Corporation
                                               September 19, 1997

FOR VALUE RECEIVED, the undersigned, Dawson Science Corporation, with a principal place of business at 70 East 55th Street, 20th Floor, New York, New York 10022 ("Maker"), hereby promises to pay to the order of Yeung Shu-kin whose address is Unit 1-2 1/F, Join In Hang Sing Centre, 71-75 Container Port Road, Kwai Chung, N.T., Hong Kong ("Holder"), the sum of five hundred thousand (U.S. $500,000) Dollars together with interest on the unpaid principal amount from time to time outstanding at a rate per annum equal to twelve (12%) percent. Interest shall be payable on monthly in arrears, commencing October 15, 1997. The entire balance of principal, accrued but unpaid interest, and other fees and charges shall be due and payable on the earlier of (1) one hundred eighty (180) days from the date hereof (the "Maturity Date") or (2) the occurrence of an Event of Default, as defined below.

     48. Interest. Interest and fees shall be calculated on the basis of a 360-day year times the actual number of days elapsed. In no event shall interest payable hereunder exceed the highest rate permitted by applicable law. To the extent any interest received by Holder exceeds the maximum amount permitted, such payment shall be credited to principal, and any excess remaining after full payment of principal shall be refunded to Maker.

     49. Prepayment/Default Penalties. The principal balance of this note may be paid at any time without penalty. Upon the occurrence of an Event of Default and until such Event of Default has been cured, the Holder shall be entitled to receive the following penalty payments (in addition to regular interest payments): (1) payment in cash, computed on a daily basis, at a rate per annum equal to twelve (12%) percent of outstanding principal and accrued interest and (2) 2,500 shares of Common Stock of Maker (the "Default Shares") for each thirty (30) day period, or any part thereof, during which there exists an Event of Default. In the event the Lender is entitled to Default Shares hereunder, Zhi-Jian Wu, President of Maker, shall, subject to the terms hereof, transfer the Default Shares to the Lender. In order to satisfy any obligation to the Lender hereunder or under the Guaranty Agreement between Mr. Wu and Lender of even date herewith, Mr. Wu has delivered an aggregate of 100,000 shares of Preferred Stock of Maker standing in his name to Brown, Rudnick, Freed & Gesmer, Counselors at Law, as escrow agent (the "Escrow Agent") to be held pursuant to that certain Escrow Agreement between Escrow Agent, Mr. Wu, and Lender of even date ("Escrow Agreement").

     50. Costs and Expenses. Maker agrees to pay all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses incurred, or which may be incurred, by Holder in connection with the enforcement and collection of this Note and any other agreements, instruments and documents executed in connection herewith.

     51. Waivers. Maker and all guarantors and endorsers hereby waive presentment, demand, notice, protest, and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and assent to extensions of the time of payment or forbearance or other indulgence without notice. No delay or omission of Holder in exercising any right or remedy hereunder shall constitute a waiver of any such right or remedy. A waiver on one occasion shall not operate as a bar to or waiver of any such right or remedy on any future occasion.

     52. Events of Default. The entire unpaid principal and interest balance shall, at the option of the Holder, become immediately due and payable, without notice or demand, upon the occurrence of any of the following events (an "Event of Default"):

          (a) failure to make any payment herein provided within five (5) days of the due date.

          (b) the making of an assignment for the benefit of creditors, trust mortgage, or composition with creditors or other arrangement of similar import by the Maker or any guarantor or endorser of this Note; the commencement of any voluntary proceedings under any bankruptcy or insolvency law, now or hereafter enacted, by the Maker or any guarantor or endorser; the commencement of any involuntary proceedings under any bankruptcy or insolvency laws now or hereafter enacted which are not discharged within 60 days after the filing thereof, by or against the Maker or any guarantor or endorser of the undersigned.




          (c) All payments due hereunder shall be made at the address of the Holder as set forth below, or at such other place as the Holder may designate from time to time in writing.

     53.  [RESERVED].

     54. Convertibility of Note. At any time after the Maturity Date and prior to repayment in full of all amounts due hereunder, the original principal amount of this Note (and all accrued but unpaid interest thereon and any costs and expenses payable hereunder) shall at the option of the Holder be convertible into that number of fully-paid nonassessable shares of Common Stock of the Maker (the "Shares") equal to the quotient of (i) the original principal amount of this Note (and all accrued but unpaid interest thereon and any costs and expenses payable hereunder) and (ii) fifty percent (50%) of the average closing bid price of the Common Stock, as quoted on the National Association of Securities Dealers Inc.'s OTC Bulletin Board, during the five (5) trading days immediately preceding the date of conversion (the "Conversion Price").

     55. Conversion of Note. Subject to Section 7, the conversion rights represented by this Note may be exercised in whole, but not in part, by the surrender of this Note and the duly executed Notice of Conversion (the form of which is attached as Exhibit A) at the principal office of the Maker. Upon conversion, the Holder shall be entitled to receive, within a reasonable time, a certificate or certificates, issued in the Holder's name or in such name or names as the Holder may direct, for the number of Shares so acquired. The Shares so acquired shall be deemed to be issued as of the close of business on the date on which this Note shall have been converted. Subsequent to the conversion of this Note, the penalty provisions of paragraph 2 of this Note shall no longer be applicable.

     56. Shares to be Issued; Reservation of Shares. The Maker covenants that the Shares issuable upon the conversion of this Note will, upon issuance in accordance herewith, be fully paid and non-assessable, and free from all liens and charges with respect to the issue thereof. During the period within which the conversion rights represented by the Note may be exercised, the Maker will at all times have authorized and reserved, for the purpose of issuance upon exercise of the conversion rights represented by this Note, a sufficient number of shares of its Common Stock to provide for the exercise of the conversion right represented by this Note.

     57. No Fractional Shares. No fractional shares shall be issued upon the conversion of this Note. In lieu thereof, a cash payment shall be made equal to such fraction multiplied by the fair market value of such shares of Common Stock, as determined in good faith by the Maker's Board of Directors.

     58. Adjustments of Conversion Price and Number of Shares. If there shall be any change in the Common Stock of the Maker through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Maker, appropriate adjustments shall be made by the Board of Directors of the Maker (or if the Maker is not the surviving corporation in any such transaction, the Board of Directors of the surviving corporation) in the aggregate number and kind of shares subject to this Note, and the number and kind of shares and the price per share then applicable to shares covered by this Note.

     59. No Rights as Shareholders. This Note does not entitle the Holder to any voting rights or other rights as a shareholder of the Maker prior to conversion and surrender of this Note. Notwithstanding the foregoing, the Maker agrees, upon the request of the Holder, to transmit to the Holder such information, documents and reports as are generally distributed to holders of the capital stock of the Maker. Upon valid conversion and surrender of this Note in accordance with the terms hereof, the Holder or the Holder's designee, as the case may be, shall be deemed a shareholder of the Maker.

     60. Sale or Transfer of the Note and the Shares; Legend. For purposes hereof, the "Shares" include the Default Shares (to the extent "restricted" under Rule 144 of the Securities Act of 1933, as amended) and the shares issuable upon conversion of this Note. The Note and the Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Act and applicable State Securities laws, or (ii) such sale or transfer is exempt from the registration requirements of the Act and applicable State Securities laws. Each certificate representing any Shares shall bear a legend substantially in the following form, as appropriate:

THE SHARES EVIDENCED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND
NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR
DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE
EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED
THERETO UNDER APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN
EXEMPTION UNDER APPLICABLE STATE SECURITIES LAWS.

Such Shares may be subject to additional restrictions on transfer imposed under applicable state and federal securities law.

     61. Modifications and Waivers. This Note may not be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which enforcement of the same is sought.

     62. Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder or the Maker shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to the Holder at its address shown on the books of the Maker or in the case of the Maker, at the address indicated above, or, if different, at the principal office of the Maker.

     63. Loss, Theft, Destruction or Mutilation of Note. The Maker covenants with the Holder that upon its receipt of evidence reasonably satisfactory to the Maker of the loss, theft, destruction or mutilation of this Note or any stock certificate and, in the case of any such loss, theft or destruction, and upon surrender and cancellation of this Note or stock certificate, if mutilated, the Maker will make and deliver a new Note or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note or stock certificate.

     64. Representations and Warranties of Holder. By accepting this Note, the Holder represents and warrants that he, she or it is acquiring this Note and the Shares for his, her or its own account, for investment and not with a view to, or for sale in connection with, any distribution thereof or any part thereof. Holder represents and warrants that he, she or it (a) is an "accredited investor" as defined in Appendix A hereto (only applicable to U.S. residents), (b) is experienced in the evaluation of businesses similar to the Maker, (c) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Maker, (d) has the ability to bear the economic risks of an investment in the Maker, and (e) has been afforded the opportunity to ask questions of and to receive answers from the officers of the Maker and to obtain any additional information necessary to make an informed investment decision with respect to an investment in the Maker.

     65. Binding Effect on Successors. This Note shall be binding upon any corporation succeeding the Maker by merger, consolidation or acquisition of all or substantially all of the Maker's assets, and all of the obligations of the Maker relating to the Shares issuable upon conversion of this Note shall survive the conversion and termination of this Note and all of the covenants and agreements of the Maker shall inure to the benefit of the successors and assigns of the Holder.

     66. Governing Law. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, without regard to the choice of law principals thereof.

     IN WITNESS WHEREOF, DAWSON SCIENCE CORPORATION has caused this Note to be executed by its officer thereunto duly authorized.

ORIGINAL ISSUANCE DATE: September 19, 1997
WITNESS:  DAWSON SCIENCE CORPORATION


/s/  Andrew Lee                    By:       /s/ Zhi-Jian Wu
Name:                                        Zhi-Jian Wu,
President,
Address:  43 Appleton Pl.                    duly authorized
Dobbs Ferry, NY  10522
USA

                                    /s/Zhi-Jian Wu
                              Zhi-Jian Wu, individually, only
                              with respect to Paragraph 2 hereof





















                       NOTARIZATION

County:   New York
State:    New York

     On this 19 day of September, 1997, before me personally appeared Zhi-Jian Wu, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.


                         /s/ Fanny Paulits
                         Notary Public
                         My Commission Expires: Nov. 30, 1997



































                            EXHIBIT A

                      NOTICE OF CONVERSION

     To:  DAWSON SCIENCE CORPORATION

     1.   The undersigned hereby elects to convert the attached
Note into _____ shares of Common Stock of DAWSON SCIENCE
CORPORATION pursuant to the terms of the attached Note, and tenders herewith the Note for cancellation.

     2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below.

     3. The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. The undersigned further represents that such shares shall not be sold or transferred unless either (i) they first shall have been registered under applicable state securities laws or (ii) or an exemption from applicable state registration requirements is available.



     (Name)


     (Address)


     (Signature)


     (Date)











                             APPENDIX A

                      [For U.S. Residents Only]

An "Accredited Investor" within the meaning of Regulation D under the Securities Act of 1933 includes the following:

Organizations

     (1) A bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; insurance company as defined in section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that act; a Small Business Investment Company licensed by the U.
S. Small Business Administration under section 301 (c) or (d) of the Small Business Investment Act of 1958; an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21), of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

     (2)  A private business development company as defined in
Section 202(a)(22) of the Investment Advisers Act of 1940.

     (3)  A trust (i) with total assets in excess of $5,000,000,
(ii) not formed for the specific purpose of acquiring the Securities, (iii) whose purchase is directed by a person who, either alone or with his purchaser representative, has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the proposed investment.

     (4) A corporation, business trust, partnership, or an organization described in section 501(c)(3) of the Internal Revenue Code, which was not formed for the specific purpose of acquiring the Securities, and which has total assets in excess of $5,000,000.



Individuals

     (5) Individuals with income from all sources for each of the last two full calendar years whose reasonably expected income for this calendar year exceeds either of:

          (i)  $200,000 individual income; or

          (ii) $3 00,000 joint income with spouse.

NOTE:     Your "income" for a particular year may be calculated
by adding to your adjusted gross income as calculated for Federal income tax purposes any deduction for long term capital gains, any deduction for depletion allowance, any exclusion for tax exempt interest and any losses of a partnership allocated to you as a partner.

     (6)  Individuals with net worth as of the date hereof
(individually or jointly with your spouse), including the value of home, furnishings, and automobiles, in excess of $1,000,000.

     (7) Directors, executive officers or general partners of the Issuer.


























                          STOCK PLEDGE AGREEMENT


     PLEDGE AGREEMENT dated as of September 19, 1997, made by Zhi-Jian Wu, an individual whose address is c/o Dawson Science
Corporation, 70 East 55th Street, 20th Floor, New York, New York
10022 (the "Stockholder"), in favor of Yeung Shu-kin (the
"Lender").

     WHEREAS, Dawson Science Corporation ("Obligor"), a Nevada corporation, is entering into a Loan and Security Agreement dated as of the date hereof with Lender pursuant to which Lender is extending credit to Obligor (the "Agreement"), as evidenced by that certain Convertible Promissory Note (the "Note") dated as of the date hereof in favor of the Lender;

     WHEREAS, the Stockholder has executed and delivered to the Lender a Guaranty Agreement (the "Guaranty Agreement"), dated as of the date hereof, pursuant to which the Stockholder has guaranteed the obligations of the Obligor to the Lender under the Agreement and the Note;

     WHEREAS, the Stockholder owns those shares of capital stock of Obligor identified on Exhibit I hereto;

     WHEREAS, the pledge hereunder is intended to secure the performance of the Stockholder's obligations to the Lender under the Guaranty Agreement;

     WHEREAS, to further secure Stockholder's Obligations to Lender under the Guaranty Agreement, Stockholder has pledged to Lender a portion of his ownership interest in Shenzhen Zhenghua
Group, Ltd.;

     WHEREAS, as a condition to the Lender entering into the Agreement and accepting the Note, and in consideration of all extensions of credit made and which may in the future be provided to Obligor by Lender, the Stockholder has agreed to execute and deliver the Guaranty Agreement and this Pledge Agreement;

     NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Stockholder hereby agrees for the benefit of the Lender as follows:

     67. Defined Terms. Unless otherwise defined herein, the following terms shall have the respective meanings set forth below:

     "Collateral" has the meaning specified in Section 2 hereof.

     "Event of Default" shall mean failure to pay or perform any of the Obligations when due, or an Event of Default under the Agreement or the Note.

     "Pledge Agreement" shall mean this Pledge Agreement, as it may be amended, supplemented or otherwise modified.

     "Obligations" shall mean (i) the prompt and complete payment and performance when due of all of the Stockholder's obligations under the Guaranty Agreement and the other instruments and documents relating to or evidencing obligations of Guarantor to Lender, whether as guarantor or otherwise (collectively, the "Credit Documents"); (ii) the prompt and complete payment and performance when due of any and all other indebtedness, liabilities and obligations of the Stockholder to the Lender, now existing or hereafter incurred, direct or indirect, absolute or contingent, secured or unsecured, matured or umnatured, joint or several, liquidated or unliquidated.

     "Pledged Stock" shall mean all of the shares of capital stock of Dawson Science Corporation listed on Exhibit I hereto and any stock, options or rights received by the Stockholder and subject to Section 3 hereof.

     68. Pledge. The Stockholder hereby (a) pledges, hypothecates, assigns and transfers to Brown, Rudnick, Freed & Gesmer, Counselors at Law, as escrow agent ("Escrow Agent"), all of the Pledged Stock to be held by Escrow Agent subject to the terms of that certain Escrow Agreement dated the date hereof between Lender, Stockholder and Escrow Agent ("Escrow Agreement"), and hereby grants to the Lender a lien on, and security interest in, the Pledged Stock and all proceeds thereof (which shall be a first lien) and (b) delivers to Escrow Agent the stock certificates evidencing the Pledged Stock identified on
Exhibit I hereto, together with appropriate undated stock powers duly executed in blank, all as collateral security for the payment and performance of the Obligations. All property at any time pledged to the Lender hereunder (whether described herein or not) and all income therefrom and proceeds thereof are herein sometimes collectively called the "Collateral".

     69. Dividends, Distributions, etc. If, while this Pledge Agreement is in effect, the Stockholder becomes entitled to receive or receives any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or issued in connection with any reorganization), option or rights, whether as an addition to, in substitution of, or in exchange for, any shares of Pledged Stock or otherwise, the Stockholder agrees to accept the same as agent for the Lender, to hold the same in trust on behalf of and for the benefit of the Lender and to deliver the same forthwith to the Escrow Agent in the exact form received, with the endorsement of the Stockholder when necessary and/or appropriate undated stock or other powers duly executed in blank, to be held by the Escrow Agent, subject to the terms of the Escrow Agreement, as additional collateral security for the Obligations. Any sums paid on or in respect of the Pledged Stock on the liquidation or. dissolution of the issuer thereof shall be paid over to the Escrow Agent, to be held by the Escrow Agent, subject to the terms and conditions of the Escrow Agreement, as additional collateral security for the Obligations; and if any cash dividends or any other distribution is made on or in respect of the Pledged Stock or any property is distributed on or with respect to the Pledged Stock, the cash or other property so distributed shall be delivered to the Escrow Agent, to be held by the Escrow Agent, subject to the terms and conditions of the Escrow Agreement, as additional collateral security for the Obligations. All sums of money and property so paid or distributed in respect of the Pledged Stock that are received by the Stockholder shall, until paid or delivered to the Escrow Agent, be held by the Stockholder in trust as additional collateral security for the Obligations.

     70.   Voting Rights.  Prior to any sale of the Pledged
Stock, the Stockholder shall be entitled to vote the Pledged
Stock and to give consents, waivers and ratifications in respect thereof.

     71. Rights of the Lender. The Lender shall not be liable for failure to collect or realize upon the Obligations or any collateral security or guaranty thereof, or any part thereof, or for any delay in so doing, nor shall Lender be under any obligation to take any action whatsoever with regards thereto. Any or all shares of the Pledged Stock held by the Escrow Agent hereunder may, if an Event of Default has occurred and is continuing, and upon written notice by the Lender, be registered in the name of the Lender or its nominee, for the benefit of the Lender, and the Lender or its nominee may at any time thereafter, without notice, exercise all voting and corporate rights of any issuer of any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any shares of the Pledged Stock as if the Lender were the absolute owner thereof, including (without limitation) the right to exchange, at its discretion, any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other readjustment of any issuer of any such shares or upon the exercise by any such issuer or the Lender of any right, privilege or option pertaining to any shares of the Pledged Stock and, in connection therewith, to deposit and deliver any and all of the Pledged Stock with any committee, depository, transfer agent, registrar or other designated agency on such terms and conditions as the Lender may determine, all without liability except to account for property actually received by it, but the Lender shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

     72. Unconditional Obligations. The obligations and liabilities of the Stockholder hereunder shall not be conditioned or contingent upon the pursuit by the Lender or any other person at any time of any right or remedy against any other person that may be or become liable in respect of all or any part of the Obligations or against any collateral security or guaranty therefor or right of offset with respect thereto. This Pledge Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Stockholder until all of the Obligations have been fully satisfied and the Stockholder shall be free from any present or future obligations under the Credit Documents.

    73. Performance by Lender of Stockholder's Obligations. If the Stockholder fails to perform or comply with any of its agreements contained herein and the Lender, as provided for by the terms of this Pledge Agreement, itself performs or complies, or otherwise causes performance or compliance, with such agreement, the reasonable expenses of the Lender incurred in connection with such performance or compliance shall be bome and paid by the Stockholder on demand and until so paid shall be added to the principal amount of the Obligations and shall bear interest (calculated on the basis of a 360-day year for the actual days elapsed) from the date incurred until paid at the highest rate applicable to any of the Obligations.

    74. Remedies. If an Event of Default has occurred and is continuing, then, and in any such event, the Lender may exercise, in addition to all other rights and remedies granted to it in this Pledge Agreement and in any other Credit Document, all rights and remedies of a Lender under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, the Stockholder expressly agrees that in any such event, the Lender, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or on the Stockholder or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived, forthwith collect, receive, appropriate and realize on the Collateral, or any part thereof, and forthwith sell, assign, give option or options to purchase, contract to sell or otherwise dispose of and deliver the Collateral, or any part thereof, in one or more units, parcels, or lots at one or more public or private sales, at any exchange or broker's board or at any of the Lender's offices or elsewhere, on such terms and conditions as it may deem advisable and at such prices as it may deem appropriate, for cash or on credit or for future delivery without assumption of any credit risk, with the right to the Lender upon any such sale or sales, public or private, to purchase the whole or any part of said Collateral so sold. Any purchaser at any such sale or sales shall acquire the property sold absolutely free from any claim or right on the part of Stockholder, and Stockholder hereby waives (to the extent permitted by applicable law) all rights, redemptions, stays and appraisal rights which Stockholder now has, or may at any time in the future have, under any rule of law or statute now existing or hereafter enacted. The net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any and all of the Collateral or in any way relating to the rights of the Lender hereunder, including reasonable attorneys' fees and legal expenses, shall be applied to the payment of the Obligations in such order as the Lender may determine, and, after all of the Obligations have been paid in full and after payment of any other amount required by any provision of law, including (without limitation) Section 9-504(l)(c) of the Uniform Commercial Code, the balance (if any) of such proceeds shall be remitted to the Stockholder or as otherwise required by a court of competent jurisdiction. To the extent permitted by applicable law, the Stockholder waives all claims, damages and demands against the Lender arising out of the retention or sale of the Collateral unless resulting from such Lender's willful misconduct. The Stockholder agrees that the Lender need not give more than ten (10) days' notice (which notice shall be deemed given on the earlier of mailing or receipt) of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters. No notification need be given to the Stockholder if it has signed after default a statement renouncing or modifying any right to notification of sale or other intended disposition. The Lender may, without notice or publication, adjourn any public or private sale, or cause such sale to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which such sale is so adjourned. Stockholder shall remain liable for any deficiency if the net proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations.

     75. Representations and Warranties. The Stockholder represents and warrants to the Lender that:

          (a) the execution, delivery and performance of this Pledge Agreement, and the granting of liens pursuant hereto, and the Escrow Agreement have been duly authorized by all requisite action on its part, and do not require the consent of any party;

          (b) this Pledge Agreement and the Escrow Agreement have been duly executed and delivered by the Stockholder and are legal, valid and binding obligations, enforceable against the Stockholder in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally or by general principles of equity;

          (c) the Stockholder is the record and beneficial owner of, and has good and valid title to, the Pledged Stock described on Exhibit I hereto, and it will be owner of, and have such title to, all other Pledged Stock described in
     Section 3 hereof owned by it subject to no lien whatsoever (except the liens created hereby);

          (d)  all the shares of Pledged Stock described on
     Exhibit I hereto have been, and all shares of Pledged Stock described in Section 3 hereof will be, duly and validly issued for good and valuable consideration and are, or will be, fully paid and non-assessable; and

          (e)  the pledge, assignment and delivery of the Pledged
     Stock described on Exhibit I hereto creates, and the delivery of any Pledged Stock described in Section 3 hereof will create, a valid lien on, and perfected security interest in, such Pledged Stock and the proceeds thereof, subject to no prior lien or option or any agreement purporting to grant to any third party a prior lien on the Stockholder's property or assets that would include such Pledged Stock.

     76. Covenants. The Stockholder covenants and agrees with the Lender that so long as any Obligations are outstanding:

          (a) it will, upon the Lender's written request, defend the Secured Parties' right, title and first priority security interest in and to the Pledged Stock and the proceeds thereof against the claims and demands of all persons whomsoever;

          (b) it will have or obtain promptly good title (subject to no lien whatsoever, except the liens created by this Pledge Agreement) to and right to pledge any other property at any time hereafter pledged to the Lender as collateral security hereunder and will likewise defend the Lender's right and title thereto and liens thereon;

          (c) it will not sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to any of the Collateral, nor will it create, incur or permit to exist any lien with respect to any of the Collateral, any interest therein or any proceeds thereof (except for the liens created by this Pledge Agreement); and

          (d) it will not vote to enable any issuer of any Pledged Stock, and will not otherwise agree to permit any issuer of any Pledged Stock, to merge or consolidate with, or into, any other corporation or issue any stock or other securities of any nature in addition to or in exchange or substitution for any Pledged Stock.

     77.  Sale of Collateral.

          (a) The Stockholder recognizes that the Lender may be unable to effect a public sale of any or all of the Pledged Stock by reason of certain prohibitions contained in the Securities Act and applicable state securities laws and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own accounts for investment and not with a view to the distribution or resale thereof. The Stockholder acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that the private (rather than public) nature of such sale shall be deemed to be commercially reasonable. The Lender shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

          (b) The Stockholder further agrees to do or cause to be done all such other acts and things required to be done by it to make such sale or sales of any portion or all of the Pledged Stock valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Stockholder's expense. The Stockholder further agrees that a breach of any of the covenants contained in this Section 11 will cause irreparable injury to the Lender, that the Lender has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 11 shall be specifically enforceable against the Stockholder, and the Stockholder hereby waives (to the extent permitted by applicable law) and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

     78. Further Assurances. The Stockholder agrees that at any time and from time to time, on the written request of the Lender, the Stockholder will execute and deliver such further documents and do such further acts and things as the Lender may reasonably request in order to effectuate the purposes of this Pledge Agreement.

     79. Limitation on Lender's Duty in Respect of Collateral. Beyond the safe custody thereof, the Lender shall not have any duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

     80. Notices. Except as otherwise specified herein, all notices, requests, demands or other communications related to this Pledge Agreement to or on the Stockholder or the Lender shall be in writing (including teletransmissions), and shall be given or made in accordance with the notice provisions set forth in the Agreement.

     81. Severability. Any provision of this Pledge Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     82. No Waiver, Cumulative Remedies. The Lender shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the Lender, and then only to the extent therein set forth. A waiver of any right or remedy hereunder on any occasion shall not be construed as a bar to any right or remedy that the Lender would otherwise have on any future occasion. No failure to exercise nor any delay in exercising, on the part of the Lender, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise of any right, power or privilege hereunder or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

     83. No Oral Modification, Successors, Governing Law. None of the terms or provisions of this Pledge Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Lender. This Pledge Agreement and all obligations of the Stockholder hereunder shall be binding on its successors and assigns and shall, together with the rights and remedies of the Lender hereunder, inure to the benefit of the Lender and its respective successors and assigns. This Pledge Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York (United States).

     84.  Submission to Jurisdiction, Waiver of Trial by Jury.

          (a) For purposes of any action or proceeding involving this Pledge Agreement or any other agreement or document referred to herein, the Stockholder hereby expressly submits to the jurisdiction of all federal and state courts located in the State of New York (United States) and consents that any order, process, notice of motion or other application to or by any of said courts or a judge thereof may be served within or without such court's jurisdiction by registered mail or by personal service, provided a reasonable time for appearance is allowed.

          (b) THE STOCKHOLDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE
     LAW) (i) ANY RIGHT HE MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS PLEDGE AGREEMENT OR ANY OTHER DOCUMENT OR AGREEMENT REFERRED TO HEREIN, AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY and (ii) ANY RIGHT TO CONTEST THE APPROPRIATENESS OF ANY ACTION BROUGHT WITHIN THE JURISDICTION MENTION ED IN PARAGRAPH (a) OF THIS SECTION 18 BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS.

     85. Fees and Expenses. Any and all reasonable fees, costs and expenses of whatever kind or nature, including the reasonable fees and legal expenses incurred by the Lender's counsel in connection with the payment or discharge of any taxes, counsel fees, maintenance fees, encumbrances or otherwise protecting, maintaining or preserving the Collateral, or in defending or prosecuting any actions or proceedings arising out of or related to the Collateral, shall be borne and paid by the Stockholder on demand and until so paid shall be added to the principal amount of the Obligations and shall bear interest (calculated on the basis of 360-day year for the actual days elapsed) from the date incurred until paid at the highest rate applicable to any of the Obligations.

     86. Termination. This Agreement shall terminate when all of the Obligor's obligations under the Agreement and the Note have been fully paid, and all of the Obligations have been fully paid, at which time Lender shall reassign and deliver to the Stockholder the Collateral, or such part thereof as shall not have been sold or otherwise applied by Lender pursuant to the terms hereof, and shall still be held by Escrow Agent under the Escrow Agreement, together with appropriate instruments of reassignment. Any such reassignment shall be without recourse to or warranty by Lender and at the expense of Stockholder.

     87. Counterparts. This Pledge Agreement may be executed in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     89.  Descriptive Headings.  The captions in this Pledge
Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

     IN WITNESS HEREOF the Stockholder has caused this Pledge
Agreement to be duly executed and delivered under seal as of the date first written above.


WITNESS:


    /s/   Andrew Lee          /s/  Zhi-Jian Wu
                                   Zhi-Jian Wu



COUNTY:   NEW YORK

STATE:    NEW YORK

     On this 19 of September, 1997, before me personally appeared
Zhi-Jian Wu, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.


                                /s/  Fanny Paulits

                               Name

                               Notary Public State of New York
                               Commission Expires Nov. 30, 1997
















                                                        EXHIBIT I



                     PLEDGED STOCK



    Issuer            Class of Stock           Number of Shares

Dawson Science     Convertible Preferred             100,000
  Corporation        Stock





































                     ESCROW AGREEMENT


     ESCROW AGREEMENT dated as of September 19, 1997 among Zhi-Jian Wu, an individual whose address is c/o Dawson Science Corporation, 70 East 55th Street, 20th Floor, New York, New York 10022 ("Mr. Wu"), Yeung Shu- kin, an individual whose address is Unit 1-2 1/F, Join IN Hang Sing Centre, 71-75 Container Port Road, Kwai Chung, N.T., Hong Kong ("Lender"), Dawson Science Corporation, whose address is 70 East 55th Street, 20th Floor, New York, NY 10022 (the "Borrower") and Brown, Rudnick, Freed & Gesmer, P.C. ("Escrow Agent").

     WHEREAS, Borrower, of which Mr. Wu is President and a principal stockholder, has entered into a Loan and Security Agreement of even date herewith with Lender ("Loan Agreement") and has issued Lender a Convertible Promissory Note of even date ("Note"), related to certain loans and extensions of credit provided by Lender to the Borrower under the terms and conditions set forth in the Loan Agreement (the Loan Agreement and the Note are hereafter collectively referred to as the "Loan Documents");

     WHEREAS, Mr. Wu has guaranteed the obligations of the Borrower to the Lender under the Loan Documents pursuant to a Guaranty Agreement of even date between Mr. Wu and Lender (the
"Guaranty Agreement");

     WHEREAS, in order to secure Mr. Wu's obligations under the Guaranty Agreement and Loan Documents to each Lender, Mr. Wu has executed a Stock Pledge Agreement, of even date, in favor of Lender, pursuant to which Mr. Wu has pledged capital stock of the Borrower (the "Pledged Shares");

     WHEREAS, the parties desire that the Escrow Agent hold the Pledged Shares in escrow in accordance with the terms hereof;

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     89. Borrower, Lender and Mr. Wu hereby designate and appoint Escrow Agent as the escrow agent for the purposes set forth herein, and hereby authorize and direct the Escrow Agent to hold the number of shares of Convertible Preferred Stock of the Borrower (along with executed blank stock powers) specified on
Schedule I hereto (the "Shares"), pursuant to the terms set forth herein.


    90. The terms of this Escrow Agreement may be altered, amended, modified or revoked only by the written consent of Borrower, Lender, Mr. Wu and the Escrow Agent.

     91. Escrow Agent shall only disburse the Shares in accordance with written instructions, in form and substance satisfactory to Escrow Agent, jointly executed by Mr. Wu and Lender.

     92. In the event that a dispute arises among the parties involving any responsibility of the Escrow Agent hereunder, Escrow Agent shall continue to hold the Shares until it has been furnished with a statement in writing jointly signed by both Lender and Mr. Wu, instructing Escrow Agent as to the manner in which it is to dispose of the Shares. Upon receiving such statement, Escrow Agent shall dispose of the Shares pursuant to such statement and Borrower, Lender and Mr. Wu agree to hold Escrow Agent harmless from any liability or responsibility therefor. In the event that Escrow Agent is made a party, in respect to the Shares or any of its responsibilities hereunder, to any court action or arbitration proceedings, Escrow Agent shall make no disposition of the Shares, except as required by a court of competent jurisdiction, or by such arbitrators, and Borrower, Lender and Mr. Wu shall hold Escrow Agent harmless from and on account of any expenses which Escrow Agent may incur or become liable to pay because of any such proceedings and the holding of the Shares. In the event of a dispute as to the disposition of any of the escrowed documents, Escrow Agent may apply to any court of competent jurisdiction for a determination of the rights of the parties with respect thereto, and shall be relieved of any further liability on account hereof.

     93. Escrow Agent assumes no obligation or responsibility hereunder other than to make delivery of the Shares as provided above. Escrow Agent shall not be bound by any agreement or contract not expressly referenced herein, regardless of whether Escrow Agent has knowledge thereof. Borrower, Lender and Mr. Wu jointly and severally agree to assume liability for and do hereby agree to indemnify, protect, save and hold harmless Escrow Agent from and against any and all liabilities, obligations, losses, damages, claims, actions, suits, costs and expenses of whatever kind and nature, including attorneys' fees, imposed upon, incurred by or asserted against Escrow Agent in any way related to or arising out of this Escrow Agreement.

     94. It is expressly understood by all parties that Brown, Rudnick, Freed & Gesmer, P.C. acts as counsel to Borrower, and that neither anything contained in this Escrow Agreement nor Escrow Agent's execution hereof, shall in any way affect or require termination of such representation of Borrower.

     95. If the Escrow Agent reasonably requires other or further instruments in connection with this Escrow Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

     96. Any notice required or permitted hereunder shall be given in writing by registered or certified mail, at the addresses set forth below.

     97. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Loan Agreement.

     EXECUTED as an instrument under seal as of the date first above written.




























                         MR. WU:



                           /s/Zhi-Jian Wu
                           Zhi-Jian Wu

                         Notice Address:

                         c/o Dawson Science Corporation
                         70 East 55th Street
                         20th Floor
                         New York, New York  10022


                         BORROWER:

                         DAWSON SCIENCE CORPORATION


                         By:      /s/Zhi-Jian Wu
                              Zhi-Jian Wu, President

                         Notice Address:
                         70 East 55th Street
                         20th Floor
                         New York, New York  10022
                         Attn.:  Zhi-Jian Wu, President


                         LENDER:

                         /s/ Yeung Shu-Kin
                         Yeung Shu-kin

                         Notice Address:

                         Unit 1-2, 1/F
                         Join In Hang Sing Centre
                         71-75 Container Port Road
                         Kwai Chung, N.T.
                         Hong Kong
                         Attn: Yeung Shu-kin







                         ESCROW AGENT:

                         BROWN, RUDNICK, FREED
                           & GESMER, P.C.

                         By:   /s/ John G. Nossif, Jr.
                              John G. Nossif, Jr.

                         Notice address:

                         One Financial Center
                         Boston, MA 02111
                         Attn:  John G. Nossiff, Jr.



































                         SCHEDULE I

100,000 shares of Convertible Preferred Stock of Dawson Science
Corporation (along with blank stock powers, with signature guaranteed).












































                      GUARANTY AGREEMENT

                      W I T N E S S E T H:

     WHEREAS, Dawson Science Corporation ("Obligor"), a Nevada corporation, is entering into a Loan and Security Agreement dated the date hereof with Yeung Shu-kin (the "Lender") pursuant to which certain loans and other extensions of credit have been and will be made by the Lender to Obligor (the "Credit Agreement") and, in connection therewith, is delivering to Lender a Convertible Promissory Note dated the date hereof (the "Note");

     WHEREAS, the undersigned, Zhi-Jian Wu (the "Guarantor"), is a principal stockholder and an officer of Obligor;

     WHEREAS, as a condition to entering into the Credit Agreement and the Note, and making advances thereunder, the Lender has required that Guarantor guarantee the full and prompt payment and performance of all obligations of Obligor to Lender, including, without limitation, obligations respecting all loans made under the Credit Agreement and the Note (the Credit Agreement and the Note are hereinafter collectively referred to as the "Loan Documents");

     WHEREAS, to secure his obligations to the Lender hereunder, the Guarantor has executed and delivered to the Lender a Stock
Pledge Agreement dated the date hereof under which he has pledged shares of Borrower to Lender;

     WHEREAS, to further secure his obligations to Lender hereunder, Guarantor has pledged to Lender a portion of his ownership interest in Shenzhen Zhenghua Group, Ltd.;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of any and all loans, advances, and extensions of credit now or hereafter made or extended by Lender to, for the account of or on behalf of Obligor pursuant to and under the Loan Documents and as an inducement for the Lender to make future loans, advances and extensions of credit to Obligor, Guarantor hereby unconditionally and absolutely guarantees to Lender the full and prompt payment and performance by Obligor of all obligations which Obligor now or hereafter may have to Lender, whether now existing or hereafter arising, including without limitation, all obligations which Obligor may now or hereafter have to Lender under the Loan Documents, as the same may be amended, extended, modified or renewed and the full and prompt payment when due, subject to any applicable grace period, of all principal, interest, charges and all other sums which Obligor may now or hereafter owe to Lender arising under the Loan Documents howsoever evidenced, whether secured or unsecured, and hereby agrees to indemnify Lender against any losses Lender may sustain and any expenses it may incur as a result of any default by Obligor under the Loan Documents, or as a result of the occurrence of any Event of Default under or as defined in the Loan Documents, and/or as the result of the enforcement or attempted enforcement by, or on behalf of, the Lender of any of its rights against the Guarantor hereunder.

     This Guaranty is a continuing, unconditional and absolute guaranty of payment and performance. The obligations of the Guarantor hereunder are primary, with no recourse necessary by Lender against the Obligor or any collateral given to secure the obligations guaranteed hereby prior to proceeding against the Guarantor hereunder. If for any reason any installment or any other sum or indebtedness now or hereafter owing by Obligor to Lender under the Loan Documents shall not be paid promptly when due, after the expiration of any applicable cure period, Guarantor will forthwith pay such sum to Lender, without regard to any counterclaim, set-off, deduction or defense of any kind which Obligor or Guarantor may have or assert, and without abatement, suspension, deferment or reduction on account of any occurrence whatsoever. The Guarantor hereby waives notice of and consents to all of the provisions of the Loan Documents, to any amendments thereof, to any actions taken thereunder, and to the execution by Obligor of the Loan Documents and of any other agreements, documents and instruments now or hereafter executed by Obligor in connection therewith. The Guarantor further waives the following: notice of incurring of indebtedness and obligations by Obligor; acceptance of this Guaranty by Lender; presentment and demand for payment, protest, notice of protest and notice of dishonor or non-payment of any instrument evidencing the indebtedness or obligations to Obligor; any right to require suit against Obligor or any other party before enforcing this Guaranty; any right to have security applied before enforcing this Guaranty; any right of subrogation to Lender's rights against Obligor until Obligor's indebtedness and obligations to Lender are paid in full; all defenses which might constitute a legal or equitable discharge of a surety or guarantor; and all other notices and demands otherwise required by law which the Guarantor may lawfully waive. Guarantor agrees that in the event this Guaranty is enforced by suit or otherwise, Guarantor will reimburse Lender upon demand for all expenses incurred in connection therewith, including without limitation, reasonable attorneys' fees and expenses.

     Guarantor's obligations hereunder shall not be released, discharged, terminated or impaired in any manner whatsoever, irrespective of the lack of any notice to or consent of the Guarantor, by any of the following: (a) new agreements or obligations of Obligor with or to Lender; (b) amendments, indulgences, extensions, modifications, renewals or waivers of default as to any existing or future agreements or obligations of Obligor or third parties with or to Lender, or extensions of credit by Lender to Obligor; (c) adjustments, compromises or releases of any obligations of Obligor, Guarantor or other parties, including any other guarantors, or exchanges, releases, dispositions or sales of any security of Obligor, Guarantor or other parties, including any other guarantors; (d) invalidity, irregularity, defect, or unenforceability, for any reason, of any provision of any of the Loan Documents, or of any instrument or writing, or of any security or other guaranty, or acts or omissions by Lender or Obligor; (e) failure to perfect any lien securing the obligations of Obligor, Guarantor or other parties, including any other guarantors; (f) interruptions in the business relations between Lender and Obligor; (g) voluntary or involuntary bankruptcy (including a reorganization in bankruptcy) of Obligor or entry of an order for relief against or with respect to the Obligor under Title 11 of the United States Code;
(h) composition, extension, moratoria or other forms of debtor relief granted to Obligor pursuant to law presently in force or hereafter enacted; (i) payment of any or all obligations and indebtedness of Obligor in the event such payment is invalidated or avoided by a trustee, custodian or receiver of Obligor; (j) the dissolution of Obligor; and (k) the reorganization, merger or consolidation of Obligor into or with another entity, corporate or otherwise, or the sale or disposition of all or substantially all of the capital stock, business or assets of Obligor to any other person or party.

     For the purposes of this Guaranty and indemnity, all sums owing to Lender by Obligor shall be deemed at Lender's election, and without notice, to have become immediately due and payable if Obligor defaults in any of its obligations or indebtedness to Lender after expiration of any applicable cure period, or if there shall occur an Event of Default as defined in any of the Loan Documents, and the Guarantor shall thereupon promptly pay Lender the entire amount of said indebtedness and obligations of Obligor, and Lender shall, after the expiration of any applicable cure period, be entitled to take any action deemed necessary or advisable to enforce this Guaranty, including, without limitation, the enjoining of any breach or threatened breach of this paragraph.

     Guarantor represents to Lender that after giving effect to this Guaranty and the transactions contemplated by the Loan Documents (and after taking into account all recoveries Lender is likely to realize from Obligor on Obligor's obligations to Lender): (i) the aggregate value of all of the assets and properties of the Guarantor, at a fair valuation, will be greater than the total amount which Guarantor is likely to be actually required to pay on claims, including contingent claims; (ii) the aggregate present fair saleable value of Guarantor's assets will be greater than the amount that will be required to pay Guarantor's probable liability on debts, including contingent liabilities, as they become absolute and mature; (iii) Guarantor has (and has no reason to believe that he will not have) sufficient capital for the conduct of his business; and (iv) Guarantor does not intend to incur, and does not believe that he has incurred, debts beyond his ability to pay as they mature.

     For purposes of any action or proceeding involving this Guaranty or the Agreements or any other agreement or document referred to therein, Guarantor hereby expressly submits to the jurisdiction of all federal and state courts located in the State of New York and consents that any order, process, notice of motion or other application to or by any of said courts or a judge thereof may be served within or without such court's jurisdiction by registered mail or by personal service.

     GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) (I) ANY RIGHT HE MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS GUARANTY OR THE AGREEMENTS AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY AND (II) ANY RIGHT TO CONTEST THE APPROPRIATENESS OF ANY ACTION BROUGHT IN ANY COURT WITHIN THE JURISDICTION MENTIONED IN THE PRECEDING PARAGRAPH BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE AND FORUM NON CONVENIENS.

     This Guaranty and all terms and conditions hereof shall be binding upon Guarantor, its successors and assigns, and shall inure to the benefit of Lender and its successors and assigns. Legal rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of New York. Wherever the context so requires herein, the singular number includes the plural, and the plural number includes the singular.






     IN WITNESS WHEREOF, Guarantor has executed this instrument this 19th day of September, 1997.

WITNESS:

  /s/  Andrew Lee                         /s/Zhi-Jian Wu
Name:  Andrew Lee                       Zhi-Jian Wu
Address:  43 Appleton Pl.
          Dobbs Ferry, NY  10522



COUNTY:   NEW YORK
STATE:    NEW YORK

     On this 19 of September, 1997, before me personally appeared
Zhi-Jian Wu, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.



                                 /s/ Fanny Paulits

                              Name:
                              Notary Public  State of New York
                              Commission Expires Nov. 30, 1997






















Exhibit 10.8

                BUSINESS LOAN AND SECURITY AGREEMENT


$1,500,000                                     September 30, 1997

32. PREAMBLE. Business Loan and Security Agreement made by the undersigned (the "Borrower") for the benefit of Neolite Neon Co. Pty. Ltd., whose address is set forth on the signature page hereto (the "Lender"), with respect to a loan in the original principal amount of $1,500,000 as evidenced by a secured convertible promissory note in such amount from the Borrower of even date herewith (the "Note"). Simultaneously with the execution hereof, as partial consideration to the Lender for making the loan hereunder, Zhi-Jian Wu, President and a principal stockholder of Borrower, has delivered the Lender 75,000 shares of Common Stock of the Borrower (the "Bonus Shares"). Pursuant to a Guaranty Agreement of even date, Mr. Wu has guaranteed the obligations of the Borrower hereunder and under the Note, and has pledged 500,000 shares of Common Stock and 200,000 shares of Convertible Preferred Stock of the Borrower (the "Pledged Shares") as collateral for his obligations under the Guaranty Agreement. The Pledged Shares have been delivered to Brown, Rudnick, Freed & Gesmer, Counselors at Law ("Escrow Agent"), to be held in Escrow pursuant to that certain Escrow Agreement of even date between Escrow Agent, Borrower, Lender and Mr. Wu. In addition, Mr. Wu has pledged a portion of his ownership interest in Shenzhen Zhenghua Group, Ltd. as additional collateral to secure his obligations under the Guaranty Agreement. This Agreement and the Note are hereinafter collectively referred to as the "Transaction Documents."

99.  SECURITY.

     (a) As security for Borrower's indebtedness and other obligations now or at any time hereafter owing by Borrower to Lender, whether or not any of such are liquidated, unliquidated, secured, unsecured, direct, indirect, absolute, contingent or of any other type, nature or description, including without limitation those arising under this agreement, Borrower hereby grants Lender a security interest in 15% of the ownership interest of the Borrower in Shenzhen City Zhenghua Traffic and Transportation Industrial and Development Company, Ltd.

     (b) Borrower has not granted any security interest with respect to Borrower's collateral hereunder, and such collateral is free of all liens and encumbrances, except those Borrower is granting to Lender herein.

100. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to and covenants with Lender as follows:

     (a) the execution and delivery of each of the Transaction Documents has been approved by all required corporate action and does not violate or contravene any provision of Borrower's corporate charter documents, by-laws or any other indenture or contract to which Borrower is a party. Each of the Transaction Documents is valid, binding and enforceable against Borrower in accordance with their respective terms, and no consent of any other party is required in connection with the execution, delivery, performance or enforceability of any of the Transaction Documents.

     (b) Borrower has filed all federal, state, local and other tax and similar returns required to be filed and has paid or provided for the payment of all taxes and assessments due thereunder.

     (c) Borrower and each of the Borrower's subsidiaries is duly organized, validly existing and in good standing under the laws of their respective jurisdictions of formation;

     (d) any financial statements or projections Borrower has delivered to Lender are true and correct in all material respects, and have been prepared in accordance with generally accepted accounting principles; and there has occurred no material adverse change in Borrower's or any of its subsidiaries' business or financial condition since the date of the most recently delivered financial statements;

     (e) there is no litigation pending or threatened against Borrower or any of its subsidiaries, except as disclosed on Borrower's financial statements or in a writing delivered to Lender; and

     (f) the issued and outstanding capital stock of the Borrower is as set forth on Schedule 3(f) hereto, and, except as set forth on such Schedule, there are no outstanding options, warrants or other rights to acquire capital stock of the Borrower.

101. AFFIRMATIVE COVENANTS. So long as any amount is unpaid hereunder, Borrower will:



     (a) keep proper books of account in manner in accordance with generally accepted accounting principles;

     (b) permit, upon written notice and during normal business hours, inspections and audits by Lender or by Lender's agents of all books, records and papers in the custody or control of Borrower or of others relating to any security for the obligations hereunder or Borrower's or any of its subsidiaries financial or business condition, including the making of copies thereof and abstracts therefrom and inspection and appraisal of any of Borrower's or its subsidiaries' assets;

     (c) at the request of the Lender, deliver to Lender financial information in such form and detail and at such times as are satisfactory to Lender, including, without limitation, Borrower's quarterly financial statements;

     (d) promptly pay all taxes, assessments and other governmental charges due from Borrower or its subsidiaries;
provided however, that nothing herein contained shall be interpreted to require the payment of any such tax so long as its validity is being contested in good faith and Borrower maintains adequate reserves with respect to such tax;

     (e) keep adequately insured at all times with responsible insurance carriers against liability on account of damage to persons or property;

     (f) promptly inform Lender of the commencement of any action, suit, proceeding or investigation against Borrower or any of its subsidiaries, or the making of any counterclaim against Borrower or any of its subsidiaries in any action, suit or proceeding and of all liens against any of Borrower's or any of its subsidiaries' property, and of the occurrence of any default hereunder;

     (g) pay all indebtedness to Lender and to third parties when due; and

     (h) maintain Borrower's and each of its subsidiaries' corporate existence, comply with all applicable laws and regulations and maintain all property useful and necessary in Borrower's business in good repair and operating condition, ordinary wear and tear excepted.

102. NEGATIVE COVENANTS. So long as any amount is unpaid hereunder, Borrower will not, without Lender's prior written consent:

     (a) create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien or other encumbrance upon any of the collateral hereunder, except in Lender's favor;

     (b) sell, convey, lease or transfer any of Borrower's assets other than in the ordinary course of business, or merge or consolidate with or into any other company or corporation, except with Lender's written consent;

     (c) become a guarantor, surety or otherwise become liable for the debts or other obligations of any person, firm or corporation, except as an endorser of instruments for the payment of money deposited to Borrower's account for collection in the ordinary course of business;

     (d) make any investments in or loans or advances to any other person, firm or corporation (including, without limitation, loans or advances to officers, partners or employees of Borrower or any of its subsidiaries) except direct obligations of the United States of America;

     (e) purchase any of its capital stock or declare any dividends thereon, without the written consent of Lender; and

     (f) change the form in which Borrower conducts its business, the location of such business, or the nature of the business as conducted by Borrower on the date of this Agreement or fail to maintain its business operation as a going concern.

103. DEFAULT. In addition to, and not by way of limitation of, any of Lender's other rights hereunder, the entire unpaid balance of all of Borrower's indebtedness to Lender, whether under this Agreement, the Note or under any other instrument, document or agreement with Lender, may be declared to be immediately due and payable at Lender's sole election upon the happening of any one of the following specified events of default (each an "Event of Default"):

     (a) Borrower's failure to make any payment when due hereunder or under the Note, or to pay or perform any other obligation to Lender, now existing or hereafter arising;

     (b) Borrower's failure to pay any indebtedness to any others when due, except where Borrower is reasonably and in good faith asserting a legal defense in respect of its failure to pay any such indebtedness when due;

     (c) if any representation, warranty, statement or certificate made to Lender by Borrower proves to have been or becomes untrue;

     (d) any change in the ownership of capital stock in the Borrower which results in a change of control of the Borrower;

     (e) with respect to the Borrower or any of its subsidiaries, the commencement, whether voluntary or involuntary, of a case under the United States Bankruptcy Code or any other proceeding or action seeking reorganization, liquidation, dissolution or other relief under federal bankruptcy or insolvency statutes or similar laws, or seeking the appointment of a receiver, trustee or custodian for the Borrower or all or a part of Borrower's assets;

     (f) if Borrower or any of its subsidiaries makes an assignment for the benefit of creditors, or is unable to pay debts as they mature; or

     (g) any such event occurs with respect to any guarantor or endorser of Borrower's obligations to Lender.

104. ADDITIONAL REMEDIES. Upon demand of payment of all amounts due hereunder, or upon the occurrence of any Event of Default and at any time thereafter, Lender shall have all of the rights and remedies of a secured party upon default under the New York Uniform Commercial Code, in addition to which Lender shall have all of the following rights and remedies:

     (a)  to take possession and dispose of the collateral;

     (b) the proceeds of any collection of the collateral shall be applied toward any of Borrower's loan or loans in such order and manner as Lender determines in Lender's sole discretion.
Borrower shall remain liable to Lender for any deficiency remaining following such applications; and

105. FEES AND EXPENSES. Simultaneously with the execution hereof, Borrower has paid Lender an origination fee equal to 3% of the principal amount of the Note. Such origination fee has been directly deducted from the proceeds of the loan delivered to the Borrower, so that the proceeds delivered to the Borrower were net of the origination fee. Borrower will reimburse Lender promptly for any fees payable to the appropriate public officer to perfect any lien or other security interest taken to secure any indebtedness created pursuant hereto, or the premium, not in excess of such filing fee, payable for insurance in lieu of such filing. Borrower shall pay on demand all of Lender's expenses, including, without limitation, attorneys' fees and disbursements, incurred in connection with the loan made hereunder, and all expenses which Lender may hereafter incur in connection with the protection or enforcement of any of Lender's rights against Borrower, any collateral, and any guarantor of Borrower's obligations to Lender.

106. EQUITY PARTICIPATION. As additional consideration to the Lender for making the loan hereunder, concurrently with the execution and delivery of this Agreement, Zhi-Jian Wu, President and a principal stockholder of the Borrower, has transferred to the Lender 75,000 shares of Common Stock of Borrower (the "Bonus Shares").

107. REGISTRATION RIGHTS. At any time the Borrower proposes to file a registration statement under the Act with respect to any capital stock of the Borrower on any form, other than forms S-4 or S-8 or their then equivalents, then, the Borrower shall give written notice of such proposed filing to the Lender at least forty-five (45) days before the anticipated filing date, and such notice shall offer to the Lender the opportunity to include in such registration statement the number of Registrable Securities (defined herein) which Lender may request. The Borrower shall cause the managing underwriter of a proposed offering to offer such shares of capital stock on the same terms and conditions as the capital stock to be included therein by the Borrower. For purposes of this Agreement, "Registrable Securities" means the Bonus Shares, the Pledged Shares, and the shares of Common Stock issuable or transferred pursuant to the Note.

     Any permitted assignee of Lender shall also have the registration rights granted hereunder with respect to Registrable
Securities acquired from Lender. References to Lender in this Agreement shall include permitted assignees of the Lender.

     Additional Obligations of the Borrower.  Whenever the
Borrower is required to register shares of capital stock pursuant to a request of the Lender hereunder, the Borrower shall:

     (i) prepare for filing with the Securities and Exchange Commission a registration statement, including a prospectus and exhibits, amendments and supplements thereto and, prior to such filing, furnish the same to Lender for review and comment;

     (ii) file the registration statement with the Securities and Exchange Commission and use commercially reasonably efforts to cause such registration statement to become effective and remain effective as provided herein;

     (iii) prepare and file with the Securities and Exchange Commission such amendments and supplements to said registration statement and the prospectus used in connection therewith as may be necessary to keep said registration statement effective and to comply with the provisions of the Act with respect to the sale of securities covered by said registration statement for the period necessary to complete the proposed public offering, subject to the terms hereof;

     (iv) furnish to Lender such copies of the registration statement including the preliminary and final prospectus and copies of all exhibits, amendments and supplements thereto, as well as such other documents as Lender may reasonably request to facilitate the proposed public offering of capital stock;

     (v) to use its best efforts to register or qualify the capital stock covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as Lender may request.

     (vi) permit Lender and its counsel and other representatives to inspect and copy such corporate documents and records as may reasonably be requested by them;

     (vii) furnish to Lender a copy of all documents filed and all correspondence from or to the Securities and Exchange
Commission in connection with any such offering;

     (viii) pay all expenses in connection with such registration and offering (other than the fees and expenses of Lender's counsel, if any), except that Lender shall bear all underwriting commissions attributable to his or its shares so registered; and

     (ix) use its best efforts to file on a timely basis with the Securities and Exchange Commission such information as the Borrower may be obligated to file under Sections 13 or 15(d) of the Securities Exchange Act of 1934, as then amended and in effect.

     Indemnification. Incident to any registration statement, including any preliminary prospectus, prospectus, or any amendments or supplements thereto (the "Registration Statement"), or any application for exemption filed by the Borrower which includes Registrable Securities, the Borrower will indemnify Lender and its officers, directors, employees, stockholders, partners and agents, as applicable, against all claims, losses, damages and liabilities, including legal and other expenses incurred in investigating or defending against the same, arising out of any untrue statement of a material fact contained therein, or by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any violation by the Borrower of the Act, any state securities or "blue-sky" laws or any rule or regulation thereunder in connection with such registration or sale, except insofar as the same may have been caused by an untrue statement or omission based upon, and in conformity with, information furnished in writing to the Borrower by Lender expressly for use therein.

     Promptly after receipt by Lender or any of its respective officers, directors, employees, stockholders, partners or agents, of notice of the assertion or commencement of any action in respect of which indemnity may be sought against the Borrower, Lender shall notify the Borrower in writing of the assertion or commencement thereof, and, subject to the provisions hereinafter stated, the Borrower shall assume the defense of such action (including the employment of counsel and the payment of all fees and expenses) insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Borrower. Lender and its officers, directors, employees, stockholders, partners and agents, as the case may be, shall have the right to employ separate counsel in any such action and to participate in the defense thereof, provided that the Borrower shall have the right to control any such litigation, but the fees and expenses of such separate counsel shall not be at the expense of the Borrower unless the employment of such counsel has been specifically authorized by the Borrower or unless counsel retained by the Borrower has, in the reasonable opinion of Lender's counsel, a conflict of interest with respect to its representation of Lender. The Borrower shall not be liable to indemnify any person for any settlement of any such action effected without the Borrower's consent.

     Contribution. If the indemnification provided for herein is unavailable to an indemnified party thereunder (other than by reason of exceptions provided therein) in respect of any claims, losses, damages or liabilities, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such claims, losses, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions, statements or omissions which resulted in such claims, losses, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and such indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.

     The parties hereto agree that it would not be just and equitable if contribution hereunder were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

108. WAIVER, CUMULATIVE REMEDIES. No delay or omission by Lender in exercising or enforcing any of Lender's rights or remedies shall operate as, or constitute a waiver thereof. No waiver by Lender of any event of default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No exercise of any of Lender's rights and remedies and no other agreement or transaction of whatever nature entered into between Borrower and Lender at any time, shall preclude any other exercise of Lender's rights and remedies. No waiver by Lender of any of Lender's rights and remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. All of Lender's rights and remedies hereunder, and all of Lender's rights and remedies, power, privileges, and discretion under any other agreement or transaction are cumulative and not alternative or exclusive and may be exercised by Lender at such time or times and in such order of preference as Lender in Lender's sole discretion may determine.

109.  [RESERVED].

110. MISCELLANEOUS INFORMATION. It is agreed that references to "Lender" shall mean the undersigned Lender and his/her heirs or assigns, and references to "Borrower" or "the undersigned" shall mean the undersigned Borrower and its successors and assigns. Borrower will, in manner satisfactory to Lender, furnish other documentation of a type and in such form as Lender may request from time to time to further evidence or perfect the agreements contemplated hereby.

111. APPLICABLE LAW. This agreement shall be construed and interpreted in accordance with the laws of the State of New York, without regard to the choice of law provisions thereof.

     IN WITNESS WHEREOF, the Borrower and the Lender have executed this Agreement as of the date first above written.

                        DAWSON SCIENCE CORPORATION


                        By:  /s/ Zhi-Jian Wu
                             Zhi-Jian Wu, President, duly
                             authorized


                        LENDER:

                        NEOLITE NEON CO. PTY. LTD.


                        By:    /s/ L. Louback
     [Corporate Seal]   Name:  L. Louback
                        Title: Director
                        Address:  225 Queen Street
                                  Beaconsfield 2015
                                  Sydney, Australia























                           SCHEDULE 3(f)

     Issued and outstanding capital stock and options, warrants and other rights to acquire capital stock:

     1. 13,000,000 shares of Common Stock are issued and outstanding. 2,100,000 shares of Convertible Preferred Stock are issued and outstanding. Each share of Convertible Preferred
Stock is convertible into five (5) shares of Common Stock. No other shares of capital stock are issued and outstanding.

     2. There are no outstanding options, warrants or other rights to acquire capital stock of the Borrower.




































                          CONVERTIBLE
                        PROMISSORY NOTE


$1,500,000                             Dawson Science Corporation
                                               September 30, 1997


FOR VALUE RECEIVED, the undersigned, Dawson Science Corporation, with a principal place of business at 70 East 55th Street, 20th Floor, New York, New York 10022 ("Maker"), hereby promises to pay to the order of Neolite Neon Co. Pty. Ltd., whose address is 225 Queen Street, Beaconsfield 2015, Sydney, Australia ("Holder"), the sum of one million five hundred thousand (U.S. $1,500,000) Dollars together with interest on the unpaid principal amount from time to time outstanding at a rate per annum equal to twelve (12%) percent. Interest shall be payable on monthly in arrears, commencing October 15, 1997. The entire balance of principal, accrued but unpaid interest, and other fees and charges shall be due and payable on the earlier of (1) one hundred eighty (180) days from the date hereof (the "Maturity Date") or (2) the occurrence of an Event of Default, as defined below.

    112. Interest. Interest and fees shall be calculated on the basis of a 360-day year times the actual number of days elapsed. In no event shall interest payable hereunder exceed the highest rate permitted by applicable law. To the extent any interest received by Holder exceeds the maximum amount permitted, such payment shall be credited to principal, and any excess remaining after full payment of principal shall be refunded to Maker.

    113. Prepayment/Default Penalties. The principal balance of this note may be paid at any time without penalty. Upon the occurrence of an Event of Default and until such Event of Default has been cured, the Holder shall be entitled to receive the following penalty payments (in addition to regular interest payments): (1) payment in cash, computed on a daily basis, at a rate per annum equal to twelve (12%) percent of outstanding principal and accrued interest and (2) 7,500 shares of Common Stock of Maker (the "Default Shares") for each thirty (30) day period, or any part thereof, during which there exists an Event of Default. In the event the Lender is entitled to Default Shares hereunder, Zhi-Jian Wu, President of Maker, shall, subject to the terms hereof, transfer the Default Shares to the Lender. In order to satisfy any obligation to the Lender hereunder or under the Guaranty Agreement between Mr. Wu and Lender of even date herewith, Mr. Wu has delivered an aggregate of 500,000 shares of Common Stock and 200,000 shares of Convertible Preferred Stock of Maker standing in his name to Brown, Rudnick, Freed & Gesmer, Counselors at Law, as escrow agent (the "Escrow Agent") to be held pursuant to that certain Escrow Agreement between Escrow Agent, Mr. Wu, and Lender of even date ("Escrow Agreement").

    114. Costs and Expenses. Maker agrees to pay all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses incurred, or which may be incurred, by Holder in connection with the enforcement and collection of this Note and any other agreements, instruments and documents executed in connection herewith.

    115. Waivers. Maker and all guarantors and endorsers hereby waive presentment, demand, notice, protest, and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and assent to extensions of the time of payment or forbearance or other indulgence without notice. No delay or omission of Holder in exercising any right or remedy hereunder shall constitute a waiver of any such right or remedy. A waiver on one occasion shall not operate as a bar to or waiver of any such right or remedy on any future occasion.

    116. Events of Default. The entire unpaid principal and interest balance shall, at the option of the Holder, become immediately due and payable, without notice or demand, upon the occurrence of any of the following events (an "Event of Default"):

     (a)  failure to make any payment herein provided within five
          (5) days of the due date.

     (b) the making of an assignment for the benefit of creditors, trust mortgage, or composition with creditors or other arrangement of similar import by the Maker or any guarantor or endorser of this Note; the commencement of any voluntary proceedings under any bankruptcy or insolvency law, now or hereafter enacted, by the Maker or any guarantor or endorser; the commencement of any involuntary proceedings under any bankruptcy or insolvency laws now or hereafter enacted which are not discharged within 60 days after the filing thereof, by or against the Maker or any guarantor or endorser of the undersigned.



     (c) All payments due hereunder shall be made at the address of the Holder as set forth below, or at such other place as the Holder may designate from time to time in writing.

    117.  [RESERVED].

    118. Convertibility of Note. At any time after the Maturity Date and prior to repayment in full of all amounts due hereunder, the original principal amount of this Note (and all accrued but unpaid interest thereon and any costs and expenses payable hereunder) shall at the option of the Holder be convertible into that number of fully-paid nonassessable shares of Common Stock of the Maker (the "Shares") equal to the quotient of (i) the original principal amount of this Note (and all accrued but unpaid interest thereon and any costs and expenses payable hereunder) and (ii) fifty (50%) percent of the average closing bid price of the Common Stock, as quoted on the National Association of Securities Dealers Inc.'s OTC Bulletin Board, during the five (5) trading days immediately preceding the date of conversion (the "Conversion Price").

    119. Conversion of Note. Subject to Section 7, the conversion rights represented by this Note may be exercised in whole, but not in part, by the surrender of this Note and the duly executed Notice of Conversion (the form of which is attached as Exhibit A) at the principal office of the Maker. Upon conversion, the Holder shall be entitled to receive, within a reasonable time, a certificate or certificates, issued in the Holder's name or in such name or names as the Holder may direct, for the number of Shares so acquired. The Shares so acquired shall be deemed to be issued as of the close of business on the date on which this Note shall have been converted. Subsequent to the conversion of this Note, the penalty provisions of paragraph 2 of this Note shall no longer be applicable.

    120. Shares to be Issued; Reservation of Shares. The Maker covenants that the Shares issuable upon the conversion of this Note will, upon issuance in accordance herewith, be fully paid and non-assessable, and free from all liens and charges with respect to the issue thereof. During the period within which the conversion rights represented by the Note may be exercised, the Maker will at all times have authorized and reserved, for the purpose of issuance upon exercise of the conversion rights represented by this Note, a sufficient number of shares of its Common Stock to provide for the exercise of the conversion right represented by this Note.

    121. No Fractional Shares. No fractional shares shall be issued upon the conversion of this Note. In lieu thereof, a cash payment shall be made equal to such fraction multiplied by the fair market value of such shares of Common Stock, as determined in good faith by the Maker's Board of Directors.

    122. Adjustments of Conversion Price and Number of Shares. If there shall be any change in the Common Stock of the Maker through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Maker, appropriate adjustments shall be made by the Board of Directors of the Maker (or if the Maker is not the surviving corporation in any such transaction, the Board of Directors of the surviving corporation) in the aggregate number and kind of shares subject to this Note, and the number and kind of shares and the price per share then applicable to shares covered by this Note.

    123. No Rights as Shareholders. This Note does not entitle the Holder to any voting rights or other rights as a shareholder of the Maker prior to conversion and surrender of this Note. Notwithstanding the foregoing, the Maker agrees, upon the request of the Holder, to transmit to the Holder such information, documents and reports as are generally distributed to holders of the capital stock of the Maker. Upon valid conversion and surrender of this Note in accordance with the terms hereof, the Holder or the Holder's designee, as the case may be, shall be deemed a shareholder of the Maker.

    124. Sale or Transfer of the Note and the Shares; Legend. For purposes hereof, the "Shares" include the Default Shares (to the extent "restricted" under Rule 144 of the Securities Act of 1933, as amended) and the shares issuable upon conversion of this Note. The Note and the Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Act and applicable State Securities laws, or (ii) such sale or transfer is exempt from the registration requirements of the Act and applicable State Securities laws. Each certificate representing any Shares shall bear a legend substantially in the following form, as appropriate:

THE SHARES EVIDENCED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND
NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR
DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE
EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED
THERETO UNDER APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN
EXEMPTION UNDER APPLICABLE STATE SECURITIES LAWS.

Such Shares may be subject to additional restrictions on transfer imposed under applicable state and federal securities law.

    125. Modifications and Waivers. This Note may not be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which enforcement of the same is sought.

    126. Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder or the Maker shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to the Holder at its address shown on the books of the Maker or in the case of the Maker, at the address indicated above, or, if different, at the principal office of the Maker.

    127. Loss, Theft, Destruction or Mutilation of Note. The Maker covenants with the Holder that upon its receipt of evidence reasonably satisfactory to the Maker of the loss, theft, destruction or mutilation of this Note or any stock certificate and, in the case of any such loss, theft or destruction, and upon surrender and cancellation of this Note or stock certificate, if mutilated, the Maker will make and deliver a new Note or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note or stock certificate.

    128. Representations and Warranties of Holder. By accepting this Note, the Holder represents and warrants that he, she or it is acquiring this Note and the Shares for his, her or its own account, for investment and not with a view to, or for sale in connection with, any distribution thereof or any part thereof. Holder represents and warrants that he, she or it (a) is an "accredited investor" as defined in Appendix A hereto (only applicable to U.S. residents), (b) is experienced in the evaluation of businesses similar to the Maker, (c) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Maker, (d) has the ability to bear the economic risks of an investment in the Maker, and (e) has been afforded the opportunity to ask questions of and to receive answers from the officers of the Maker and to obtain any additional information necessary to make an informed investment decision with respect to an investment in the Maker.

    129. Binding Effect on Successors. This Note shall be binding upon any corporation succeeding the Maker by merger, consolidation or acquisition of all or substantially all of the Maker's assets, and all of the obligations of the Maker relating to the Shares issuable upon conversion of this Note shall survive the conversion and termination of this Note and all of the covenants and agreements of the Maker shall inure to the benefit of the successors and assigns of the Holder.

    130. Governing Law. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, without regard to the choice of law principals thereof.

     IN WITNESS WHEREOF, DAWSON SCIENCE CORPORATION has caused this Note to be executed by its officer thereunto duly authorized.

ORIGINAL ISSUANCE DATE:  September 30, 1997

WITNESS:                           DAWSON SCIENCE CORPORATION



/s/ Andrew Lee                   By:  /s/ Zhi-Jian Wu
Name:   Andrew Lee                    Zhi-Jian Wu, President
Address:  43 Appleton Place           duly authorized
          Dobbs Ferry, NY  10522
          USA

                                      /s/ Zhi-Jian Wu
                                      Zhi-Jian Wu, individually,
                                      only with respect to
                                      Paragraph 2 hereof.


















                       NOTARIZATION



County:   New York
State:    New York

     On this 30th day of September, 1997, before me personally appeared Zhi-Jian Wu, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.



                                   /s/ Fanny Paulits
                                   Notary Public
                                   My Commission Expires:































                           EXHIBIT A

                      NOTICE OF CONVERSION


     To:   DAWSON SCIENCE CORPORATION

     1.   The undersigned hereby elects to convert the attached
Note into _____ shares of Common Stock of DAWSON SCIENCE
CORPORATION pursuant to the terms of the attached Note, and tenders herewith the Note for cancellation.

     2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below.

     3. The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. The undersigned further represents that such shares shall not be sold or transferred unless either (i) they first shall have been registered under applicable state securities laws or (ii) or an exemption from applicable state registration requirements is available.




                                        (Name)




                                        (Address)




                                        (Signature)




                                        (Date)



                             APPENDIX A
                      [For U.S. Residents Only]

An "Accredited Investor" within the meaning of Regulation D under the Securities Act of 1933 includes the following:

Organizations

     (1) A bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; insurance company as defined in section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that act; a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3 (21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

     (2)  A private business development company as defined in
Section 202(a)(22) of the Investment Advisers Act of 1940.

     (3)  A trust (i) with total assets in excess of $5,000,000,
(ii) not formed for the specific purpose of acquiring the Securities, (iii) whose purchase is directed by a person who, either alone or with his purchaser representative, has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the proposed investment.

     (4) A corporation, business trust, partnership, or an organization described in section 501(c)(3) of the Internal Revenue Code, which was not formed for the specific purpose of acquiring the Securities, and which has total assets in excess of $5,000,000.

Individuals


     (5) Individuals with income from all sources for each of the last two full calendar years whose reasonably expected income for this calendar year exceeds either of:

          (i)  $200,000 individual income; or
          (ii) $3 00,000 joint income with spouse.

NOTE:     Your "income" for a particular year may be calculated
by adding to your adjusted gross income as calculated for Federal income tax purposes any deduction for long term capital gains, any deduction for depletion allowance, any exclusion for tax exempt interest and any losses of a partnership allocated to you as a partner.

     (6)  Individuals with net worth as of the date hereof
(individually or jointly with your spouse), including the value of home, furnishings, and automobiles, in excess of $1,000,000.

     (7) Directors, executive officers or general partners of the Issuer.





























                        STOCK PLEDGE AGREEMENT


     PLEDGE AGREEMENT dated as of September 30, 1997, made by Zhi-Jian Wu, an individual whose address is c/o Dawson Science Corporation, 70 East 55th Street, 20th Floor, New York, New York 10022 (the "Stockholder"), in favor of Neolite Neon Co. Pty. Ltd. (the "Lender").

     WHEREAS, Dawson Science Corporation ("Obligor"), a Nevada corporation, is entering into a Loan and Security Agreement dated as of the date hereof with Lender pursuant to which Lender is extending credit to Obligor (the "Agreement"), as evidenced by that certain Convertible Promissory Note (the "Note") dated as of the date hereof in favor of the Lender;

     WHEREAS, the Stockholder has executed and delivered to the Lender a Guaranty Agreement (the "Guaranty Agreement"), dated as of the date hereof, pursuant to which the Stockholder has guaranteed the obligations of the Obligor to the Lender under the Agreement and the Note;

     WHEREAS, the Stockholder owns those shares of capital stock of Obligor identified on Exhibit I hereto;

     WHEREAS, the pledge hereunder is intended to secure the performance of the Stockholder's obligations to the Lender under the Guaranty Agreement;

     WHEREAS, to further secure Stockholder's Obligations to Lender under the Guaranty Agreement, Stockholder has pledged to Lender a portion of his ownership interest in Shenzhen Zhenghua
Group, Ltd.;

     WHEREAS, as a condition to the Lender entering into the Agreement and accepting the Note, and in consideration of all extensions of credit made and which may in the future be provided to Obligor by Lender, the Stockholder has agreed to execute and deliver the Guaranty Agreement and this Pledge Agreement;

     NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Stockholder hereby agrees for the benefit of the Lender as follows:

     4. Defined Terms. Unless otherwise defined herein, the following terms shall have the respective meanings set forth below:

          "Collateral" has the meaning specified in Section 2 hereof.

          "Event of Default" shall mean failure to pay or perform any of the Obligations when due, or an Event of Default under the Agreement or the Note.

          "Pledge Agreement" shall mean this Pledge Agreement, as it may be amended, supplemented or otherwise modified.

          "Obligations" shall mean (i) the prompt and complete payment and performance when due of all of the Stockholder's obligations under the Guaranty Agreement and the other instruments and documents relating to or evidencing obligations of Guarantor to Lender, whether as guarantor or otherwise (collectively, the "Credit Documents"); (ii) the prompt and complete payment and performance when due of any and all other indebtedness, liabilities and obligations of the Stockholder to the Lender, now existing or hereafter incurred, direct or indirect, absolute or contingent, secured or unsecured, matured or unmatured, joint or several, liquidated or unliquidated.

          "Pledged Stock" shall mean all of the shares of capital stock of Dawson Science Corporation listed on Exhibit I hereto and any stock, options or rights received by the Stockholder and subject to Section 3 hereof.

     5. Pledge. The Stockholder hereby (a) pledges, hypothecates, assigns and transfers to Brown, Rudnick, Freed & Gesmer, Counselors at Law, as escrow agent ("Escrow Agent"), all of the Pledged Stock to be held by Escrow Agent subject to the terms of that certain Escrow Agreement dated the date hereof between Lender, Stockholder and Escrow Agent ("Escrow Agreement"), and hereby grants to the Lender a lien on, and security interest in, the Pledged Stock and all proceeds thereof (which shall be a first lien) and (b) delivers to Escrow Agent the stock certificates evidencing the Pledged Stock identified on
Exhibit I hereto, together with appropriate undated stock powers duly executed in blank, all as collateral security for the payment and performance of the Obligations. All property at any time pledged to the Lender hereunder (whether described herein or not) and all income therefrom and proceeds thereof are herein sometimes collectively called the "Collateral".

     6. Dividends, Distributions, etc. If, while this Pledge Agreement is in effect, the Stockholder becomes entitled to receive or receives any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or issued in connection with any reorganization), option or rights, whether as an addition to, in substitution of, or in exchange for, any shares of Pledged Stock or otherwise, the Stockholder agrees to accept the same as agent for the Lender, to hold the same in trust on behalf of and for the benefit of the Lender and to deliver the same forthwith to the Escrow Agent in the exact form received, with the endorsement of the Stockholder when necessary and/or appropriate undated stock or other powers duly executed in blank, to be held by the Escrow Agent, subject to the terms of the Escrow Agreement, as additional collateral security for the Obligations. Any sums paid on or in respect of the Pledged Stock on the liquidation or dissolution of the issuer thereof shall be paid over to the Escrow Agent, to be held by the Escrow Agent, subject to the terms and conditions of the Escrow Agreement, as additional collateral security for the Obligations; and if any cash dividends or any other distribution is made on or in respect of the Pledged Stock or any property is distributed on or with respect to the Pledged Stock, the cash or other property so distributed shall be delivered to the Escrow Agent, to be held by the Escrow Agent, subject to the terms and conditions of the Escrow Agreement, as additional collateral security for the Obligations. All sums of money and property so paid or distributed in respect of the Pledged Stock that are received by the Stockholder shall, until paid or delivered to the Escrow Agent, be held by the Stockholder in trust as additional collateral security for the Obligations.

     7. Voting Rights. Prior to any sale of the Pledged Stock, the Stockholder shall be entitled to vote the Pledged Stock and to give consents, waivers and ratifications in respect thereof.

     8. Rights of the Lender. The Lender shall not be liable for failure to collect or realize upon the Obligations or any collateral security or guaranty thereof, or any part thereof, or for any delay in so doing, nor shall Lender be under any obligation to take any action whatsoever with regards thereto. Any or all shares of the Pledged Stock held by the Escrow Agent hereunder may, if an Event of Default has occurred and is continuing, and upon written notice by the Lender, be registered in the name of the Lender or its nominee, for the benefit of the Lender, and the Lender or its nominee may at any time thereafter, without notice, exercise all voting and corporate rights of any issuer of any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any shares of the Pledged Stock as if the Lender were the absolute owner thereof, including (without limitation) the right to exchange, at its discretion, any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other readjustment of any issuer of any such shares or upon the exercise by any such issuer or the Lender of any right, privilege or option pertaining to any shares of the Pledged Stock and, in connection therewith, to deposit and deliver any and all of the Pledged Stock with any committee, depository, transfer agent, registrar or other designated agency on such terms and conditions as the Lender may determine, all without liability except to account for property actually received by it, but the Lender shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

     9. Unconditional Obligations. The obligations and liabilities of the Stockholder hereunder shall not be conditioned or contingent upon the pursuit by the Lender or any other person at any time of any right or remedy against any other person that may be or become liable in respect of all or any part of the Obligations or against any collateral security or guaranty therefor or right of offset with respect thereto. This Pledge Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Stockholder until all of the Obligations have been fully satisfied and the Stockholder shall be free from any present or future obligations under the Credit Documents.

     10. Performance by Lender of Stockholder's Obligations. If the Stockholder fails to perform or comply with any of its agreements contained herein and the Lender, as provided for by the terms of this Pledge Agreement, itself performs or complies, or otherwise causes performance or compliance, with such agreement, the reasonable expenses of the Lender incurred in connection with such performance or compliance shall be borne and paid by the Stockholder on demand and until so paid shall be added to the principal amount of the Obligations and shall bear interest (calculated on the basis of a 360-day year for the actual days elapsed) from the date incurred until paid at the highest rate applicable to any of the Obligations.

     11. Remedies. If an Event of Default has occurred and is continuing, then, and in any such event, the Lender may exercise, in addition to all other rights and remedies granted to it in this Pledge Agreement and in any other Credit Document, all rights and remedies of a Lender under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, the Stockholder expressly agrees that in any such event, the Lender, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or on the Stockholder or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived, forthwith collect, receive, appropriate and realize on the Collateral, or any part thereof, and forthwith sell, assign, give option or options to purchase, contract to sell or otherwise dispose of and deliver the Collateral, or any part thereof, in one or more units, parcels, or lots at one or more public or private sales, at any exchange or broker's board or at any of the Lender's offices or elsewhere, on such terms and conditions as it may deem advisable and at such prices as it may deem appropriate, for cash or on credit or for future delivery without assumption of any credit risk, with the right to the Lender upon any such sale or sales, public or private, to purchase the whole or any part of said Collateral so sold. Any purchaser at any such sale or sales shall acquire the property sold absolutely free from any claim or right on the part of Stockholder, and Stockholder hereby waives (to the extent permitted by applicable law) all rights, redemptions, stays and appraisal rights which Stockholder now has, or may at any time in the future have, under any rule of law or statute now existing or hereafter enacted. The net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any and all of the Collateral or in any way relating to the rights of the Lender hereunder, including reasonable attorneys' fees and legal expenses, shall be applied to the payment of the Obligations in such order as the Lender may determine, and, after all of the Obligations have been paid in full and after payment of any other amount required by any provision of law, including (without limitation) Section 9-504(l)(c) of the Uniform Commercial Code, the balance (if any) of such proceeds shall be remitted to the Stockholder or as otherwise required by a court of competent jurisdiction. To the extent permitted by applicable law, the Stockholder waives all claims, damages and demands against the Lender arising out of the retention or sale of the Collateral unless resulting from such Lender's willful misconduct. The Stockholder agrees that the Lender need not give more than ten (10) days' notice (which notice shall be deemed given on the earlier of mailing or receipt) of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters. No notification need be given to the Stockholder if it has signed after default a statement renouncing or modifying any right to notification of sale or other intended disposition. The Lender may, without notice or publication, adjourn any public or private sale, or cause such sale to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which such sale is so adjourned. Stockholder shall remain liable for any deficiency if the net proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations.

     12. Representations and Warranties. The Stockholder represents and warrants to the Lender that:

          (a) the execution, delivery and performance of this Pledge Agreement, and the granting of liens pursuant hereto, and the Escrow Agreement have been duly authorized by all requisite action on its part, and do not require the consent of any party;

          (b) this Pledge Agreement and the Escrow Agreement have been duly executed and delivered by the Stockholder and are legal, valid and binding obligations, enforceable against the Stockholder in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally or by general principles of equity;

          (c) the Stockholder is the record and beneficial owner of, and has good and valid title to, the Pledged Stock described on Exhibit I hereto, and it will be owner of, and have such title to, all other Pledged Stock described in
     Section 3 hereof owned by it subject to no lien whatsoever (except the liens created hereby);

          (d)  all the shares of Pledged Stock described on
     Exhibit I hereto have been, and all shares of Pledged Stock described in Section 3 hereof will be, duly and validly issued for good and valuable consideration and are, or will be, fully paid and non-assessable; and

          (e) the pledge, assignment and delivery of the Pledged Stock described on Exhibit I hereto creates, and the delivery of any Pledged Stock described in Section 3 hereof will create, a valid lien on, and perfected security interest in, such Pledged Stock and the proceeds thereof, subject to no prior lien or option or any agreement purporting to grant to any third party a prior lien on the Stockholder's property or assets that would include such Pledged Stock.

     13. Covenants. The Stockholder covenants and agrees with the Lender that so long as any Obligations are outstanding:

          (a) it will, upon the Lender's written request, defend the Secured Parties' right, title and first priority security interest in and to the Pledged Stock and the proceeds thereof against the claims and demands of all persons whomsoever;

          (b) it will have or obtain promptly good title (subject to no lien whatsoever, except the liens created by this Pledge Agreement) to and right to pledge any other property at any time hereafter pledged to the Lender as collateral security hereunder and will likewise defend the Lender's right and title thereto and liens thereon;

          (c) it will not sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to any of the Collateral, nor will it create, incur or permit to exist any lien with respect to any of the Collateral, any interest therein or any proceeds thereof (except for the liens created by this Pledge Agreement); and

          (d) it will not vote to enable any issuer of any Pledged Stock, and will not otherwise agree to permit any issuer of any Pledged Stock, to merge or consolidate with, or into, any other corporation or issue any stock or other securities of any nature in addition to or in exchange or substitution for any Pledged Stock.

     14.  Sale of Collateral.

          (a) The Stockholder recognizes that the Lender may be unable to effect a public sale of any or all of the Pledged Stock by reason of certain prohibitions contained in the Securities Act and applicable state securities laws and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own accounts for investment and not with a view to the distribution or resale thereof. The Stockholder acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that the private (rather than public) nature of such sale shall be deemed to be commercially reasonable. The Lender shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

          (b) The Stockholder further agrees to do or cause to be done all such other acts and things required to be done by it to make such sale or sales of any portion or all of the Pledged Stock valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Stockholder's expense. The Stockholder further agrees that a breach of any of the covenants contained in this Section 11 will cause irreparable injury to the Lender, that the Lender has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 11 shall be specifically enforceable against the Stockholder, and the Stockholder hereby waives (to the extent permitted by applicable law) and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

     15. Further Assurances. The Stockholder agrees that at any time and from time to time, on the written request of the Lender, the Stockholder will execute and deliver such further documents and do such further acts and things as the Lender may reasonably request in order to effectuate the purposes of this Pledge Agreement.

     16. Limitation on Lender's Duty in Respect of Collateral. Beyond the safe custody thereof, the Lender shall not have any duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

     17. Notices. Except as otherwise specified herein, all notices, requests, demands or other communications related to this Pledge Agreement to or on the Stockholder or the Lender shall be in writing (including teletransmissions), and shall be given or made in accordance with the notice provisions set forth in the Agreement.

     18. Severability. Any provision of this Pledge Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     19. No Waiver, Cumulative Remedies. The Lender shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the Lender, and then only to the extent therein set forth. A waiver of any right or remedy hereunder on any occasion shall not be construed as a bar to any right or remedy that the Lender would otherwise have on any future occasion. No failure to exercise nor any delay in exercising, on the part of the Lender, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise of any right, power or privilege hereunder or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

     20. No Oral Modification, Successors, Governing Law. None of the terms or provisions of this Pledge Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Lender. This Pledge Agreement and all obligations of the Stockholder hereunder shall be binding on its successors and assigns and shall, together with the rights and remedies of the Lender hereunder, inure to the benefit of the Lender and its respective successors and assigns. This Pledge Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York (United States).

     21.  Submission to Jurisdiction, Waiver of Trial by Jury.

          (a) For purposes of any action or proceeding involving this Pledge Agreement or any other agreement or document referred to herein, the Stockholder hereby expressly submits to the jurisdiction of all federal and state courts located in the State of New York (United States) and consents that any order, process, notice of motion or other application to or by any of said courts or a judge thereof may be served within or without such court's jurisdiction by registered mail or by personal service, provided a reasonable time for appearance is allowed.

          (b) THE STOCKHOLDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE
     LAW) (i) ANY RIGHT HE MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS PLEDGE AGREEMENT OR ANY OTHER DOCUMENT OR AGREEMENT REFERRED TO HEREIN, AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY and (ii) ANY RIGHT TO CONTEST THE APPROPRIATENESS OF ANY ACTION BROUGHT WITHIN THE JURISDICTION MENTIONED IN PARAGRAPH (a) OF THIS SECTION 18 BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS.

     22. Fees and Expenses. Any and all reasonable fees, costs and expenses of whatever kind or nature, including the reasonable fees and legal expenses incurred by the Lender's counsel in connection with the payment or discharge of any taxes, counsel fees, maintenance fees, encumbrances or otherwise protecting, maintaining or preserving the Collateral, or in defending or prosecuting any actions or proceedings arising out of or related to the Collateral, shall be borne and paid by the Stockholder on demand and until so paid shall be added to the principal amount of the Obligations and shall bear interest (calculated on the basis of 360-day year for the actual days elapsed) from the date incurred until paid at the highest rate applicable to any of the Obligations.

     23. Termination. This Agreement shall terminate when all of the Obligor's obligations under the Agreement and the Note have been fully paid, and all of the Obligations have been fully paid, at which time Lender shall reassign and deliver to the Stockholder the Collateral, or such part thereof as shall not have been sold or otherwise applied by Lender pursuant to the terms hereof, and shall still be held by Escrow Agent under the Escrow Agreement, together with appropriate instruments of reassignment. Any such reassignment shall be without recourse to or warranty by Lender and at the expense of Stockholder.

     24. Counterparts. This Pledge Agreement may be executed in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     25.  Descriptive Headings.  The captions in this Pledge
Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

     IN WITNESS WHEREOF, the Stockholder has caused this Pledge
Agreement to be duly executed and delivered under seal as of the date first written above.


WITNESS:


/s/  Andrew Lee                    /s/ Zhi-Jian Wu
                                   Zhi-Jian Wu


COUNTY:   NEW YORK
STATE:    NEW YORK

     On this 30 of September, 1997, before me personally appeared
Zhi-Jian Wu, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.



                                   /s/ Fanny Paulits
                                   Name:
                                   Notary Public:

                                         [SEAL]






















                                                        EXHIBIT I

                          PLEDGED STOCK


Issuer              Class of Stock           Number of Shares

Dawson Science      Common Stock                    500,000
Corporation

Dawson Science      Convertible Preferred           200,000
Corporation         Stock





































                        ESCROW AGREEMENT


     ESCROW AGREEMENT dated as of September 30, 1997 among Zhi-Jian Wu, an individual whose address is c/o Dawson Science Corporation, 70 East 55th Street, 20th Floor, New York, New York 10022 ("Mr. Wu"), Neolite Neon Co. Pty. Ltd, whose address is 225 Queen Street, Beaconsfield 2015, Sydney, Australia ("Lender"), Dawson Science Corporation, whose address is 70 East 55th Street, 20th Floor, New York, NY 10022 (the "Borrower") and Brown, Rudnick, Freed & Gesmer, P.C. ("Escrow Agent").

     WHEREAS, Borrower, of which Mr. Wu is President and a principal stockholder, has entered into a Loan and Security Agreement of even date herewith with Lender ("Loan Agreement") and has issued Lender a Convertible Promissory Note of even date ("Note"), related to certain loans and extensions of credit provided by Lender to the Borrower under the terms and conditions set forth in the Loan Agreement (the Loan Agreement and the Note are hereafter collectively referred to as the "Loan Documents");

     WHEREAS, Mr. Wu has guaranteed the obligations of the Borrower to the Lender under the Loan Documents pursuant to a Guaranty Agreement of even date between Mr. Wu and Lender (the
"Guaranty Agreement");

     WHEREAS, in order to secure Mr. Wu's obligations under the Guaranty Agreement and Loan Documents to each Lender, Mr. Wu has executed a Stock Pledge Agreement, of even date, in favor of Lender, pursuant to which Mr. Wu has pledged capital stock of the Borrower (the "Pledged Shares");

     WHEREAS, the parties desire that the Escrow Agent hold the Pledged Shares in escrow in accordance with the terms hereof;

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     26. Borrower, Lender and Mr. Wu hereby designate and appoint Escrow Agent as the escrow agent for the purposes set forth herein, and hereby authorize and direct the Escrow Agent to hold the number of shares of Common Stock and Convertible Preferred Stock of the Borrower (along with executed blank stock powers) specified on Schedule I hereto (the "Shares"), pursuant to the terms set forth herein.


     27. The terms of this Escrow Agreement may be altered, amended, modified or revoked only by the written consent of Borrower, Lender, Mr. Wu and the Escrow Agent.

     28. Escrow Agent shall only disburse the Shares in accordance with written instructions, in form and substance satisfactory to Escrow Agent, jointly executed by Mr. Wu and Lender.

     29. In the event that a dispute arises among the parties involving any responsibility of the Escrow Agent hereunder, Escrow Agent shall continue to hold the Shares until it has been furnished with a statement in writing jointly signed by both Lender and Mr. Wu, instructing Escrow Agent as to the manner in which it is to dispose of the Shares. Upon receiving such statement, Escrow Agent shall dispose of the Shares pursuant to such statement and Borrower, Lender and Mr. Wu agree to hold Escrow Agent harmless from any liability or responsibility therefor. In the event that Escrow Agent is made a party, in respect to the Shares or any of its responsibilities hereunder, to any court action or arbitration proceedings, Escrow Agent shall make no disposition of the Shares, except as required by a court of competent jurisdiction, or by such arbitrators, and Borrower, Lender and Mr. Wu shall hold Escrow Agent harmless from and on account of any expenses which Escrow Agent may incur or become liable to pay because of any such proceedings and the holding of the Shares. In the event of a dispute as to the disposition of any of the escrowed documents, Escrow Agent may apply to any court of competent jurisdiction for a determination of the rights of the parties with respect thereto, and shall be relieved of any further liability on account hereof.

     30. Escrow Agent assumes no obligation or responsibility hereunder other than to make delivery of the Shares as provided above. Escrow Agent shall not be bound by any agreement or contract not expressly referenced herein, regardless of whether Escrow Agent has knowledge thereof. Borrower, Lender and Mr. Wu jointly and severally agree to assume liability for and do hereby agree to indemnify, protect, save and hold harmless Escrow Agent from and against any and all liabilities, obligations, losses, damages, claims, actions, suits, costs and expenses of whatever kind and nature, including attorneys' fees, imposed upon, incurred by or asserted against Escrow Agent in any way related to or arising out of this Escrow Agreement.

     31. It is expressly understood by all parties that Brown, Rudnick, Freed & Gesmer, P.C. acts as counsel to Borrower, and that neither anything contained in this Escrow Agreement nor Escrow Agent's execution hereof, shall in any way affect or require termination of such representation of Borrower.




     32. If the Escrow Agent reasonably requires other or further instruments in connection with this Escrow Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

     33. Any notice required or permitted hereunder shall be given in writing by registered or certified mail, at the addresses set forth below.

     34. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Loan Agreement.




























     EXECUTED as an instrument under seal as of the date first above written.

                                   MR. WU:


                                   /s/ Zhi-Jian Wu
                                   Zhi-Jian Wu

                                   Notice Address:

                                   c/o Dawson Science Corporation
                                   70 East 55th Street
                                   20th Floor
                                   New York, New York  10022

                                   BORROWER:


                                   DAWSON SCIENCE
                                   CORPORATION


                                   By:  /s/ Zhi-Jian Wu
                                        Zhi-Jian Wu, President

                                   Notice Address:

                                   70 East 55th Street
                                   20th Floor
                                   New York, New York  10022
                                   Attn.:  Zhi-Jian Wu, President

                                   LENDER:

                                   NEOLITE NEON CO. PTY. LTD.


                                   By:  /s/ L. Louback
                    [Company Seal] Name:     L. Louback
                                   Title:    Director

                                   Notice Address:

                                   225 Queen Street
                                   Beaconsfield 2015
                                   Sydney, Australia
                                   Attn:

                                   ESCROW AGENT:

                                   BROWN, RUDNICK, FREED
                                     & GESMER, P.C.


                                   By:  /s/ John G. Nossiff, Jr.
                                        John G. Nossiff, Jr.


                                   Notice Address:

                                   One Financial Center
                                   Boston, MA 02111
                                   Attn:  John G. Nossiff, Jr.


































                             SCHEDULE I

200,000 shares of Convertible Preferred Stock of Dawson Science
Corporation and 500,000 shares of Common Stock of Dawson Science
Corporation (along with blank stock powers, with signature guaranteed).











































                         GUARANTY AGREEMENT


                       W I T N E S S E T H :


     WHEREAS, Dawson Science Corporation ("Obligor"), a Nevada corporation, is entering into a Loan and Security Agreement dated the date hereof with Neolite Neon Co. Pty. Ltd. (the "Lender") pursuant to which certain loans and other extensions of credit have been and will be made by the Lender to Obligor (the "Credit Agreement") and, in connection therewith, is delivering to Lender a Convertible Promissory Note dated the date hereof (the "Note");

     WHEREAS, the undersigned, Zhi-Jian Wu (the "Guarantor"), is a principal stockholder and an officer of Obligor;

     WHEREAS, as a condition to entering into the Credit Agreement and the Note, and making advances thereunder, the Lender has required that Guarantor guarantee the full and prompt payment and performance of all obligations of Obligor to Lender, including, without limitation, obligations respecting all loans made under the Credit Agreement and the Note (the Credit Agreement and the Note are hereinafter collectively referred to as the "Loan Documents");

     WHEREAS, to secure his obligations to the Lender hereunder, the Guarantor has executed and delivered to the Lender a Stock
Pledge Agreement dated the date hereof under which he has pledged shares of Borrower to Lender;

     WHEREAS, to further secure his obligations to Lender hereunder, Guarantor has pledged to Lender a portion of his ownership interest in Shenzhen Zhenghua Group, Ltd.;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of any and all loans, advances, and extensions of credit now or hereafter made or extended by Lender to, for the account of or on behalf of Obligor pursuant to and under the Loan Documents and as an inducement for the Lender to make future loans, advances and extensions of credit to Obligor, Guarantor hereby unconditionally and absolutely guarantees to Lender the full and prompt payment and performance by Obligor of all obligations which Obligor now or hereafter may have to Lender, whether now existing or hereafter arising, including without limitation, all obligations which Obligor may now or hereafter have to Lender under the Loan Documents, as the same may be amended, extended, modified or renewed and the full and prompt payment when due, subject to any applicable grace period, of all principal, interest, charges and all other sums which Obligor may now or hereafter owe to Lender arising under the Loan Documents howsoever evidenced, whether secured or unsecured, and hereby agrees to indemnify Lender against any losses Lender may sustain and any expenses it may incur as a result of any default by Obligor under the Loan Documents, or as a result of the occurrence of any Event of Default under or as defined in the Loan Documents, and/or as the result of the enforcement or attempted enforcement by, or on behalf of, the Lender of any of its rights against the Guarantor hereunder.

     This Guaranty is a continuing, unconditional and absolute guaranty of payment and performance. The obligations of the Guarantor hereunder are primary, with no recourse necessary by Lender against the Obligor or any collateral given to secure the obligations guaranteed hereby prior to proceeding against the Guarantor hereunder. If for any reason any installment or any other sum or indebtedness now or hereafter owing by Obligor to Lender under the Loan Documents shall not be paid promptly when due, after the expiration of any applicable cure period, Guarantor will forthwith pay such sum to Lender, without regard to any counterclaim, set-off, deduction or defense of any kind which Obligor or Guarantor may have or assert, and without abatement, suspension, deferment or reduction on account of any occurrence whatsoever. The Guarantor hereby waives notice of and consents to all of the provisions of the Loan Documents, to any amendments thereof, to any actions taken thereunder, and to the execution by Obligor of the Loan Documents and of any other agreements, documents and instruments now or hereafter executed by Obligor in connection therewith. The Guarantor further waives the following: notice of incurring of indebtedness and obligations by Obligor; acceptance of this Guaranty by Lender; presentment and demand for payment, protest, notice of protest and notice of dishonor or non-payment of any instrument evidencing the indebtedness or obligations to Obligor; any right to require suit against Obligor or any other party before enforcing this Guaranty; any right to have security applied before enforcing this Guaranty; any right of subrogation to Lender's rights against Obligor until Obligor's indebtedness and obligations to Lender are paid in full; all defenses which might constitute a legal or equitable discharge of a surety or guarantor; and all other notices and demands otherwise required by law which the Guarantor may lawfully waive. Guarantor agrees that in the event this Guaranty is enforced by suit or otherwise, Guarantor will reimburse Lender upon demand for all expenses incurred in connection therewith, including without limitation, reasonable attorneys' fees and expenses.

     Guarantor's obligations hereunder shall not be released, discharged, terminated or impaired in any manner whatsoever, irrespective of the lack of any notice to or consent of the Guarantor, by any of the following: (a) new agreements or obligations of Obligor with or to Lender; (b) amendments, indulgences, extensions, modifications, renewals or waivers of default as to any existing or future agreements or obligations of Obligor or third parties with or to Lender, or extensions of credit by Lender to Obligor; (c) adjustments, compromises or releases of any obligations of Obligor, Guarantor or other parties, including any other guarantors, or exchanges, releases, dispositions or sales of any security of Obligor, Guarantor or other parties, including any other guarantors; (d) invalidity, irregularity, defect, or unenforceability, for any reason, of any provision of any of the Loan Documents, or of any instrument or writing, or of any security or other guaranty, or acts or omissions by Lender or Obligor; (e) failure to perfect any lien securing the obligations of Obligor, Guarantor or other parties, including any other guarantors; (f) interruptions in the business relations between Lender and Obligor; (g) voluntary or involuntary bankruptcy (including a reorganization in bankruptcy) of Obligor or entry of an order for relief against or with respect to the Obligor under Title 11 of the United States Code;
(h) composition, extension, moratoria or other forms of debtor relief granted to Obligor pursuant to law presently in force or hereafter enacted; (i) payment of any or all obligations and indebtedness of Obligor in the event such payment is invalidated or avoided by a trustee, custodian or receiver of Obligor; (j) the dissolution of Obligor; and (k) the reorganization, merger or consolidation of Obligor into or with another entity, corporate or otherwise, or the sale or disposition of all or substantially all of the capital stock, business or assets of Obligor to any other person or party.

     For the purposes of this Guaranty and indemnity, all sums owing to Lender by Obligor shall be deemed at Lender's election, and without notice, to have become immediately due and payable if Obligor defaults in any of its obligations or indebtedness to Lender after expiration of any applicable cure period, or if there shall occur an Event of Default as defined in any of the Loan Documents, and the Guarantor shall thereupon promptly pay Lender the entire amount of said indebtedness and obligations of Obligor, and Lender shall, after the expiration of any applicable cure period, be entitled to take any action deemed necessary or advisable to enforce this Guaranty, including, without limitation, the enjoining of any breach or threatened breach of this paragraph.

     Guarantor represents to Lender that after giving effect to this Guaranty and the transactions contemplated by the Loan Documents (and after taking into account all recoveries Lender is likely to realize from Obligor on Obligor's obligations to Lender): (i) the aggregate value of all of the assets and properties of the Guarantor, at a fair valuation, will be greater than the total amount which Guarantor is likely to be actually required to pay on claims, including contingent claims; (ii) the aggregate present fair saleable value of Guarantor's assets will be greater than the amount that will be required to pay Guarantor's probable liability on debts, including contingent liabilities, as they become absolute and mature; (iii) Guarantor has (and has no reason to believe that he will not have) sufficient capital for the conduct of his business; and (iv) Guarantor does not intend to incur, and does not believe that he has incurred, debts beyond his ability to pay as they mature.

     For purposes of any action or proceeding involving this Guaranty or the Agreements or any other agreement or document referred to therein, Guarantor hereby expressly submits to the jurisdiction of all federal and state courts located in the State of New York and consents that any order, process, notice of motion or other application to or by any of said courts or a judge thereof may be served within or without such court's jurisdiction by registered mail or by personal service.

     GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) (I) ANY RIGHT HE MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS GUARANTY OR THE AGREEMENTS AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY AND (II) ANY RIGHT TO CONTEST THE APPROPRIATENESS OF ANY ACTION BROUGHT IN ANY COURT WITHIN THE JURISDICTION MENTIONED IN THE PRECEDING PARAGRAPH BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE AND FORUM NON CONVENIENS.

     This Guaranty and all terms and conditions hereof shall be binding upon Guarantor, its successors and assigns, and shall inure to the benefit of Lender and its successors and assigns. Legal rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of New York. Wherever the context so requires herein, the singular number includes the plural, and the plural number includes the singular.



     IN WITNESS WHEREOF, Guarantor has executed this instrument this 30 day of September, 1997.

WITNESS:


/s/ Andrew Lee                         /s/Zhi-Jian Wu
Name:     Andrew Lee                   Name:     Zhi-Jian Wu
Address:  48 Appleton Pl.
          Dobbs Ferry, NY  10522
          U.S.A.


COUNTY:   New York
STATE:    New York

     On this 30 of September, 1997, before me personally appeared
Zhi-Jian Wu, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.


                                  /s/ Fanny Paulits
                                  Name:
                                  Notary Public

                                          [SEAL]

















Exhibit 10.9

                       GRID PROMISSORY NOTE


US$1,000,000.00                                New York, New York
                                                     July 3, 1997


          FOR VALUE RECEIVED, DAWSON SCIENCE CORPORATION, a Nevada corporation (the "Borrower"), promises to pay to the order of WHARTON CAPITAL PARTNERS, LTD., a New York corporation (the "Lender"), at its address located at 545 Madison Avenue, New York, New York 10022, or at such other address as to which the Lender shall give written notice to the Borrower, in lawful money of the United States of America and in immediately available funds, the sum of One Million Dollars (US$1,000,000.00) or the aggregate outstanding amount of all loans made by the Lender to the Borrower from the date hereof through April 2, 1998, as conclusively evidenced by written endorsement with respect thereto by any officer of the Lender on the schedule hereto annexed as Exhibit A, whichever is less; provided, however, that the Lender's failure to make such notation with respect to any loan described herein shall not limit or otherwise affect any obligation of the Borrower with respect to payments of principal and interest hereunder. The Borrower further promises to pay interest at such address, in like money, from the date hereof on the outstanding principal amount owing hereunder as set forth herein.

          Payment of principal on any loans hereunder
(regardless of when made) shall be due and payable in full on April 2, 1998 or on such earlier date on which the principal balance is due by reason of acceleration or otherwise (the
"Maturity Date").

          Interest on the outstanding principal balance under this Grid Promissory Note shall accrue at the rate of 8% per annum. Interest hereunder shall accrue daily on the basis of a 360-day year and for the actual number of days elapsed. Payments of interest hereunder shall be due and payable on the first business day of each calendar month, with the first such payment due on August 1, 1997 and the final payment due and payable on the Maturity Date.

          Any overdue amount hereunder shall bear interest at a rate per annum equal to 10% on the amount overdue or on the entire unpaid balance of principal and interest outstanding under any loans hereunder, including accrued interest, if it has been accelerated. In no event, however, shall interest hereunder exceed the maximum rate allowed under applicable law.

          This Grid Promissory Note may be prepaid in whole or in part without penalty. Any such prepayment shall be applied first to interest and then to principal installments due in inverse order of maturity.

          To induce the Lender loan funds hereunder, the Borrower represents and warrants to the Lender that:

          (a) The Borrower and each of its subsidiaries (the "Subsidiaries") (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a material adverse effect on the condition (financial and otherwise) of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect"), and (d) has the power and authority to execute, deliver and perform its obligations under this Grid Promissory Note, the Pledge Agreement (as defined below) and each other agreement or instrument contemplated hereby and thereby (collectively, the "Loan Documents") to which it is or will be a party, and to borrow hereunder.

          (b) The execution, delivery and performance by the Borrower of each of the Loan Documents and any borrowings hereunder (collectively, the "Transactions") (a) have been duly authorized by all requisite corporate and, if required, stockholder action, and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any Subsidiary, (B) any order of any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body (collectively, "Governmental Authority"), or (C) any provision of any indenture, agreement or other instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any lien or encumbrance upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary.

          (c) This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan
Document when executed and delivered by the Borrower will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

          (d) No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except such as have been made or obtained and are in full force and effect. The Borrower has made, or promptly after the execution hereof will make, all public disclosures required under applicable law (including applicable securities laws) in connection with this Grid Promissory Note and the transactions contemplated hereby.

          (e) Each of the Borrower and the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are held free and clear of all liens, encumbrances and defects.

          (f) (i) There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the best knowledge of the Borrower after due inquiry, threatened against or affecting the Borrower or any Subsidiary or any business, property or rights of any such person
(A) which involve any Loan Document or any Transaction (B) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, result in a Material Adverse Effect.

          (ii) Neither the Borrower nor any of the Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could result in a Material Adverse Effect.

          (g) Each of the Borrower and the Subsidiaries has filed or caused to be filed all Federal, state, local and foreign tax returns required to have been filed by it and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, except taxes that are being contested in good faith by appropriate proceedings under applicable law and for which the Borrower shall have set aside on its books adequate reserves.

          (h) No information, report, financial statement, exhibit or schedule furnished by or on behalf of the Borrower to the Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading.

          Loans, if any under this Grid Promissory Note, may be made from time to time as and in amounts determined in the sole discretion of the Lender after receipt of a written request from the Borrower to make such loans; provided, that (a) the Lender shall be under no obligation to make any loans hereunder, (b) the aggregate principal amount which may be borrowed hereunder shall not exceed US$1,000,000.00 and (c) the giving by the Borrower of a written request for a loan hereunder shall constitute the remaking by the Borrower of all of the representations and warranties set forth herein as of and on such date.

          Upon the making of the first loan hereunder, the Borrower shall issue and deliver to the Lender a number of shares of the Borrower's common stock as equals US$500,000.00 divided by the market price (or if there is then no market price, the fair market value as determined jointly between the Borrower and the Lender) of such common stock on the date of such loan and as further agreed to and described in Exhibit B attached hereto. Such shares shall be deemed a facility fee.

          The proceeds of any loans hereunder are to be used by the Borrower solely for working capital purposes (and only for the Borrower's United States' operations and for payment of certain obligations to Price Waterhouse LLP, Hong Kong), to retain the Borrower's United States' legal counsel and the United States and Hong Kong offices of Price Waterhouse LLP as the Borrower's United States' independent public accountants, to pay fees and related expenses relating to the preparation and filing of a registration statement on Form 10 and listing of the Company's common stock for trading on The Nasdaq Stock Market, Inc. or American Stock Exchange.

          This Grid Promissory Note is the "Note" referred to in that certain Pledge and Security Agreement, dated as of the date hereof, between the Borrower and the Lender, as the same may be amended, modified or supplemented from time to time in accordance with its terms (the "Pledge Agreement"), and is subject to the terms and conditions set forth therein, which terms and conditions are incorporated herein by reference.

          If any payment under this Grid Promissory Note becomes due and payable on a Saturday, Sunday or a legal bank holiday under the laws of the State of New York, the maturity thereof shall be extended to the next succeeding business day and interest thereon shall be payable at the rates set forth above during such extension.

          The whole of the principal sum hereunder and accrued interest thereon shall become due at the option of the Lender, on demand, upon the occurrence of any "Event of Default" under the Pledge Agreement.

          Presentment for payment, notice of dishonor, protest, and notice of protest are hereby waived.

          The Borrower agrees to pay all reasonable costs including all reasonable attorneys' fees and disbursements incurred by the Lender in collecting or enforcing payment of this Grid Promissory Note in accordance with its terms.

          This Grid Promissory Note may be modified or cancelled only by the written agreement of the Borrower and the Lender.

          No delay or failure on the part of the Lender in exercising any of its options, powers or rights, nor any partial or single exercise of its options, powers or rights shall constitute a waiver thereof or of any other option, power or right, and no waiver on the part of the Lender of any of its options, powers or rights shall constitute a waiver of any other option, power or right.

          This Grid Promissory Note and the rights and obligations of the Borrower and the Lender hereof shall be governed by and construed in accordance with the laws of the State of New York.

THE BORROWER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN
ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS GRID PROMISSORY NOTE AND AGREES THAT ANY SUCH PROCEEDING MAY, IF THE LENDER SO ELECTS, BE BROUGHT AND ENFORCED IN THE SUPREME COURT OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND THE BORROWER HEREBY WAIVES ANY OBJECTION TO JURISDICTION OR VENUE IN ANY SUCH PROCEEDING COMMENCED IN ANY OF SUCH COURTS. THE BORROWER FURTHER AGREES THAT ANY PROCESS REQUIRED TO BE SERVED ON IT FOR PURPOSES OF ANY SUCH PROCEEDING MAY BE SERVED ON IT, WITH THE SAME EFFECT AS PERSONAL SERVICE ON IT WITHIN THE STATE OF NEW YORK, BY REGISTERED MAIL ADDRESSED TO IT AT ITS ADDRESS FOR PURPOSES OF NOTICES AS PROVIDED IN THE CREDIT AGREEMENT.

          If this Grid Promissory Note is lost, stolen, mutilated or otherwise destroyed, the Borrower shall execute and deliver to the Lender a new grid promissory note containing the same terms, and in the same form, as this Grid Promissory Note. In such event, the Borrower may require the Lender to deliver to the Borrower an affidavit of lost instrument and customary indemnity in respect thereof as a condition to the delivery of any such new grid promissory note.

          IN WITNESS WHEREOF, the Lender has caused this Grid
Promissory Note to be duly executed and delivered as of the day and year first set forth above.


                         DAWSON SCIENCE CORPORATION


                         By:   /s/ Wu Zhi Jian
                             Name: Wu Zhi Jian



ATTEST:


 /s/ John Seeto
 John Seeto














                             EXHIBIT B
















































                          EXHIBIT A


   GRID PROMISSORY NOTE ISSUED BY DAWSON SCIENCE CORPORATION
                       DATED JULY 3,1997


                            SCHEDULE
                                OF
                 ADVANCES AND PAYMENTS OF PRINCIPAL


                          Date of       Amount of
Date of        Amount    Repayment      Repayment      Notation
Advance        Advance   Prepayment     Prepayment     Made by


































                        Exhibit B


     The Borrower will file a registration statement (the "Registration Statement") with the Securities and Exchange commission to register such number of shares of Borrower's common stock (the "Shares'') as are to be issued and delivered to the Lender as a facility fee pursuant to the attached Grid Promissory Note (the "Note") and will use its best efforts to have such Registration Statement declared effective by October 2, 1997. If such Registration Statement is not declared effective by October 2, 1997, the Borrower shall promptly pay to the Lender, as liquidated damages and not a penalty, an amount in cash or free trading shares of Borrower common stock (based upon the closing bid price of the common stock on July 7, 1997) as equals 2.5% of the principal balance outstanding under the Note. Such 2.5% amount shall he paid to the Lender on the second day of each month after October 1997 until such time as the Registration Statement is declared effective by the Securities and Exchange Commission.

     Wharton agrees not to sell the Shares until October 1, 1997, and thereafter, as set forth below:

          (a)  from October 2, 1997 until December 31, 1997,
Wharton may sell 33.4% of the Shares;

          (b)  from January 1, 1998 until March 30, 1998,
Wharton may sell 66% of the Shares; and

          (c) after March 30, 1998, Wharton may sell 100% of the Shares.

     Notwithstanding anything to the contrary contained in the Grid Promissory Note, the Shares shall not he delivered to the Lender until later to occur of (a) October 2, 1997 and (b) the date that the Registration Statement is declared effective by the Commission.









Exhibit 23.1


      CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





Integrated Transportation Network Group Inc.
New York, New York




          We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated January 30, 1998, except for Note 1 which is as of
     , 1998, relating to the consolidated financial statements of Integrated Transportation Network Group Inc. and subsidiaries, which is contained in that Prospectus.

          We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                        /s/ BDO Binder
                                        BDO Binder


March 12, 1988














Exhibit 27.1


This schedule contains summary financial information extracted from the financial statements of Integrated Transportation
Network Group Inc. and subsidiaries and is qualified in its entirety by reference to such financial statements.


     DOCUMENT
     TYPE                                    EX-27.1
     DESCRIPTION                             Art 5 FDS
     TEXT                                    For S-1


     ARTICLE                                 5

     MULTIPLIER                              1,000
     CURRENCY                                US$

     FISCAL YEAR-END                         12-31-97
     PERIOD-START                            12-31-97
     PERIOD-END                              1-1-97
     PERIOD TYPE                             YEAR

     CASH                                               4723
     SECURITIES                                           --
     RECEIVABLES                                         786
     ALLOWANCES                                         <67>
     INVENTORY                                            97
     CURRENT-ASSETS                                       --
     PP&E                                               2185
     DEPRECIATION                                      <822>
     TOTAL-ASSETS                                      55954
     CURRENT-LIABILITIES                                  --
     BONDS                                                --
     PREFERRED-MANDATORY                                  --
     PREFERRED                                            --
     COMMON                                               60
     OTHER-SE                                          30121
     TOTAL-LIABILITY-AND-EQUITY                        55954
     SALES                                             12538
     TOTAL-REVENUES                                    12538
     CGS                                                  --
     TOTAL-COSTS                                        5132
     OTHER-EXPENSES                                       --
     LOSS-PROVISION                                       --
     INTEREST-EXPENSE                                    726
     INCOME-PRETAX                                      6680
     INCOME-TAX                                          457
     INCOME-CONTINUING                                  6223
     DISCONTINUED                                         --
     EXTRAORDINARY                                        --
     CHANGES                                              --
     NET-INCOME                                         5886
     EPS-BASIC                                           .97
     EPS-DILUTED                                         .97

/TABLE
/TEXT
/DOCUMENT
/SUBMISSION